UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.                )

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THE HOWARD HUGHES CORPORATION
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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One Galleria Tower 13355 Noel Road, 22nd Floor Dallas, Texas 75240

Letter from Our Chairman
Dear Fellow Stockholders:

You are cordially invited to attend the 2019 Annual Meeting of Stockholders of The Howard Hughes Corporation. We will hold the meeting at 9:00 a.m., local time, on Thursday, May 16, 2019, at Pier 17 Green Room, located at Pier 17, 89 South Street, 3rd Floor, New York, New York 10038. Enclosed you will find a notice setting forth the items that we expect to address during the meeting and our Proxy Statement.

I would like to personally thank you for your continued investment in The Howard Hughes Corporation. We look forward to welcoming many of you to our annual meeting. It is important that your shares be voted at the meeting in accordance with your preference. Your vote is important to us. Even if you do not plan to attend the meeting in person, we hope that your votes will be represented at the meeting by filling out, signing, dating and returning your proxy card or voting by using the available internet or telephone voting procedures.

Sincerely,

William A. Ackman Chairman of the Board of Directors

April 4, 2019

One Galleria Tower
13355 Noel Road, 22nd Floor
Dallas, Texas 75240

Notice of 2019 Annual Meeting of Stockholders

Thursday, May 16, 2019	9:00 a.m., local time	Pier 17 Green Room 89 South Street, 3rd Floor New York, NY 10038

ITEMS OF BUSINESS

1 2 3 4	Election to our Board of Directors of the 9 director nominees named in the attached Proxy Statement for a one-year term

An advisory vote to approve executive compensation (Say-on-Pay)

Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for
2019

Transaction of such other business as may properly come before our 2019 Annual Meeting of Stockholders

RECORD DATE

The record date for the determination of the stockholders entitled to vote at our 2019 Annual Meeting of Stockholders, or any adjournments or postponements thereof, was the close of business on March 21, 2019.

Your vote is important to us. Please exercise your stockholder right to vote.

By Order of the Board of Directors,

Peter F. Riley Senior Executive Vice President, Secretary and General Counsel

April 4, 2019

Important Notice Regarding the Availability of Proxy Materials for our Annual Meeting
to Be Held on May 16, 2019

Our Proxy Statement, 2018 Annual Report to Stockholders and other materials are available on our website at www.proxyvote.com

Proxy Summary

This summary highlights certain information from our Proxy Statement for the 2019 Annual Meeting of Stockholders. You should read the entire Proxy Statement carefully before voting.

2019 ANNUAL MEETING INFORMATION

Thursday, May 16, 2019	9:00 a.m., local time	Pier 17 Green Room 89 South Street, 3rd Floor New York, NY 10038
Record date March 21, 2019	Admission Photo identification and proof of ownership as of the record date are required to attend the Annual Meeting

For additional information about our Annual Meeting, see "Questions and Answers Regarding This Proxy Statement and The Annual Meeting."
MATTERS TO BE VOTED ON AT OUR 2019 ANNUAL MEETING

Proposal		Board Recommendation	Page
1	Election of directors	✓ FOR each director nominee	27

2	Advisory vote to approve executive compensation (Say-on-Pay)	✓ FOR	32

3	Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2019	✓ FOR	33

Proxy Statement for the 2019 Annual Meeting of Stockholders   /  1

PROXY SUMMARY

DIRECTOR NOMINEES

					Committee Memberships

Name	Age	Director Since	Independent	Principal Occupation	Audit	Compensation	Nominating & Corporate Governance	Risk	Other Current Public Company Boards
William Ackman	52	2010	✓	Chief Executive Officer and Portfolio Manager of Pershing Square Capital Management, L.P.					• None

Adam Flatto	56	2010	✓	Chief Executive Officer and President of The Georgetown Company					• None

Jeffrey Furber	60	2010	✓	Chief Executive Officer of AEW Capital Management, L.P. and Chairman of AEW Europe					• Stag Industrial

Beth Kaplan	61	2017	✓	Managing Partner of Axcel Partners, LLC					• Meredith Corporation

Allen Model	73	2010	✓	Treasurer and Vice Chairman of Overseas Strategic Consulting, Ltd.					• None

R. Scot Sellers	62	2010	✓	Former Chief Executive Officer of Archstone					• None

Steven Shepsman	66	2010	✓	Executive Managing Director of New World Realty Advisors					• Spirit MTA REIT

Mary Ann Tighe	70	2011	✓	Chief Executive Officer of CBRE's New York Tri-State Region					• None

David Weinreb	54	2010	✘	Chief Executive Officer of The Howard Hughes Corporation					• None

Meetings in 2018: 6					11	6	4	4

Chair	Member	Financial Expert	Chairman of the Board

Director Diversity

2  \  The Howard Hughes Corporation - investor.howardhughes.com

PROXY SUMMARY

See "Proposal No. 1 – Election of Directors" for more information.

GOVERNANCE HIGHLIGHTS

The Board of Directors (the "Board") and management believe that good corporate governance promotes accountability to stockholders, enhances investor confidence in The Howard Hughes Corporation (the "Company") and supports long-term value creation. The Company has implemented and fostered a culture of good corporate governance, which includes the following:

✓	None of our director nominees serve on an excessive number of boards	✓	Each committee of the Board has a published charter that is reviewed annually
✓	A majority of executive pay is tied to performance-based and long-term equity incentives	✓	Each committee of the Board is 100% comprised of independent directors
✓	The Board follows Corporate Governance Guidelines	✓	The Board and each of its committees meet regularly and frequently without management present

See "Matters Related to Corporate Governance, Board Structure, Director Compensation and Stock Ownership" for more information.

Proxy Statement for the 2019 Annual Meeting of Stockholders   /  3

PROXY SUMMARY

EXECUTIVE COMPENSATION HIGHLIGHTS

The Compensation Committee of the Board seeks to align the executive compensation program with the Company's business strategy to attract, retain and engage the talent we need to compete in our industry, and to align management with stockholders' interest. The table below highlights key aspects of our executive compensation program and practices.

✓

A compensation recovery policy designed to prevent misconduct by any executive officers

✓

No single-trigger change-in-control for severance pay and benefits

✓

Five-year vesting period for the performance-based component of long-term equity awards

✓

A substantial portion of our long-term equity awards contain meaningful performance hurdles to achieve full vesting (100% of our CEO's long-term equity awards are subject to performance hurdles)

✓

Non-employee directors and executive officers are subject to stock ownership guidelines

✓

No tax gross-ups in executive employment agreements or incentive plan

✓

A general prohibition against short sales; investing in publicly traded options; hedging; pledging and margin accounts; and limit orders, in each case, involving Company securities

4  \  The Howard Hughes Corporation - investor.howardhughes.com

PROXY SUMMARY

HHSUSTAINABILITY

Inheriting the visionary legacy of our namesake, we have an unrelenting focus on building for the future.

With our commitment to creating long-term value, we recognize our responsibility and role in managing risks related to real estate's impact on the environment and society, as well as in helping provide solutions to the emerging challenges facing us today.

In 2017 we embarked on a portfolio-wide Sustainability Program to develop formalized policies, programs, metrics and measures to assess and accelerate our Environmental, Social and Governance ("ESG") performance. By prioritizing sustainability, it is our hope to enhance the quality of living for our stakeholders, lessen our company's environmental footprint and decrease operational expenses through a number of sustainability-related initiatives.

We have memorialized our stewardship and commitment to sustainability with our first ESG Review which we posted on our website in December 2018. The review outlines how we will continue to integrate ESG values and policies into our business. To learn more about how we track and measure our success in this area, please visit:

https://www.howardhughes.com/hhsustainability.

ESG Principles

Environmental

We are committed at the core of our operations to reducing our portfolio's environmental footprint, and to embedding sustainability at its full value into our overall strategy.

Social

We are dedicated to fostering thriving and diverse neighborhoods, employees and vendors through authentic initiatives and purposeful policies.

Governance

We hold ourselves to the highest standards across our organization, honoring our commitments while challenging our thinking to stay ahead of the curve.

ESG Core Values

Operational Excellence

(Environmental)
Implementing sustainability throughout our operations by lowering our carbon footprint, reducing our expenses and increasing the effectiveness of our operations.

Community-Focused Philanthropy

(Social)
Supporting our neighborhoods through charitable giving and volunteerism is central to our corporate responsibility strategy.

A Safe, Healthy and Diverse Workplace

(Health & Well-being)
Attracting and retaining the best talent means providing a stable work environment that keeps our employees and stakeholders feeling secure, healthy and engaged.

Sustainable Return

(Financial)
Integrating ESG principles into our investment strategy is key to achieving sustained value and excellence.

Ethical Leadership

(Governance)
We hold ourselves to the highest standards of transparency and ethics, which ensures we remain accountable to our shareholders, employees and customers.

Sustainability Goals

Transform the Footprint of Our Properties

(Environmental)
We want the communities and properties we build and invest in to reflect our commitment to sustainability and reduce our environmental impact.

Build Thriving Neighborhoods

(Social)
We strive to support the local culture of our diverse communities, honor their history and actively integrate ourselves into their social fabrics.

Deepen Diversity Across Our Business

(Health & Well-being)
A commitment to greater diversity will have a positive impact across everything we do, from employment and vendor relationships to community involvement and charitable giving.

Pursue Resilient Returns on Investment

(Financial)
To create value by increasing the resiliency and sustainability of our properties.

Lead Collaboratively and Transparently

(Governance)
To share our continuous ESG progress with our stakeholders in an ethical and collaborative way, which ensures we remain accountable.

Proxy Statement for the 2019 Annual Meeting of Stockholders  /  5

Proxy Statement for Annual Meeting of Stockholders to Be Held on May 16, 2019

QUESTIONS AND ANSWERS REGARDING THIS PROXY STATEMENT AND THE ANNUAL MEETING

Why did I receive proxy materials in the mail?

The Company has elected to provide access to its proxy materials through the mail. These materials are being provided in connection with the solicitation of proxies by the Board for use at the Company's 2019 annual meeting of stockholders or any postponement or adjournment thereof (the "Annual Meeting"). Accordingly, the Company sent a proxy materials on or about April 4, 2019 to stockholders entitled to notice of, and to vote at, the meeting.

All stockholders will have the ability to access the proxy materials on the website referred to in the Notice or request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials over the Internet or to request a printed copy may be found in the Notice. In addition, stockholders may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis. The Company encourages stockholders to take advantage of the availability of the proxy materials on the Internet.

You are invited to attend the Annual Meeting and are requested to vote on the proposals described in this Proxy Statement. The Annual Meeting will be held at 9:00 a.m., local time, on Thursday, May 16, 2019, at Pier 17 Green Room, 89 South Street, 3rd Floor, New York, NY 10038.

How can I get electronic access to the proxy materials?
The Company's proxy materials are available on the Company's website at www.howardhughes.com under the Investors tab.
What is included in the proxy materials?
The proxy materials include:

•

the Company's Notice of the Annual Meeting;

•

this Proxy Statement for the Annual Meeting;

•

the Company's 2018 Annual Report to Stockholders; and

•

a proxy card (for stockholders of record) or a voting instruction form (for beneficial owners) for the Annual Meeting.

6  \  The Howard Hughes Corporation - investor.howardhughes.com

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 16, 2019

Who is entitled to vote at the Annual Meeting?
Holders of Company common stock at the close of business on March 21, 2019 are entitled to receive notice of, and to vote their shares at, the Annual Meeting. On March 21, 2019, there were 43,335,898 shares of Company common stock outstanding and entitled to vote at the Annual Meeting. Each share of common stock is entitled to one vote on each matter properly brought before the Annual Meeting.
If your shares are registered in your name with the Company's transfer agent, Computershare Trust Company, N.A., you are considered a "stockholder of record." If your shares are held in an account with a broker, bank or other nominee, you are considered the "beneficial owner." As the beneficial owner, you have the right to direct your broker, bank or other nominee on how to vote your shares.
How do I vote?

How to Vote
Your vote is important. Please vote as soon as possible by one of the methods shown below.

In person at the Annual Meeting
All stockholders of record may vote in person at the Annual Meeting. You can request a ballot at the Annual Meeting. You may also be represented by another person at the Annual Meeting by executing a proper proxy designating that person. If you are a beneficial owner of shares, you must obtain a legal proxy from your broker, bank or other holder of record and present it to the inspector of election with your ballot to be able to vote at the Annual Meeting.

By telephone
All stockholders of record may vote their shares by calling 1-800-690-6903 toll-free. Submit your vote by telephone until 11:59 p.m. ET on May 15, 2019. Have your proxy card available and follow the instructions provided by the recorded message to vote your shares. If you are a beneficial owners of shares, you may vote your shares by telephone by following the instructions send to you by your broker, bank or other record holder.

By Internet
All stockholders of record may vote their shares online at www.proxyvote.com. Use the Internet to transmit your voting instructions until 11:59 p.m. ET on May 15, 2019. Have your proxy card available and follow the instructions on the website to vote your shares. If you are a beneficial owner of shares, you may vote your shares online by following the instructions sent to you by your broker, bank or other record holder.

By mail
All stockholders of record may vote their shares at the Annual Meeting by signing, dating and returning the enclosed proxy card in the postage paid envelope. If you are a beneficial owner of shares, you may vote your shares by mail by following the instructions sent to you by your broker, bank or other record holder.

Internet and telephone voting for stockholders of record will be available 24 hours a day, and will close at 11:59 p.m. Eastern Time on May 15, 2019. The availability of internet and telephone voting for beneficial owners will depend on the voting processes of your broker, bank or other holder of record. You should follow the voting instructions in the materials provided to you by your broker, bank or other holder of record. If you vote on the internet or by telephone, you do not have to return a proxy card or voting instruction form. If you are located outside the U.S. and Canada, please use the internet or mail voting procedures. Your vote is important. Your timely response may save us the expense of attempting to contact you again.

Proxy Statement for the 2019 Annual Meeting of Stockholders   /  7

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 16, 2019

What is householding and how does this affect me?

We have adopted a procedure approved by the Securities and Exchange Commission ("SEC") called "householding." Under this procedure, registered stockholders, who have the same address and last name and who receive paper copies of the proxy materials in the mail, will receive only one copy of our proxy materials. This consolidated method of delivery will continue unless one or more of these stockholders notifies us that they would like to receive individual copies of proxy materials. This procedure reduces our printing costs and postage fees. If a stockholder of record residing at such address wishes to receive separate proxy materials in the future, he or she may contact The Howard Hughes Corporation, One Galleria Tower, 13355 Noel Road, 22nd Floor, Dallas, Texas 75240, Attention: Investor Relations.
What can I do if I change my mind after I submit my proxy?
If you are a stockholder of record, you can revoke your proxy prior to the completion of voting at the Annual Meeting by:

•

delivering written notice revoking your proxy to the Corporate Secretary at the Company's address set forth above;

•

timely delivering a new, later-dated proxy using one of the methods described above; or

•

voting in person at the Annual Meeting.

If you are a beneficial owner of shares, you may submit new voting instructions by contacting your broker, bank or other nominee. You may also vote in person at the Annual Meeting if you obtain a legal proxy from your broker, bank or other nominee.

What shares are included in my proxy?

If you are a stockholder of record, you will receive one proxy card for all of your shares that are registered in your name with the Company's transfer agent. If you are a beneficial owner of shares, the voting instructions you receive from your broker, bank or other nominee will indicate the number of shares of Company common stock held by them on your behalf. If you received more than one proxy card or voting instructions, then your shares are likely registered in more than one name with the Company's transfer agent and/or held in more than one account with your broker, bank or other nominee. Please complete, sign, date and return each proxy card and/or voting instructions to ensure that all of your shares are voted.
What happens if I do not give specific voting instructions?

All properly executed proxies, unless revoked as described above, will be voted at the Annual Meeting in accordance with your instructions. If a properly executed proxy gives no specific instructions, then the proxy holders will vote your shares in the manner recommended by the Board on all matters presented in this Proxy Statement and as the proxy holders may determine in their discretion with respect to any other matters properly presented for a vote at the Annual Meeting.

If you are a beneficial owner of shares and do not provide your broker, bank or other nominee with specific voting instructions, then under the rules of the New York Stock Exchange (the "NYSE"), they may only vote on matters for which they have discretionary power to vote. If your broker, bank or other nominee does not receive instructions from you on how to vote your shares and they do not have discretion to vote on the matter, then the broker, bank or other nominee will inform the inspector of election that it does not have the authority to vote on the matter with respect to your shares.

Your broker, bank or other nominee will not be permitted to vote on your behalf on the election of directors; the advisory vote on executive compensation; and other matters to be considered at the Annual Meeting, unless you provide specific instructions by completing and returning a properly executed proxy or following the instructions provided to you to vote your shares. For your vote to be counted, you need to communicate your voting decisions to your broker, bank or other nominee before the date of the Annual Meeting.

8  \  The Howard Hughes Corporation - investor.howardhughes.com

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 16, 2019

What constitutes a quorum?
A majority of the outstanding shares of common stock must be present, in person or by proxy, to constitute a quorum at the Annual Meeting.

Abstentions and "broker non-votes" are counted as present and entitled to vote for purposes of determining a quorum. A "broker non-vote" occurs when a broker, bank or other nominee holding shares for a beneficial owner does not vote on a particular proposal because that holder does not have discretionary voting power for that particular matter and has not received voting instructions from the beneficial owner.
Who can attend the Annual Meeting?

The Annual Meeting is open to all holders of the Company's common stock. Each stockholder is permitted to bring one guest. No cameras, recording equipment, large bags, briefcases or packages will be permitted in the Annual Meeting, and security measures will be in effect to provide for the safety of attendees.
What will the stockholders vote on at the Annual Meeting, what are the voting requirements for each of the matters to be voted on at the Annual Meeting and what are the Board's voting recommendations?

Proposal		Vote Necessary to Approve Proposal	Broker Discretionary Voting Allowed?	Treatment of Abstentions and Broker Non-Votes	Board Recommendation
1	Election of directors	Each director nominee must receive the affirmative vote of a majority of the votes cast with respect to the nominee, excluding abstentions	No	No effect	✓ FOR each director nominee

2	Advisory vote to approve executive compensation (Say-on-Pay)	Affirmative vote of a majority of the shares present, in person or by proxy, at the Annual Meeting and entitled to vote on the matter	No	Abstentions have the effect of a vote cast against the matter and broker non-votes have no effect	✓ FOR

3	Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2019	Affirmative vote of a majority of the votes cast	Yes	No effect	✓ FOR

Proxy Statement for the 2019 Annual Meeting of Stockholders   /  9

Matters Related to Corporate Governance, Board Structure, Director Compensation and Stock Ownership

CORPORATE GOVERNANCE

The Board has adopted the following policies to serve as the governing framework of the Company:

  ■
  corporate governance guidelines to assist the Board in the exercise of its responsibilities to the Company and its stockholders;

  ■
  a code of business conduct and ethics applicable to the Company's directors;

  ■
  a code of business conduct and ethics applicable to the Company's officers and other employees; and

  ■
  written charters for its Audit Committee, Compensation Committee, Nominating and Corporate Governance Committee and Risk Committee.

The Company's corporate governance guidelines, codes of business conduct and ethics and committee charters are available on the Company's website at www.howardhughes.com under the Investors tab. You may also obtain a copy of these policies upon written request to the Company's Corporate Secretary at its principal executive office.

The Board periodically reviews its corporate governance policies and practices. Based on these reviews, the Board may adopt changes to policies and practices that are in the best interests of the Company and as appropriate to comply with any new SEC or NYSE corporate governance requirements.

The Board may, at its discretion, elect a Chairman of the Board from among the directors. If at any time the

Chairman of the Board is a current or former executive officer of the Company, or for any reason is not an independent director, a presiding director will be selected by the independent directors from among the directors who are not current or former executive officers of the Company and are otherwise independent. The Board adopted this structure to promote decision-making and governance that are independent of the Company's management and to better perform the Board's monitoring and evaluation functions. The positions of Chairman of the Board and Chief Executive Officer are held by different individuals. The Chairman of the Board, William Ackman, is not a member of Company management.

The Board has established a policy that its non-management directors meet in executive session, without members of management present at least four times per year; provided, however, that any non-management director may request additional executive sessions of the non-management directors at any time, if and when necessary, to discuss any matter of concern. The Chairman of the Board or presiding director presides over each executive session. The Board policy provides that if the Board includes non-management directors that are not independent, at least one executive session each year will include only independent directors.

The Company believes that the foregoing policies and practices, when combined with the Company's other governance policies and procedures, provide an appropriate framework for oversight, discussion and evaluation of decisions and direction from the Board.

10  \  The Howard Hughes Corporation - investor.howardhughes.com

MATTERS RELATED TO CORPORATE GOVERNANCE, BOARD STRUCTURE, DIRECTOR COMPENSATION AND STOCK OWNERSHIP

Foundation in Sound Governance Practices

✓

Regular executive sessions of independent directors

✓

Annual Board and committee evaluations

✓

Directors may contact any employee of our Company directly, and the Board and its committees may engage independent advisors at their sole discretion

✓

Annual elections of directors (i.e., no staggered board)

✓

A general prohibition against short sales; investing in publicly traded options; hedging; pledging and margin accounts; and limit orders, in each case, involving Company securities

✓

Majority voting with resignation policy for directors in uncontested elections

✓

Executive Compensation Recoupment Policy

✓

Stockholders holding at least 15% of our outstanding shares of common stock can call a special meeting of stockholders

✓

Director and executive stock ownership requirements

RISK MANAGEMENT

The Board views risk management as one of its primary responsibilities. A fundamental part of risk management is not only understanding the risks that the Company faces and what steps management is taking to manage those risks, but also understanding what level of risk is appropriate for the Company. Our Board is responsible for overseeing the risk management of our Company, which is carried out by the full Board as well as at each of its committees and, in particular, the Risk Committee.

BOARD RISK MANAGEMENT OVERSIGHT INCLUDES:
  ■
  strategic and financial considerations

  ■
  legal, regulatory and compliance risks

  ■
  other risks considered by the committees

RISK COMMITTEE RISK MANAGEMENT OVERSIGHT INCLUDES:
  ■
  the development and implementation of the Company's enterprise risk management program, which is an enterprise-wide program designed to enable effective and efficient identification of critical enterprise risks and to facilitate the incorporation of risk considerations into decision making

  ■
  overall risk-taking tolerance and risk governance
  ■
  environmental, social and governance risks

AUDIT COMMITTEE RISK MANAGEMENT OVERSIGHT INCLUDES:
  ■
  financial, legal and compliance risks

  ■
  technology and cybersecurity risks

COMPENSATION COMMITTEE RISK MANAGEMENT OVERSIGHT INCLUDES:
  ■
  considering the relationship between the Company's overall compensation policies and practices for employees, including executive officers, and risk, including whether such policies and practices encourage imprudent risk taking and would be reasonably likely to have a material adverse effect on the Company.

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE RISK MANAGEMENT OVERSIGHT INCLUDES:
  ■
  managing risks related to Board composition

  ■
  oversight of risks related to corporate governance

Proxy Statement for the 2019 Annual Meeting of Stockholders   /  11

MATTERS RELATED TO CORPORATE GOVERNANCE, BOARD STRUCTURE, DIRECTOR COMPENSATION AND STOCK OWNERSHIP

DIRECTOR INDEPENDENCE

NYSE corporate governance guidelines require that at least a majority of the members of the Board meet the NYSE criteria for independence. The Board has determined that each of its non-management directors, which include Mr. Ackman, Mr. Flatto, Mr. Furber,

Ms. Kaplan, Mr. Model, Mr. Sellers, Mr. Shepsman, Mr. Tansky and Ms. Tighe, is independent under the NYSE independence standards. Mr. Weinreb is not independent because he is the Chief Executive Officer of the Company.

DIRECTOR NOMINATIONS

Qualifications

The Nominating and Corporate Governance Committee considers a number of factors in its evaluation of director candidates. These factors include their specific experience, qualifications, attributes and skills in light of the Company's business. The Nominating and Corporate Governance Committee is also responsible for recommending the nomination of those incumbent directors it deems appropriate for reelection to the Board and, if applicable, reappointment to any committees of the Board on which such director serves.

While the Nominating and Corporate Governance Committee has not established specific criteria relating to a candidate's age, education, experience level or skills, qualified candidates are expected to have strong business expertise and, in particular, experiences and expertise with regard to real estate development and management, retail, marketing, capital markets, technology, financial reporting, risk management, ESG and/or business strategy. Under our Diversity Policy, the Nominating and Corporate Governance Committee also considers the independence of the nominee, availability for service to the Company (including any potential conflicts of interest), age of the incumbent directors on the Board, diversity and the Board's anticipated needs with regard to director expertise. With regard to diversity, the Nominating and Corporate Governance Committee is committed to considering candidates for the Board regardless of gender, ethnicity and national origin.

Stockholder Recommendations

The Nominating and Corporate Governance Committee will consider recommendations of potential candidates from stockholders based on the same criteria as a candidate identified by the Nominating and Corporate Governance Committee.

To recommend a candidate, a stockholder must provide notice to the Company. The notice must include the following:

  ■
  monetary agreements, arrangements and understandings during the past three as to each person being recommended, all information relating to such person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors in contested elections;

  ■
  such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected; and

  ■
  a description of all direct and indirect compensation between the Company and other material years, and any other material relationships between or among such stockholder and, if applicable, the beneficial owner of the shares held by such stockholder.

For information regarding when notice must be received to be considered timely, see "Stockholder Proposals for 2020 Annual Meeting of Stockholders."

12  \  The Howard Hughes Corporation - investor.howardhughes.com

MATTERS RELATED TO CORPORATE GOVERNANCE, BOARD STRUCTURE, DIRECTOR COMPENSATION AND STOCK OWNERSHIP

STOCKHOLDER ENGAGEMENT

We believe that strong corporate governance should include year-round engagement with our stockholders. Through our investor outreach program, we solicit feedback on our executive compensation program, corporate governance and disclosure practices, and we respond to questions regarding our programs, policies and goals. We share the feedback we receive with our Board of Directors and Compensation Committee.

COMMUNICATIONS WITH THE BOARD

Any stockholder or other interested party may communicate with the Board, any Board committee, the non-management directors or any individual director. All written communications must identify the recipient and the author and be sent by certified mail to the Company's principal executive offices at:

The Howard Hughes Corporation
One Galleria Tower
13355 Noel Road, 22nd Floor
Dallas, Texas 75240
Attention: Corporate Secretary

The Corporate Secretary will act as agent for the directors in facilitating these communications.

CODES OF BUSINESS CONDUCT AND ETHICS

The Company has adopted a code of business conduct and ethics applicable to the Company's directors and a code of business conduct and ethics applicable to the Company's officers and other employees. The purpose of these codes is to, among other things, affirm the Company's commitment to the highest standards of business conduct and ethics, integrity and attendant compliance reporting in accordance with all applicable laws. The codes set forth a common set of values and standards to which all of the Company's directors, officers and employees are expected to adhere. The Company will post information regarding any amendment to, or waiver from, its codes of business conduct and ethics on its website under the Investors tab as required by applicable law.

Proxy Statement for the 2019 Annual Meeting of Stockholders   /  13

The Board, its Committees and its Compensation

THE BOARD

Nine of our directors who served in 2018 are non-management directors. Under the Company's amended and restated bylaws, the Board may select one of its members to be Chairman of the Board. William Ackman is the Chairman of the Board.

Under the Company's corporate governance guidelines, Board members are expected to devote the time reasonably necessary to discharge their responsibilities and to prepare for and, to the extent reasonably practicable, attend and participate in all meetings of the Board and the committees on which they serve. Each director is expected to attend the annual meeting of stockholders. The Board held a total of six meetings in 2018. All directors attended 75% or more of the meetings of the Board and of the committees on which they served during 2018. All the directors then in office attended our 2018 annual meeting of stockholders.

Our individual Board members have varied expertise and bring extensive professional experience both within and outside the real estate industry. This provides our Board with a vast collective skill set which is advantageous to the Board's oversight of our Company. While the industry-specific expertise possessed by certain of our Board members is essential, we also benefit from the viewpoints of our directors with expertise outside of the real estate industry. These varied perspectives expand the Board's ability to provide relevant guidance to our business.

BOARD COMMITTEES

Our Board has four standing committees: Audit, Compensation, Nominating and Corporate Governance and Risk. The specific membership of each committee allows us to take advantage of our directors' diverse skill sets, which enables deep focus on committee matters.

Each of our committees:

•
Operates pursuant to a written charter (available on our website at www.howardhughes.com under the "Investors" tab)
•
Reviews its charter annually

•
Evaluates its performance annually

The Company's reputation is of critical importance. In fulfilling their duties and responsibilities, each of our standing committees and our Board consider the potential effect of any matter on our reputation.

14  \  The Howard Hughes Corporation - investor.howardhughes.com

THE BOARD, ITS COMMITTEES AND ITS COMPENSATION

AUDIT	Meetings in 2018: 11

All Independent
• Steven Shepsman • Beth Kaplan • Allen Model

Key Skills and Experiences Represented
• Audit, tax, accounting • Preparation or oversight of financial statements • Compliance • Risk management

Key Responsibilities

•

Pre-approving auditing services, internal control-related services and permitted non-audit services to be performed for the Company by the independent registered public accounting firm

•

Reviewing and discussing with management and the independent registered public accounting firm financial statement and disclosure matters

•

Reviewing the findings and recommendations of the Company's independent registered public accounting firm and management's response to the recommendations of that firm

•

Reviewing and discussing with management and the independent registered public accounting firm the Company's significant financial and accounting risk exposure

•

Overseeing the internal audit function

•

Overseeing compliance with applicable legal and regulatory requirements as it relates to financial reporting

•

Establishing "whistleblower" procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters

Each member of the Audit Committee has the ability to read and understand fundamental financial statements. The Board has determined that Mr. Shepsman meets the requirements of an "audit committee financial expert" as defined by the rules of the Securities Exchange Act of 1934 (the "Exchange Act").

COMPENSATION	Meetings in 2018: 6

All Independent
• R. Scot Sellers • William Ackman • Burton Tansky • Mary Ann Tighe

Key Skills and Experiences Represented
• Setting executive compensation • Evaluating executive and Company-wide compensation programs • Human capital management

Key Responsibilities

•

Evaluating the performance of and determining the compensation for the Company's executive officers, including its Chief Executive Officer

•

Reviewing, approving and recommending to the Board the Company's annual and long-term incentive plans and programs

•

Reviewing and approving employment and other contracts relating to compensation with the Company's executive officers

•

Reviewing director compensation policies, objectives and programs and approving the form and amount of director compensation

•

Reviewing with management and approving the Compensation Discussion and Analysis to be included in the Company's proxy statement

The Board has determined that each member of the Compensation Committee qualifies as an "outside director" as defined by Section 162(m) of the Internal Revenue Code of 1986, as amended (the "IRC").

Proxy Statement for the 2019 Annual Meeting of Stockholders   /  15

THE BOARD, ITS COMMITTEES AND ITS COMPENSATION

NOMINATING AND CORPORATE GOVERNANCE	Meetings in 2018: 4

All Independent
• Jeffrey Furber • Adam Flatto • Allen Model • R. Scot Sellers • Steven Shepsman

Key Skills and Experiences Represented
• Corporate governance • Current and prior public company board service

Key Responsibilities

•

Developing and recommending corporate governance guidelines applicable to the Board and the Company's employees

•

Developing criteria and qualifications for directors to be used in identifying, reviewing and selecting director candidates

•

Identifying and recommending individuals qualified to be directors

•

Reviewing relationships between directors, the Company and members of management and recommending to the Board whether directors are independent

•

Recommending committee composition and assignments

RISK	Meetings in 2018: 4

All Independent
• Allen Model • Beth Kaplan • R. Scot Sellers • Steven Shepsman

Key Skills and Experiences Represented
• Understanding of how risk is undertaken, mitigated and controlled • Real estate operating experience

Key Responsibilities

•

Assessing and evaluating critical risks

•

Approving the Company's enterprise-wide, risk management framework

•

Reviewing policies and procedures established and implemented by management to understand general enterprise and related business risk inherent in the Company's business

•

Providing strategic consultation and input to management to assist management in evaluating policies and practices that provide the framework to ensure operational efficiency and necessary controls for operational and other risks

•

Identifying which risks should be elevated to the full Board for assessment

•

Overseeing the delegation of risk-related responsibilities to each Board Committee

Commitment of Our Board – 2018	2018 Meetings
Board	6

Audit	11

Compensation	6

Nominating and Corporate Governance	4

Risk	4

Executive Sessions of Independent Directors without Management	4

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THE BOARD, ITS COMMITTEES AND ITS COMPENSATION

BOARD AND COMMITTEE EVALUATIONS

We recognize the critical role that the Board and committee evaluations play in ensuring the effective functioning of our Board. It is important to take stock of Board, committee and director performance, and to solicit and act upon feedback from each member of our Board. To this end, our Nominating and Corporate Governance Committee is responsible for evaluating the performance of our Board annually, and each of our Board's committees also conducts an annual self-evaluation.

Evaluations – A Multi-Step Process

The Nominating and Corporate Governance Committee periodically reviews the format of the Board and committee evaluation process to ensure that actionable feedback is solicited on the operation of the Board and director performance.

• Questionnaire	Evaluation questionnaire provides director feedback on an unattributed basis

• One-on-One Discussions	Every third year, the Nominating and Corporate Governance Committee engages an independent third party to conduct one-on-one discussions with each director to solicit additional feedback and provide individual feedback

• Board Summary	Summary of Board and committee evaluation results provided to the full Board

• Feedback Incorporated	Policies and practices updated as appropriate as a result of director feedback

2018 DIRECTOR COMPENSATION

The Compensation Committee engaged Meridian Compensation Partners, LLC ("Meridian") to conduct a review of the Company's non-employee director compensation program. Upon assessment of common market practices obtained from various sources, including published compensation surveys and information taken from SEC filings of a number of similarly situated companies compiled by Meridian, the Compensation Committee determined that our non-employee director compensation should be revised to better reflect common market practices which will allow us to attract and retain highly qualified directors. The revisions to the non-employee director compensation increased the overall retainers for the Board and committees and eliminated meeting fees. The Board eliminated the meeting fees because it recognizes that Board service extends beyond meeting attendance and for compensation certainty, simplicity and consistency. On May 16, 2018, the Board, acting upon the recommendation of the Compensation Committee, adopted the non-employee director compensation program described below.

ANNUAL COMPENSATION

The table below summarizes the Company's non-employee director compensation program in effect after May 16, 2018.

Total
Board Service:

Annual retainer	$220,000

Committee Service:

Annual Audit Committee Chair Retainer	$30,000

Annual Audit Committee Member Retainer	$15,000

Annual Compensation Committee Chair Retainer	$15,000

Annual Compensation Committee Member Retainer	$5,000

Annual N&CG Committee Chair Retainer	$12,500

Annual N&CG Committee Member Retainer	$5,000

Annual Risk Committee Chair Retainer	$12,500

Annual Risk Committee Member Retainer	$5,000

Proxy Statement for the 2019 Annual Meeting of Stockholders   /  17

THE BOARD, ITS COMMITTEES AND ITS COMPENSATION

The table below summarizes the Company's non-employee director compensation program in effect before May 16, 2018.

Total
Board Service:

Annual retainer	$165,000

Meeting fee (in person)	$2,000

Meeting fee (telephonic)	$750

Board Committee Service:

Audit Committee Chair	$30,000

Audit Committee Member	$15,000

Compensation Committee chair	$15,000

All other Committee chairs	$7,500

All other Committee members	$3,750

Audit Committee meeting fee (in person or telephonic meetings requiring significant preparation, i.e., review of periodic reports)	$1,500

In-person Audit Committee meeting fee	$1,000

Audit Committee telephonic meeting fee	$750

All other in-person Committee telephonic meeting fees	$1,000

All other Committee telephonic meeting fees	$500

Under our new director compensation program, the annual retainer for Board service is payable $145,000 in restricted stock and $75,000 in cash. A director may elect to receive up to all of his or her cash retainer in restricted stock.

The Board may meet in asset subcommittees to discuss actions for certain of our assets. Under the director compensation program in effect prior to May 16, 2018, the members of an asset subcommittee were eligible to be paid $1,000 for an in-person meeting and $500 for a telephonic meeting. These meeting fees were also eliminated under the new director compensation program.

The Company also reimburses directors for all expenses incurred in attending Board and Board committee meetings. A director who is, or becomes, an employee of the Company does not receive additional compensation for serving as a director.

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THE BOARD, ITS COMMITTEES AND ITS COMPENSATION

DIRECTOR COMPENSATION TABLE

The table below sets forth the compensation earned by each of the Company's directors during 2018.

Name(1)	Fees Earned or Paid in Cash ($)(2)	Stock Awards(3) ($)	Total ($)
William Ackman(4)	–	–	–

Adam Flatto	89,875	145,000	234,875

Jeffrey Furber	93,000	145,000	238,000

Beth Kaplan	69,000	145,000	214,000

Allen Model	83,375	145,000	228,375

R. Scot Sellers	111,250	145,000	256,250

Steven Shepsman	136,000	145,000	281,000

Burton Tansky	100,375	145,000	245,375

Mary Ann Tighe	87,875	145,000	232,875

(1)
Mr. Weinreb, a director and Chief Executive Officer of the Company, is not included in this table because he is an employee of the Company and receives no additional compensation for his service as a director. The compensation earned by Mr. Weinreb as an employee of the Company during 2018 is shown in "Executive Compensation – Summary Compensation Table."

(2)
Ms. Tighe and Messrs, Furber, Sellers and Tansky elected to receive $75,000 of their annual cash retainer in restricted stock. Mr. Model elected to receive $37,500 of his annual cash retainer in restricted stock.

(3)
Represents the aggregate grant date fair value of restricted stock granted to the Company's non-management directors. The dollar amounts were computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation – Stock Compensation, and exclude the effect of estimated forfeitures. As of December 31, 2018, the number of shares of restricted stock held by each of the non-management directors was as follows: Mr. Flatto (1,086), Mr. Furber (1,648), Ms. Kaplan (1,086), Mr. Model (1,367), Mr. Sellers (1,648), Mr. Shepsman (1,086), Mr. Tansky (1,648) and Ms. Tighe (1,648). The numbers in this column do not include annual cash retainers that certain directors elected to take in restricted stock. The grant date fair value of the restricted stock granted to Ms. Tighe and Messrs, Furber, Sellers and Tansky, including restricted stock that was received in lieu of annual retainer fees, was $220,000. The grant date fair value of the restricted stock granted to Mr. Model, including restricted stock that was received in lieu of annual retainer fees, was $182,500.

(4)
Mr. Ackman waived all compensation relating to his service as a director of the Company and has not been awarded any equity compensation.

STOCK OWNERSHIP GUIDELINES

The stock ownership guidelines for non-management directors and officers were adopted to align their interests with those of the Company's stockholders and strengthen the Company's commitment to sound corporate governance. The stock ownership guidelines provide that (a) each non-management director that was a member of the Board prior to May 14, 2013 is required to own shares of Company common stock with a value equal to five times the original annual retainer ($112,000) for Board service within five years of the date of appointment, and (b) each non-management director appointed after May 14, 2013 is required to own shares of Company common stock with a value equal to five times the annual retainer for Board service in effect on May 14, 2013 ($165,000) within five years of the date of appointment. In determining whether a director has met the minimum stock ownership guidelines, shares of common stock of the Company and restricted stock of the Company will be, in each case, valued based upon the closing price of Company's common stock on the applicable determination date. Each director is compliant with the stock ownership guidelines.

Proxy Statement for the 2019 Annual Meeting of Stockholders  /  19

Security Ownership of Management and Certain Beneficial Holders

The tables below provide information regarding the beneficial ownership of the Company's common stock as of March 21, 2019, by:

  •
  each director of the Company;

  •
  each of the executive officers named in the Summary Compensation Table;

  •
  all directors and executive officers as a group; and

  •
  each beneficial owner of more than 5% of the Company's common stock.

The table below lists the number and percentage of shares beneficially owned based on 43,335,898 shares of common stock outstanding as of March 21, 2019. Beneficial ownership is determined in accordance with SEC rules and regulations. Unless otherwise indicated and subject to community property laws where applicable, the Company believes each stockholder named in the table below has sole voting and investment power with respect to the shares indicated as beneficially owned.

DIRECTORS AND EXECUTIVE OFFICERS

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage
William Ackman(1)	1,209,757	2.79%

Adam Flatto(2)	19,142	*

Jeffrey Furber(2)	18,210	*

Beth Kaplan(2)	1,409	*

Allen Model(2)	17,124	*

R. Scot Sellers(2)	34,221	*

Steven Shepsman(2)(3)	13,446	*

Burton M. Tansky(2)	12,021	*

Mary Ann Tighe(2)(4)	21,407	*

David R. Weinreb(5)	1,351,227	3.12%

Grant Herlitz(6)	260,400	*

David O'Reilly(7)	20,032	*

Peter Riley(8)	55,502	*

Paul Layne(9)	59,664	*

Simon Treacy(10)	6,411	*

All directors and executive officers as a group (21 persons)	3,228,961	7.45%

*
Less than 1%.

(1)
Mr. Ackman, who is a director of the Company, may be deemed to be the beneficial owner of 1,194,793 of these shares by virtue of his position as Chief Executive Officer of Pershing Square Capital Management, L.P. ("Pershing Square"), the investment advisor to the Pershing Square Funds (as defined below), and as managing member of PS Management GP, LLC, the general partner of Pershing Square, and Pershing Square GP, LLC ("Pershing Square GP"), the general partner of Pershing Square L.P. ("PS"). PS, Pershing Square International, Ltd (together with its wholly-owned subsidiary, PSRH, Inc. ("Pershing Square International") and Pershing Square Holdings, Ltd ("PSH" and together with PS and Pershing Square International, the "Pershing Square Funds") also have additional economic exposure to approximately 4,189,446 shares of common stock of the Company under certain cash-settled total return swaps.

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SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL HOLDERS

(2)
Includes shares of restricted stock for which the following directors have sole voting power, but no dispositive power: Mr. Flatto (1,086), Mr. Furber (1,648), Ms. Kaplan (1,086), Mr. Model (1,367), Mr. Sellers (1,648), Mr. Shepsman (1,086), Mr. Tansky (1,648) and Ms. Tighe (1,648). These shares of restricted stock will vest on May 16, 2019.

(3)
Includes 9,005 shares held by Sam De Realty II, L.P. ("Sam De Realty"), a limited partnership for which Mr. Shepsman is the general partner. By virtue of his position as general partner of Sam De Realty, Mr. Shepsman may be deemed to be the beneficial owner of such shares.

(4)
Includes 9,386 shares that were purchased by Ms. Tighes' husband. By virtue of this relationship, Ms. Tighe may be deemed to be the beneficial owner of such shares.

(5)
Includes: (a) 25,738 shares of performance-based restricted stock granted to Mr. Weinreb in August 2017 in connection with entering into his new employment agreement with the Company of which he has sole voting power, but no dispositive power; (b) 24,636 shares of performance-based restricted stock granted to Mr. Weinreb in February 2018 which he has sole voting power, but no dispositive power; and (c) 26,050 shares of performance-based restricted stock granted to Mr. Weinreb in February 2019 which he has sole voting power, but no dispositive power.

(6)
Includes: (a) 10,121 shares of time-based restricted stock and 10,121 shares of performance-based restricted stock granted to Mr. Herlitz in February 2015 for which he has sole voting power, but no dispositive power; (b) 13,040 shares of time-based restricted stock and 13,041 shares of performance-based restricted stock granted to Mr. Herlitz in February 2016 for which he has sole voting power, but no dispositive power; (c) 6,177 shares of time-based restricted stock and 10,295 shares of performance-based restricted stock granted to Mr. Herlitz in February 2017 for which he has sole voting power, but no dispositive power; (d) 42,764 shares of time-based restricted stock granted to Mr. Herlitz in October 2017 in connection with entering into his new employment agreement with the Company of which he has sole voting power, but not dispositive power; (e) 8,622 shares of time-based restricted stock and 10,779 shares of performance-based restricted stock granted to Mr. Herlitz in February 2018 for which he has sole voting power, but no dispositive power; (f) 93,275 shares indirectly held by Mr. Herlitz through a family limited partnership; and (g) 13 shares held indirectly by his daughter.

(7)
Includes: (a) 3,941 shares of time-based restricted stock and 4,927 shares of performance-based restricted stock granted to Mr.O'Reilly in February 2018 for which he has sole voting power, but no dispositive power; and (b) 5,210 shares of time-based restricted stock and 5,210 shares of performance-based restricted stock granted to Mr. O'Reilly in February 2019 for which he has sole voting power, but no dispositive power.

(8)
Includes: (a) 3,372 shares of time-based restricted stock and 3,373 shares of performance-based restricted stock granted to Mr. Riley in February 2015 for which he has sole voting power, but no dispositive power; (b) 4,075 shares of time-based restricted stock and 4,076 shares of performance-based restricted stock granted to Mr. Riley in February 2016 for which he has sole voting power, but no dispositive power; (c) 2,574 shares of time-based restricted stock and 4,290 shares of performance-based restricted stock granted to Mr. Riley in February 2017 for which he has sole voting power, but no dispositive power; (d) 2,628 shares of time-based restricted stock and 3,285 shares of performance-based restricted stock granted to Mr. Riley in February 2018 for which he has sole voting power, but no dispositive power; (e) 10,000 shares of time-based restricted stock granted to Mr. Riley in November 2017 in connection with entering into his new employment agreement with the Company of which he has sole voting, but not dispositive power; and (f) 3,473 shares of time-based restricted stock and 3,473 shares of performance-based restricted stock granted to Mr. Riley in February 2019 for which he has sole voting power, but no dispositive power.

(9)
Includes: (a) 669 shares of time-based restricted stock and 669 shares of performance-based restricted stock granted to Mr. Layne in February 2015 for which her has sole voting power, but no dispositive power; (b) 1,086 shares of time-based restricted stock and 1,087 shares of performance-based restricted stock granted to Mr. Layne in February 2016 for which her has sole voting power, but no dispositive power; (c) 771 shares of time-based restricted stock and 1,287 shares of performance-based restricted stock granted to Mr. Layne in February 2017 for which her has sole voting power, but no dispositive power; (d) 984 shares of time-based restricted stock and 1,232 shares of performance-based restricted stock granted to Mr. Layne in February 2018 for which her has sole voting power, but no dispositive power; (e) 1,736 shares of time-based restricted stock and 1,737 shares of performance-based restricted stock granted to Mr. Layne in February 2019 for which he has sole voting power, but no dispositive power; and (f) 40,179 options that are currently exercisable.

(10)
Includes: 2,170 shares of time-based restricted stock and 2,171 shares of performance-based restricted stock granted to Mr. Treacy in 2019 for which he has sole voting power, but no dispositive power.

Proxy Statement for the 2019 Annual Meeting of Stockholders   /  21

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL HOLDERS

In June 2017, the Company granted Mr. Weinreb a warrant to acquire 1,965,409 shares in exchange for a fair market value purchase price of $50.0 million. The purchase price of the warrant and the number of shares issuable upon exercise was determined by the Board based upon the advice of Houlihan Lokey, an independent third party valuation adviser, and the warrant grant was approved by stockholders at the Company's annual meeting on May 18, 2017. The exercise price of the warrant and the shares underlying the warrant is $124.64, which was the closing trading price of the Company's common stock on the NYSE on June 15, 2017.

In October 2017, the Company granted Mr. Herlitz a warrant to acquire 87,951 shares in exchange for a fair market value purchase price of $2.0 million. The purchase price of the warrant and the number of shares issuable upon exercise was determined by the Board based upon the advice of Houlihan Lokey, an independent third party valuation adviser, and the warrant grant was approved by stockholders at the Company's annual meeting on May 18, 2017. The exercise price of the warrant and the shares underling the warrant is $117.01, which was the closing trading price of the Company's common stock on the NYSE on October 3, 2017.

In October 2016, Mr. O'Reilly purchased a warrant from the Company to acquire 50,125 shares in exchange for a fair market value purchase price of $1.0 million. The purchase price of the warrant and the number of shares issuable upon exercise was determined by the Board based upon the advice of Houlihan Lokey, an independent third party valuation adviser. The exercise price of the warrant and the shares underlying the warrant is $112.08, which was the closing trading price of the Company's common stock on the NYSE on October 6, 2016.

Each of these warrants fully vested with the recipients at the time of purchase. In accordance with Rule 13d-3 of the Exchange Act, the shares of Company common stock underlying the warrants issued to Mr. O'Reilly in 2016 and Mr. Weinreb and Mr. Herlitz in 2017 are not included in the table above because the warrants are not exercisable within 60 days of the date of the information provided in the table.

FIVE PERCENT HOLDERS

The following table sets forth information regarding the number and percentage of shares of common stock held by all persons and entities, other than directors and officers of the Company, known by the Company to beneficially own 5% or more of the Company's outstanding common stock. The information regarding beneficial ownership of common stock by each entity identified below is included in reliance on a report filed by the entity with the SEC, except that the percentage is based upon the Company's calculations made in reliance upon the number of shares reported to be beneficially owned by the entity in such report and the number of shares of common stock outstanding on March 21, 2019.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent
The Vanguard Group(1) 100 Vanguard Boulevard Malvern, Pennsylvania 19355	5,716,532	13.2%

(1)
According to a Schedule 13G/A filed by The Vanguard Group, Inc. ("Vanguard") with the SEC on February 12, 2019. Vanguard has sole voting power with respect to 20,064 shares of our common stock, shared voting power with respect to 4,778 shares of our common stock, sole dispositive power with respect to 5,695,814 shares of our common stock and shared dispositive power with respect to 20,718 shares of our common stock.

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Section 16(a) Beneficial Ownership Reporting Compliance

Compliance with Section 16(a) of the Exchange Act requires the Company's directors and executive officers, and persons who own more than 10% of a registered class of its equity securities, to file reports of ownership and changes in ownership with the SEC. These reporting persons are required by SEC rules to furnish the Company with copies of all Section 16(a) forms they file.

Based solely on a review of the copies of such forms furnished to the Company, the Company believes that during 2018 all Section 16(a) filing requirements applicable to its directors, executive officers and greater than 10% stockholders were in compliance with Section 16(a).

Compensation Committee Interlocks and Insider Participation

Messrs. Ackman, Sellers and Tansky and Ms. Tighe served on the compensation committee in 2018. None of the members of the Compensation Committee are or have been an officer or an employee of the Company. In addition, during 2018, none of the Company's executive officers served on the board of directors or compensation committee (or committee performing equivalent functions) of any other company that had one or more executive officers serving on the Board or the Company's compensation committee.

Proxy Statement for the 2019 Annual Meeting of Stockholders   /  23

Related Party Transactions and Certain Relationships

RELATED PARTY TRANSACTIONS POLICY

The Company has adopted a written policy relating to the approval of related party transactions. Under this policy, the Audit Committee reviews certain financial transactions, arrangements and relationships between the Company and any of the following related parties to determine whether any such transaction, arrangement or relationship is a related party transaction:

  •
  any director, director nominee or executive officer of the Company;

  •
  any beneficial owner of more than 5% of the Company's outstanding stock; and

  •
  any immediate family member of any of the foregoing.

Audit Committee review is required for any financial transaction, arrangement or relationship that:

  •
  involves or will involve, directly or indirectly, any related party identified above and is in an amount greater than $120,000;

  •
  would cast doubt on the independence of a director;
  •
  would present the appearance of a conflict of interest between the Company and the related party; or

  •
  is otherwise prohibited by law, rule or regulation.

The Audit Committee reviews each such transaction, arrangement or relationship to determine whether a related party has, has had or expects to have a direct or indirect material interest. Following its review, the Audit Committee will take such action as it deems necessary and appropriate under the circumstances, including approving, disapproving, ratifying, cancelling or recommending to management how to proceed if it determines a related party has a direct or indirect material interest in a transaction, arrangement or relationship with the Company. Any member of the Audit Committee who is a related party with respect to a transaction under review is not permitted to participate in the discussions or evaluations of the transaction; however, the Audit Committee member will provide all material information concerning the transaction to the Audit Committee. The Audit Committee reports its action with respect to any related party transaction to the Board.

TRANSACTIONS IN CONNECTION WITH THE SPIN-OFF

Pursuant to the plan of reorganization of General Growth Properties, Inc. ("GGP"), GGP entered into agreements with each of certain affiliates of Brookfield Asset Management ("Brookfield"), Fairholme Fund and Fairholme Focused Income Fund (collectively, "Fairholme") and Pershing Square pursuant to which these entities purchased an aggregate of $250.0 million of Company common stock at the effective time of the spin-off. At the effective time of the spin-off, the Company also entered into (a) warrant agreements, registration rights agreements and stockholders agreements with each of Brookfield, Fairholme and Pershing Square, (b) a registration rights agreement with General Trust Company and (c) a standstill agreement with Pershing Square. The agreements between the Company and Fairholme terminated in 2012 after the Company purchased its outstanding warrants. The agreements between

Brookfield and the Company terminated in 2013 after Brookfield disposed of all of its shares of the Company. The agreement between General Trust Company and the Company terminated in 2015 after General Trust Company disposed of all of its shares of the Company. The key terms of the agreements between Pershing Square and the Company that remain effective are summarized below. See "Security Ownership of Management and Certain Beneficial Holders—Five Percent Holders" for the current beneficial ownership of Company common stock held by Pershing Square.

Registration Rights Agreement

In November 2010, the Company entered into a registration rights agreement with Pershing Square with respect to Company common stock held by Pershing Square. The agreement with Pershing Square requires the Company to maintain a shelf

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RELATED PARTY TRANSACTIONS AND CERTAIN RELATIONSHIPS

registration statement covering the shares held by Pershing Square. Additionally, Pershing Square may require the Company to:

  •
  register shares of Company common stock held by them having an estimated aggregate fair market value of at least $25.0 million;

  •
  undertake up to three underwritten offerings, but no more than one underwritten offering during any 12-month period; and

  •
  include shares of Company common stock held by them in any registration statement whenever the Company proposes to register shares of its common stock.

The Company has agreed to pay all expenses, other than underwriting discounts and commissions, in connection with the registration rights agreement, including legal and accounting fees incurred by the Company, printing costs and the fees of one law firm for the selling stockholder. Additionally, the Company has agreed to indemnify these stockholders against certain liabilities, including liabilities under the federal securities laws.

Stockholder Agreement

In November 2010, the Company entered into an agreement with Pershing Square. Under this agreement, subject to certain exceptions, if the Company makes a public or non-public offering of its common stock (or securities convertible or exchangeable into common stock), Pershing Square has a right to acquire the securities for the same price and on the same terms up to the amount needed for it to maintain its aggregate proportionate common stock-equivalent interest in the Company on a fully diluted basis. This agreement automatically terminated in 2018 when Pershing Square's beneficial ownership fell below 5% of the Company's outstanding shares on a fully diluted basis (as defined in the agreement).

Standstill Agreement

In November 2010, the Company entered into an agreement with Pershing Square to, among other things:

  •
  limit Pershing Square's economic interest in Company common stock to 40% of the

  Company's outstanding common stock and set forth required approvals for Pershing Square to increase its economic interest above the agreed upon limit;

  •
  require Pershing Square, with respect to any matter the Board has recommended our stockholders not approve, to vote any of its shares in excess of 30% of the Company's common stock against such matter or in proportion to other stockholders;

  •
  set forth required Board and stockholder approvals for certain change in control transactions and related party transactions involving Pershing Square; and

  •
  restrict certain transfers of Company common stock by Pershing Square.

Additionally, the terms of the agreement ensure that Pershing Square does not take any action inconsistent with its support for the following corporate governance principles:

  •
  the Board will have nine members, unless otherwise approved by 75% of the Board members;

  •
  a majority of the directors on the Board will be independent; and

  •
  a majority of the members of the Nominating and Corporate Governance Committee will be disinterested directors (as defined in the agreement).

Further, in connection with the election of directors, Pershing Square may vote all of its shares in its sole discretion with respect to its designees and, with respect to other director nominees, may vote 10% of the Company's outstanding common stock in its sole discretion, but must vote the remainder of its shares in proportion to the votes cast by the Company's other stockholders. This agreement automatically terminated in 2018 when Pershing Square's beneficial ownership fell below 10% of the Company's outstanding shares on a fully diluted basis (as defined in the agreement).

Proxy Statement for the 2019 Annual Meeting of Stockholders  /  25

RELATED PARTY TRANSACTIONS AND CERTAIN RELATIONSHIPS

TRANSACTIONS AFTER THE SPIN-OFF

Weinreb Warrants

In June 2017, the Company granted Mr. Weinreb a warrant to acquire 1,965,409 shares in exchange for a fair market value purchase price of $50.0 million. The purchase price of the warrant and the number of shares issuable upon exercise was determined by the Board based upon the advice of Houlihan Lokey, an independent third party valuation adviser, and the warrant grant was approved by stockholders at the Company's annual meeting on May 18, 2017. The exercise price of the warrant is $124.64, which was the closing trading price of the Company's common stock on the NYSE on June 15, 2017.

Herlitz Warrants

In October 2017, the Company granted Mr. Herlitz a warrant to acquire 87,951 shares in exchange for a fair market value purchase price of $2.0 million. The purchase price of the warrant and the number of shares issuable upon exercise was determined by the Board based upon the advice of Houlihan Lokey, an independent third party valuation adviser, and the warrant grant was approved by stockholders at the Company's annual meeting on May 18, 2017. The exercise price of the warrant is $117.01, which was the closing trading price of the Company's common stock on the NYSE on October 3, 2017.

O'Reilly Warrant

In October 2016, Mr. O'Reilly purchased a warrant from the Company to acquire 50,125 shares in exchange for a fair market value purchase price of $1.0 million. The purchase price of the warrant and the number of shares issuable upon exercise was determined by the Board based upon the advice of Houlihan Lokey, an independent third party valuation adviser. The exercise price of the warrant is $112.08, which was the closing trading price of the Company's common stock on the NYSE on October 6, 2016.

Pershing Square Sale of Shares

On January 2, 2018, the Company entered into an underwriting agreement (the "Underwriting Agreement") with J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Jefferies LLC (collectively, the "Underwriters") and certain affiliates of Pershing Square. Pursuant to the Underwriting Agreement, Pershing Square agreed to sell 2,500,000 shares of the Company's common stock to the Underwriters at a price of $127.86 per share. The Audit Committee reviewed the underwriting agreement and determined that there was no conflict of interest.

26  \  The Howard Hughes Corporation - investor.howardhughes.com

Proposal No. 1 – Election of Directors

The Company's bylaws provide that the number of directors will be determined by the Board from time to time. Currently, the Board consists of ten directors. Burton Tansky has decided not to stand for re-election after the end of his current term. Mr. Tansky is a talented business leader and we thank him for his valuable contribution to the success of our Company.

Each director nominee identified below is an incumbent director whose nomination to serve on the Board was recommended by the Nominating and Corporate Governance Committee and approved by the Board. The director nominees, if elected, will serve until the 2020 annual meeting of stockholders or until their earlier resignation or removal. Each of the director nominees has indicated a willingness to serve as a director if elected.

The primary qualities and characteristics nominees to the Board should possess are strong business expertise and, in particular, experiences and expertise with regard to real estate development and management, capital markets, retail, marketing, technology, financial reporting, risk management, business strategy and ESG. All nine of the nominees possess these attributes. The specific experiences, qualifications, attributes and skills of each individual which lead to his or her nomination are included in the individual discussions below.

The directors will be elected by the affirmative vote of a majority of votes cast "for" or "against" the election of that nominee.

WILLIAM A. ACKMAN Age 52 Chairman and independent director since November 2010 Committees • Compensation

Background

William A. Ackman has served as Chairman of the Board since November 2010. Mr. Ackman is the Founder, Chief Executive Officer and Portfolio Manager of Pershing Square Capital Management, L.P., an SEC registered investment adviser founded in 2003. Pershing Square is a concentrated research-intensive, fundamental value investor in long and occasionally short investments in publicly traded companies. Mr. Ackman served as a director of Valeant Pharmaceuticals International, Inc. from 2016 to May 2017, and served as a director of Canadian Pacific Railway Ltd. from May 2012 to September 2016. Mr. Ackman served as a director of J.C. Penney Company, Inc. from February 2011 to August 2013 and as a director of Justice Holdings Limited from April 2011 to June 2012. From June 2009 to March 2010, Mr. Ackman served as a director of General Growth Properties, Inc. Mr. Ackman is also a member of the Board of Dean's Advisors of the Harvard Business School, a Trustee of The Pershing Square Foundation, a charitable foundation that he founded in 2006, and a Trustee of The Rockefeller University. Mr. Ackman is also a member of the Investor Advisors Committee on Financial Markets for the Federal Reserve Bank of New York.

Qualifications

Mr. Ackman's management experience, his prior service on boards of directors of public companies and is investments in real estate-related public and private companies give him valuable insight that can be applied to the Company and benefit of the Board.

ADAM FLATTO Age 56 Independent director since November 2010 Committees • Nominating and Corporate Governance

Background

Adam Flatto has served as a director since November 2010. Mr. Flatto is the President and Chief Executive Officer of The Georgetown Company, a privately-held

Proxy Statement for the 2019 Annual Meeting of Stockholders   /  27

PROPOSAL NO. 1 – ELECTION OF DIRECTORS

real estate investment and development company based in New York City. Mr. Flatto has been with The Georgetown Company since 1990 and during that time has been involved with the development, acquisition and ownership of over 20 million square feet of commercial and residential real estate projects throughout the United States. These have included a wide array of projects ranging from large-scale office buildings, movie studios, retail shopping malls, arenas, hotels, apartment buildings, mixed-use master planned communities and others. Mr. Flatto is a trustee and board member of several civic and cultural institutions. He is Co-Chairman of the Park Avenue Armory and Co-Chairman of the Robin Hood Housing Advisory Board. He is also a trustee of the Wexner Center for the Arts.

Qualifications

Mr. Flatto's extensive real estate development and management experience provides the Board with key insight into operations and strategic planning matters.

JEFFREY FURBER Age 60 Independent director since November 2010 Committees • Nominating and Corporate Governance (Chair)

Background

Jeffrey Furber has served as a director since November 2010. Mr. Furber is the Chief Executive Officer of AEW Capital Management, L.P. ("AEW") and Chairman of AEW Europe. Mr. Furber joined AEW in 1997. AEW provides real estate investment management services to investors worldwide. AEW and its affiliates manage $75 billion of real estate assets and securities in North America, Europe and Asia on behalf of many of the world's leading institutional and private investors. Mr. Furber has oversight responsibility for all of AEW's operating business units in the United States, Europe and Asia and chairs AEW's Management Committee. He is also a member of AEW's Investment Committees and Investment Policy Groups in North America, Europe and Asia. Since April 2011, Mr. Furber has served as a director and a member of the Compensation and Nominating and Corporate Governance Committees of Stag Industrial, Inc., a publicly traded company. Prior to 1997, Mr. Furber served as managing director of Winthrop Financial Associates, a subsidiary of Apollo Advisors, and as president of Winthrop Management.

Qualifications

Mr. Furber has extensive experience overseeing financial investments in the real estate industry and has held leadership roles within his firm and industry groups alike. His investment and management experience enable him to provide the Board with key insight into real estate matters.

Other current public company boards

•
Stag Industrial

BETH KAPLAN Age 61 Independent director since December 2017 Committees • Audit • Risk

Background

Beth Kaplan was appointed to the Board in December 2017. Ms. Kaplan is the Managing Member of Axcel Partners, LLC, a venture capital firm investing in early stage and growth companies founded and led by women. Since January 2017, Ms. Kaplan has served as a director and a member of the Audit and Finance Committees of Meredith Corporation, a publicly traded company. Ms. Kaplan also serves as the Chairman of the Board of Framebridge, an early stage disrupter in the home design space, and as a member of the Wharton Board of Overseers. Ms. Kaplan served as President and COO at Rent the Runway from 2013 to 2015, and continues to serve on its Board of Directors. She also served as President and Chief Merchandising and Marketing Officer from 2008 to 2011, and as a director, of General Nutrition Centers, Inc. ("GNC"), where she played an integral role in the company's 2011 initial public offering. Prior to GNC, Ms. Kaplan served as Executive Vice President and General Manager at Bath & Body Works; Executive Vice President of Marketing and Merchandising at Rite Aid Drugstores; and President and General Manager of the U.S. Cosmetics and Fragrance division at Procter & Gamble.

Qualifications

Ms. Kaplan's valuable industry experience leading top female brands enables her to provide the Board with key insight into operational, marketing and digital matters.

28  \  The Howard Hughes Corporation - investor.howardhughes.com

PROPOSAL NO. 1 – ELECTION OF DIRECTORS

Other current public company boards

•
Meredith Corporation

ALLEN MODEL Age 73 Independent director since November 2010 Committees • Audit • Nominating and Corporate Governance • Risk (Chair)

Background

Allen Model has served as a director since November 2010. Mr. Model is the Co-Founder of Overseas Strategic Consulting, Ltd. ("OSC") and served as Treasurer and Managing Director of OSC from 1992 until his retirement from those positions in November 2010, at which time he continued to hold a passive interest in OSC and the title of "Founder Emeritus." In the spring of 2017, he resumed an active role as Treasurer and Vice Chairman of OSC. OSC is an international consulting firm that provides public information services to clients worldwide, including the United States Agency for International Development, The World Bank, The Asian Development Bank and host governments. Since 1988, Mr. Model has also been a private investor for Model Entities, which manages personal and family portfolios. Mr. Model currently serves as a director of Q'ligent, a private company that provides software management tools for broadcasting companies. Mr. Model served as a director from October 2010 to April 2017 for NetBoss Technologies, Inc., a company that provides software management tools for telecommunications companies; and served as a director of Anchor Health Properties, a real estate partnership that develops medically related properties, from 1990 until 2015, and Sinewave Energy Technologies, Inc., a company that produced energy saving devices in lighting space, from 1994 until 2011. Mr. Model served as a director of three publicly-traded companies: Blue Ridge Real Estate Company, a land development company, from 1975 to 2002; Big Boulder Corp., a land development company linked to Blue Ridge, from 1975 to 2002; and MetroWest Bank, from 1990 to 2001.

Qualifications

Mr. Model's consulting and investment experience as well as his service on boards of directors of both public and private companies provide him with knowledge in corporate strategy and investment expertise that will benefit the Board.

R. SCOT SELLERS Age 62 Independent director since November 2010 Committees • Compensation (Chair) • Nominating and Corporate Governance • Risk

Background

R. Scot Sellers has served as a director since November 2010. Mr. Sellers served as Chief Executive Officer of Archstone, one of the world's largest apartment companies, from January 1997 until February 2013, and prior to that was Archstone's Chief Investment Officer since 1995. Under his leadership, Archstone moved from being a mid-sized owner of apartments in secondary and tertiary cities, to becoming the largest publicly traded owner of urban high rise apartments in the nation's premier cities. During his 36-plus year career in the apartment business, Mr. Sellers has been responsible for the development, acquisition and operation of over $40 billion of apartment communities in over 50 different cities across the United States. Mr. Sellers served as the Chairman of the National Association of Real Estate Investment Trusts from November 2005 to November 2006. Since June 2013, Mr. Sellers has served on the International Board of Directors of Habitat for Humanity. Mr. Sellers also serves on the Board of Directors of The Irvine Company and Inspirato LLC.

Qualifications

Mr. Sellers' extensive experience in the real estate industry, which coincided with the broad growth of Archstone, and his service on industry committees provide him with insight into operations, development and growth of the real estate industry and make him particularly suited to provide guidance to the Board.

Proxy Statement for the 2019 Annual Meeting of Stockholders   /  29

PROPOSAL NO. 1 – ELECTION OF DIRECTORS

STEVEN SHEPSMAN Age 66 Independent director since November 2010 Committees • Audit (Chair) • Nominating and Corporate Governance • Risk

Background

Steven Shepsman has served as a director since November 2010. Mr. Shepsman is an executive managing director and founder of New World Realty Advisors, a real estate investment and advisory firm specializing in real estate restructurings, development and finance. Mr. Shepsman has been with New World Realty Advisors since 2009. Mr. Shepsman served as chair of the Official Committee of Equity Holders in the Chapter 11 proceedings of General Growth Properties, Inc. As a principal in a real estate fund, Mr. Shepsman had oversight responsibility for the fund's due diligence and acquisition of investment platforms, and with subsequent asset acquisitions, financings and dispositions. Since May 2018, Mr. Shepsman has served as a director and a member of the Spirit MTA REIT. Mr. Shepsman served as a director of Rouse Properties, Inc. from January 2012 to May 2013. Earlier in his career, Mr. Shepsman, was a Managing Partner of Kenneth Leventhal and Company and of Ernst & Young's Real Estate Practice. Mr. Shepsman is a Trustee of The University of Buffalo Foundation and a member of the Dean's Advisory Council for its School of Management.

Qualifications

Mr. Shepsman's extensive professional accounting and financial expertise, including in the real estate industry, enable him to provide key contributions to the Board on financial, accounting, corporate governance and strategic matters.

MARY ANN TIGHE Age 70 Independent director since October 2011 Committees • Compensation

Background

Mary Ann Tighe has served as a director since October 2011. Ms. Tighe has been credited with transforming New York's skyline during her more than 34 years in the real estate industry. Ms. Tighe has been the Chief Executive Officer of CBRE's New York Tri-State Region since 2002, a region of 2,500 employees, and served as a director of CBRE in 2013. Ms. Tighe's deals have anchored more than 14.4 million square feet of new construction in the New York region. From January 2010 through December 2012, Ms. Tighe served as Chair of the Real Estate Board of New York, the first woman to hold this position in its 114-year history and the first broker in 30 years. Ms. Tighe began her real estate career as a broker at the Edward S. Gordon Company, ultimately rising to the position of Vice Chairman of Insignia/ESG, where she was regularly recognized as being among the firm's top producers. Prior to entering the real estate field, Ms. Tighe served as a Vice President of the American Broadcasting Companies, where she launched the A&E cable channel. Ms. Tighe was also formerly the Deputy Chairman of the National Endowment for the Arts, Arts Advisor to Vice President Walter Mondale, and a staff member of the Smithsonian Institution.

Qualifications

Ms. Tighe's extensive experience with commercial real estate transactions enables her to provide the Board with key insight into the real estate matters.

DAVID R. WEINREB Age 54 Director since November 2010 Committees • None

Background

David R. Weinreb has served as a director and Chief Executive Officer since November 2010. Known for his passion, tenacity and entrepreneurial spirit,

30  \  The Howard Hughes Corporation - investor.howardhughes.com

PROPOSAL NO. 1 – ELECTION OF DIRECTORS

Mr. Weinreb has directed the Company's efforts since its emergence in 2010, building a competitive portfolio of some of the most sought-after real estate in the country. His vision, leadership and acumen led him to be honored as the 2013 Ernst and Young Entrepreneur Of The Year® Award in Real Estate for the region. In 2012, he was named as one of the Top 200 CEOs in the U.S. by ExecRank and in 2015 he was listed in the 2015 Commercial Observer Power 100 as one of the 100 most powerful people in New York City real estate.

A real estate industry veteran for over 30 years, Mr. Weinreb spent 17 years as Chairman and CEO of TPMC Realty Corporation, a company he built into a multi-faceted investment firm prior to joining the Company. Located in Dallas, Texas, TPMC, whose tenant roster included many Fortune 500 companies, specialized in the acquisition and repositioning of underperforming real estate and real estate related assets across the United States. In addition to development, ownership and management of real estate, the firm's activities included mezzanine financing and private equity investing. Mr. Weinreb attended New York University and began his real estate career in the 1980's in New York City. He is a member of the International Council of Shopping Centers and the Urban Land Institute. He also serves on the Advisory Council of the Lusk Center for Real Estate at the University of Southern California. His philanthropic interests are both local and national.

Qualifications

Mr. Weinreb's extensive experience in the real estate industry, as well as his executive leadership experience, make him particularly suited to provide guidance to the Board and serve as a bridge between the Board and our executive officers.

✓	The Board recommends a vote FOR each of the nine director nominees listed above.

Proxy Statement for the 2019 Annual Meeting of Stockholders  /  31

Proposal No. 2 – Advisory Vote on Executive Compensation

The Company believes that its compensation policies and procedures are centered on a pay-for-performance culture and are strongly aligned with the long-term interests of its stockholders. This advisory, non-binding, stockholder vote, as required under Section 14A of the Exchange Act and commonly known as "say-on-pay" gives you, as a stockholder, the opportunity to vote for or against the Company's executive compensation program as disclosed under the heading "Compensation Discussion and Analysis" of this Proxy Statement. The next advisory vote on executive compensation will occur at the 2020 Annual Meeting of Stockholders.

The vote on this proposal is not intended to address any specific element of compensation. The vote relates to the compensation of the Company's named executive officers ("NEOs"), as disclosed under the heading "Compensation Discussion and Analysis" and "Executive Compensation" in this Proxy Statement disclosed pursuant to the compensation disclosure rules of the SEC. Highlights of our executive compensation program and practices include the following:

  ■
  a compensation recovery policy designed to prevent misconduct by any executive officers;

  ■
  no single-trigger change-in-control arrangements;

  ■
  five-year vesting period for performance-based equity awards;
  ■
  a substantial portion of our long-term equity awards contain meaningful performance hurdles to achieve full vesting (100% of our CEO's long-term equity incentive awards are subject to performance hurdles);

  ■
  minimum stock ownership guidelines for the Chief Executive Officer; President; Chief Financial Officer; and Senior Executive Vice President, Secretary and General Counsel;

  ■
  no tax gross-ups in executive employment agreements;

  ■
  a general prohibition against short sales; investing in publicly traded options; hedging; pledging and margin accounts; and limit orders involving Company securities; and

  ■
  a voluntary deferred compensation plan.

Our board is asking stockholders to approve a non-binding advisory vote on the following resolution:

  RESOLVED, that the compensation paid to the company's NEOs, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the compensation discussion and analysis, the compensation tables and any related material disclosed in this Proxy Statement is hereby approved.

✓	The Board recommends a vote FOR the approval of our executive compensation.

32  \  The Howard Hughes Corporation - investor.howardhughes.com

Proposal No. 3—Ratification of the Appointment of Ernst & Young LLP as the Company's Independent Registered Public Accounting Firm for Fiscal 2019

The Audit Committee has selected Ernst & Young LLP ("EY") as the Company's independent registered public accounting firm for fiscal 2019. SEC regulations and the NYSE corporate governance standards require that the Company's independent registered public accounting firm be engaged, retained and supervised by the Audit Committee. Although approval or ratification by stockholders of such engagement is not required, the Company is seeking the stockholders'

ratification of the Audit Committee's selection of EY because we believe that allowing stockholders to express their view on the matter is good corporate governance. Any failure of the stockholders to ratify the Audit Committee's selection of EY as the Company's independent registered public accounting firm would be considered by the Audit Committee in determining whether to engage EY.

✓	The Board recommends a vote FOR the ratification of the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for fiscal 2019.

RELATIONSHIP WITH INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the Company's independent registered public accounting firm. As described above, the Audit Committee has selected EY as the Company's independent registered public accounting firm for fiscal 2019.

A representative of EY is expected to be present at the Annual Meeting and will be given the opportunity to make a statement if they so desire and to respond to appropriate questions from stockholders.

Proxy Statement for the 2019 Annual Meeting of Stockholders   /  33

PROPOSAL NO. 3—RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL 2019

INDEPENDENT REGISTERED ACCOUNTING FIRM FEES

The following table presents fees incurred for professional services rendered by EY, the Company's independent registered public accounting firm for the fiscal years ended December 31, 2018 and December 31, 2017.

	December 31,

	2018	2017
Audit Fees(1)	$2,395,000	$2,727,225

Audit-Related Fees(2)	$105,000	$96,250

Tax Fees(3)	$44,554	$80,750

All Other Fees	–	–

Total Fees(4)	$2,544,554	$2,904,225

(1)
Includes fees and expenses incurred for services related to the annual audit of the consolidated financial statements, required statutory audits, reviews of the Company's quarterly reports on Form 10-Q, the registered public accounting firm's report on the Company's internal control over financial reporting, as required under Section 404 of the Sarbanes-Oxley Act of 2002, comfort letters and consents during the respective periods.

(2)
Includes fees for the audit of the December 31, 2018 financial statements of DLV/HHPI Summerlin, LLC and the audit of the December 31, 2018 and 2017 financial statements of Discovery Property Company, LLC, both joint ventures of the Company.

(3)
Includes fees for services related to tax compliance, tax advice and tax planning.

(4)
The decrease in fees in 2018 as compared to 2017 is attributable to fees related to a statutory audit of The Woodlands conducted by EY in 2017 and two comfort letters issued by EY in 2017.

PRE-APPROVAL POLICIES AND PROCEDURES

The Audit Committee's policy is to require the pre-approval of all audit and non-audit services provided to the Company by its independent registered public accounting firm (except for items exempt from pre-approval requirements under applicable laws and rules) to assure that the provision of such services does not impair the firm's independence. All audit and non-audit services were pre-approved by our Audit Committee in accordance with the pre-approval requirements set forth in its charter.

34  \  The Howard Hughes Corporation - investor.howardhughes.com

Audit Committee Report

The Audit Committee is comprised entirely of independent directors (as defined for members of an audit committee in SEC rules and the NYSE listing standards) and assists the Board in a number of duties. These duties include oversight of the following matters: the integrity of the Company's financial statements; compliance with legal and certain regulatory requirements; the performance of the internal audit function; and the financial reporting process. In addition, the Audit Committee is directly responsible for the appointment, compensation (including negotiation and approval of the audit fee), retention and oversight of the Company's independent registered public accounting firm. The Audit Committee appointed Ernst & Young LLP ("EY") as its independent registered public accounting firm for fiscal 2019. The Audit Committee operates pursuant to a written charter adopted by the Board and reviewed annually by the Audit Committee. A copy of the charter is available on our website at www.howardhughes.com under the Investors tab. The Audit Committee has the resources and authority it deems appropriate to discharge its responsibilities.

The Audit Committee has engaged EY to serve as the Company's independent accounting firm since 2013. In accordance with SEC rules, the lead audit partner on the Company engagement serves no more than five consecutive years in that role. The current lead partner was appointed in 2018. The Audit Committee and management have direct input into the selection of the lead audit partner. The Audit Committee periodically considers whether the annual audit of the Company's financial statements should be conducted by another firm.

In determining whether to reappoint EY as the Company's independent registered public accounting firm for 2019, subject to stockholder ratification, the Audit Committee took into consideration a number of factors. These factors included:

  ■
  the length of time the firm has been engaged by the Company;

  ■
  EY's familiarity with the Company's operations and industry, accounting policies, financial reporting process, and internal control over financial reporting;

  ■
  EY's skills, expertise and independence;

  ■
  the quality of the Audit Committee's ongoing discussions with EY;

  ■
  a review of external data related to EY's legal risks and proceedings, audit quality and recent public portions of Public Company Accounting Oversight Board (United States) (the "PCAOB") reports;

  ■
  an assessment of the professional qualifications of EY, the performance of the lead audit partner and the other professionals on the Company account;

  ■
  the reasonableness of EY's fees for the services provided to the Company;

  ■
  management's relationship with EY and its assessment of EY's performance; and

  ■
  the impact of changing auditors, including the significant time requirement that could distract from management's focus on reporting and internal controls.

Based on this evaluation, the Audit Committee believes that it is in the best interest of the Company and our stockholders to retain EY as our independent registered public accounting firm for fiscal 2019.

Each member of the Audit Committee is considered financially literate, as defined by the NYSE, and the Board has determined that Mr. Shepsman has the necessary experience to qualify as an "audit committee financial expert" under SEC rules. As determined by the SEC, a person designated as an audit committee financial expert will not be deemed an "expert" for purposes of the federal securities laws. In addition, this designation does not impose on a person any duties, obligations or liabilities that are greater than those otherwise imposed on the person as a member of the Audit Committee and the Board, and does not affect the duties, obligations or liabilities of the Board.

Proxy Statement for the 2019 Annual Meeting of Stockholders   /  35

AUDIT COMMITTEE REPORT

Management is responsible for the Company's system of internal control over financial reporting and for preparing its consolidated financial statements. EY was responsible for performing independent audits of the Company's internal control over financial reporting as of December 31, 2018 and its consolidated financial statements as of December 31, 2018 and for the year then ended, both in accordance with the standards of the PCAOB, and to issue reports thereon. The Audit Committee is responsible for overseeing management's conduct of the financial reporting process and system of internal control.

The Audit Committee reviewed and discussed with both management and EY the results of the independent audits of the Company's internal control over financial reporting as of December 31, 2018 and its consolidated financial statements as of December 31, 2018 and for the year ended prior to their issuance. During 2018, management advised the Audit Committee that the set of financial statements had been prepared in accordance with accounting principles generally accepted in the United States of America, and reviewed significant accounting and disclosure matters with the Audit Committee. This included discussion with EY of matters required to be discussed by Statement on Auditing Standards No. 16, as amended, as adopted by the PCAOB and SEC

Regulation S-X Rule 2-07, Communication with Audit Committees, as currently in effect, including the quality of the Company's accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements. The Audit Committee also discussed with its independent registered public accounting firm matters relating to its independence and received the written disclosures and letter from EY required by the applicable requirements of PCAOB regarding the independent accountant's communications with the Audit Committee concerning independence.

Taking all of these reviews and discussions into account, all of the Audit Committee members, whose names are listed below, recommended to the Board that it approve the inclusion of the Company's audited financial statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2018 for filing with the SEC.

Members of the Audit Committee

Steven Shepsman, Chair
Beth Kaplan
Allen Model

36  \  The Howard Hughes Corporation - investor.howardhughes.com

Executive Officers

The following table sets forth certain information with respect to the Company's current executive officers:

DAVID R. WEINREB CHIEF EXECUTIVE OFFICER AND A DIRECTOR Age 54

Background

David R. Weinreb has served as a director and Chief Executive Officer since November 2010. Known for his passion, tenacity and entrepreneurial spirit, Mr. Weinreb has directed the Company's efforts since its emergence in 2010, building a competitive portfolio of some of the most sought-after real estate in the country. His vision, leadership and acumen led him to be honored as the 2013 Ernst and Young Entrepreneur Of The Year® Award in Real Estate for the region. In 2012, he was named as one of the Top 200 CEOs in the U.S. by ExecRank and in 2015 he was listed in the 2015 Commercial Observer Power 100 as one of the 100 most powerful people in New York City real estate.

A real estate industry veteran for over 30 years, Mr. Weinreb spent 17 years as Chairman and CEO of TPMC Realty Corporation, a company he built into a multi-faceted investment firm prior to joining the Company. Located in Dallas, Texas, TPMC, whose tenant roster included many Fortune 500 companies, specialized in the acquisition and repositioning of underperforming real estate and real estate related assets across the United States. In addition to development, ownership and management of real estate, the firm's activities included mezzanine financing and private equity investing. Mr. Weinreb attended New York University and began his real estate career in the 1980's in New York City. He is a member of the International Council of Shopping Centers and the Urban Land Institute. He also serves on the Advisory Council of the Lusk Center for Real Estate at the University of Southern California. His philanthropic interests are both local and national.

Qualifications

Mr. Weinreb's extensive experience in the real estate industry, as well as his executive leadership experience, make him particularly suited to provide guidance to the Board and serve as a bridge between the Board and our executive officers.

GRANT HERLITZ PRESIDENT Age 47

Background

Grant Herlitz has served as President since November 2010. Mr. Herlitz was Interim Chief Financial Officer of the Company from January 31, 2011 to March 23, 2011. Mr. Herlitz oversees the daily operations and works closely with the Chief Executive Officer in developing the strategy for the Company. Known for his dynamic leadership style and ability to develop and inspire talent, Mr. Herlitz has direct oversight over a committed and passionate team of professionals that lead the Company's acquisition, development, leasing and operating platforms. Mr. Herlitz' experience negotiating the separation agreements and emerging the Company gave him in-depth knowledge of its assets that made him uniquely qualified to manage operational and strategic matters impacting the Company.

Previously, Mr. Herlitz was President and Chief Financial Officer of TPMC Realty Corporation. Mr. Herlitz joined TPMC in 2000 as Vice President of Investments using his varied financial and management experience and business acumen to position himself for multiple roles within the company. Mr. Herlitz handled the acquisition and disposition of assets within TPMC's portfolio.

Mr. Herlitz started his career in finance working for the European Community Observer Mission to South Africa, an organization set up in conjunction with the United Nations to observe political change in South Africa. After moving to the United States in 1994, Mr. Herlitz worked as a tax accountant in both public and corporate accounting before joining the Dallas-based FirstPlus Financial Group, Inc. in 1997. As Assistant to the Chairman and CEO of the company, Mr. Herlitz managed the day-to-day investments of a family limited partnership. While with FirstPlus, he

Proxy Statement for the 2019 Annual Meeting of Stockholders   /  37

EXECUTIVE OFFICERS

researched and implemented all new ventures, and analyzed and managed equity positions in real estate funds, hedge funds and equity portfolios. He was also responsible for due diligence review on all new investments.

Mr. Herlitz earned a Bachelor of Commerce Degree (US Equivalent of Bachelor of Business Administration) from the University of Witwatersrand, Johannesburg, South Africa. In addition, he is an active member of the Dallas Chapter of the Young Presidents Organization.

DAVID O'REILLY CHIEF FINANCIAL OFFICER Age 45

Background

David O'Reilly joined the Company in October 2016 as the Chief Financial Officer. He is responsible for managing the company's investment and financial strategy, working with the executive team to unlock meaningful long-term value across the company's portfolio.

Prior to joining the Company, Mr. O'Reilly served as Executive Vice President, Chief Investment Officer of Parkway Properties, Inc., a NYSE-traded real estate investment trust focused on office properties. He served in the position from November 2011 through October 2014 and was appointed Chief Financial Officer in August 2012. He also served as the company's Interim Chief Financial Officer from May 2012 through August 2012. Previously, Mr. O'Reilly served as Executive Vice President of Banyan Street Capital and as Director of Capital Markets for Eola Capital LLC. He served in the investment banking industry as Senior Vice President of Barclays Capital Inc. and in a similar capacity for Lehman Brothers. During his career, Mr. O'Reilly has been involved in a broad range of financial advisory and merger and acquisition activities, including leveraged buyouts, initial public offerings and single asset and pooled CMBS transactions. Mr. O'Reilly currently serves as a director of Kite Realty Group Trust.

Mr. O'Reilly graduated from Tufts University with a B.S. in Civil Engineering and received his M.B.A. from Columbia University.

PETER RILEY SENIOR EXECUTIVE VICE PRESIDENT, SECRETARY AND GENERAL COUNSEL Age 63

Background

Peter Riley serves as Senior Executive Vice President, Secretary and General Counsel and joined the Company in May 2011. Mr. Riley is responsible for overseeing all legal matters for the Company. Mr. Riley has over 30 years of experience, working in both the public and private sector. Mr. Riley was a partner at K&L Gates LLP between 2004 and 2011 with a significant focus on the tax aspects of fund formation, joint ventures and the acquisition, disposition, operation and financing of real estate assets. Previously, Mr. Riley led the tax department at Kelly, Hart and Hallman, and was Senior Tax Counsel at Simpson Thacher and Bartlett.

Before earning his law degree, Mr. Riley worked for Amerada Hess Corporation (NYSE: AHC) where he became Chief Financial Officer of its Abu Dhabi subsidiary. Mr. Riley received his L.L.M. in Taxation from New York University School of Law, his J.D. from Boston College Law School and his B.B.A. from The University of Notre Dame.

SAUL SCHERL PRESIDENT, NEW YORK TRI-STATE REGION Age 53

Background

Saul Scherl serves as President, New York Tri-State Region and joined the Company in December 2015. Mr. Scherl is responsible for overseeing the Company's New York Tri-State Region, which notably includes the Seaport District that is currently undergoing redevelopment.

Mr. Scherl has more than 20 years of retail, residential, hospitality and mixed-use real estate experience. Additionally, he is both a licensed attorney and CPA. Prior to joining The Howard Hughes Corporation, he was a Principal at Blackpoint Partners where he managed the company's real estate assets as well as mergers and acquisitions. Previously, he served in a

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EXECUTIVE OFFICERS

similar capacity at Loeb Partners Realty as the Managing Director and with Nomura Asset Capital, where he was responsible for liquidating the company's multi-billion-dollar real estate portfolio. Earlier in his career, Mr. Scherl was with Piper Rudnick and Shaw Pittman as well as Arthur Young and Company. Throughout his career, he has been involved in a broad range of acquisitions, dispositions, redevelopments and financings for real estate properties across the U.S.

Mr. Scherl graduated from Emory University with a B.B.A. in Accounting and received his J.D. from George Washington University.

REUBEN DAVIDSOHN CHIEF ADMINISTRATIVE OFFICER Age 46

Background

Reuben Davidsohn has served as Chief Administrative Office since 2012. Mr. Davidsohn is responsible for managing the treasury and banking functions as well as overseeing the human resources operation.

Prior to joining the Company, Mr. Davidsohn was Vice President of TPMC Realty Corporation, where he utilized his strong background in finance and accounting to oversee all financial aspects of the company's commercial portfolio. He was part of the Company's emergence team and has been involved in every aspect of the company's operation and evolution.

Mr. Davidsohn received his M.B.A. from the Neely School of Business at Texas Christian University and has a B.S. in Business and Healthcare Management from the University of Alabama.

PAUL LAYNE PRESIDENT, CENTRAL REGION Age 61

Background

Paul Layne serves as President, Central Region and joined the Company 2012. He is responsible for overseeing the operations of the master planned communities of The Woodlands, Bridgeland and The Woodlands Hills in Houston, TX, and 110 N. Wacker office development in Chicago, IL. He also provides strategic involvement for Summerlin and Columbia along with other assets within the Company's portfolio.

For more than 35 years, Mr. Layne has been a vital leader in Houston's commercial real estate community as well as in national real estate. Prior to joining the Company, Mr. Layne was Executive Vice President at Brookfield Properties Corporation, overseeing a 9.7 million square-foot portfolio in Houston's Central Business District. He was responsible for all of the region's activities including leasing, operations, property management, legal, accounting, development and construction as well as being a member of Brookfield's global partnership task force.

KEVIN ORROCK PRESIDENT, SUMMERLIN Age 68

Background

Kevin Orrock serves as President, Summerlin. Mr. Orrock's long-term career with the Company began more than 40 years ago and he helped shape Summerlin from its inception more than 25 years ago. He brings to the Company a deep understanding of the Summerlin community and the development process as well as a keen business and financial acumen that has contributed to Summerlin's ongoing success as one of Southern Nevada's premier community for more than two decades.

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EXECUTIVE OFFICERS

Mr. Orrock began his career with the company when he joined the accounting department at the famed Desert Inn Hotel in Las Vegas in 1974, then owned by Summa Corporation, predecessor to the Company. He held numerous accounting and finance positions before being named Treasurer in 1991. As President of Summerlin, Mr. Orrock oversees all functions of the Summerlin community, which led the nation in home sales for more than a decade during the 1990s and early 2000s.

Mr. Orrock earned a B.A. in Business Administration from Wittenberg University and an M.B.A from the University of Nevada Las Vegas. Active in the community, Mr. Orrock is past chair of the Las Vegas Chamber of Commerce and serves on the executive board of Las Vegas Economic Global Alliance. He is a member of the advisory board of directors for University of Nevada Las Vegas Foundation and the Lee College of Business.

GREG FITCHITT PRESIDENT, COLUMBIA Age 49

Greg Fitchitt is President, Columbia and joined the Company in 2013. He leads the development efforts for the 14-million-square-foot, mixed-use plan to transform Downtown Columbia into the Center of Culture and Commerce for central Maryland.

Mr. Fitchitt has over 20 years of real estate experience including development, planning, entitlements, community and government relations, leasing, and design and construction management. Before joining HHC in 2013, Mr. Fitchitt completed nine shopping center redevelopments in Washington State and Southern California. Mr. Fitchitt led the development of Westfield UTC in La Jolla, CA, obtaining entitlements for a $1.0 billion LEED-ND Gold mixed-use revitalization and completing the

$180 million first phase in 2012. Together the Westfield projects completed under his direction represented over $500 million in investment.

Mr. Fitchitt holds a M.B.A. from UCLA and a B.A. in Philosophy from Pomona College. Mr. Fitchitt chairs the Downtown Columbia Partnership board, and serves on the Greater Baltimore Committee's Board of Directors, and the ULI Transit Oriented Development Council for the ULI Baltimore and Washington District Councils. He also previously served for five years on the Howard County Chamber Board of Directors and for ten years on the boards of non-profit affordable housing developers in California.

MICHAEL SLOSSER PRESIDENT, HOSPITALITY Age 61

Background

Michael Slosser serves as President, Hospitality and joined the Company in 2016. He is responsible for leading the company's hospitality portfolio which currently includes 1,000 guest rooms across three resort and conference centers.

Prior to joining the Company, he spent the past 16 years with Destination Hotels and Resorts where he oversaw the greater southern California market, including L'Auberge Del Mar, Paradise Point Resort and Spa, Sheraton Universal, Estancia La Jolla Hotel and the Town and Country Resort and Convention Center. He was responsible for two of the world's top resorts, the Manele Bay Hotel and The Lodge at Koele, where he served as Vice President of Resorts for the Lanai Company, a subsidiary of Castle and Cooke. These two resorts were recognized by Conde' Nast Traveler as the #1 and #3 ranked golf resorts in the world during his tenure. Additionally, his experience includes time at the Westin Hotels, Hilton Hotels and Stouffer Hotels. Other notable properties include the Beverly Hilton Hotel and the famed La Costa Resort and Spa.

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EXECUTIVE OFFICERS

Mr. Slosser graduated from Michigan State University with a B.A. in Business Administration and School of Hotel and Restaurant Administration.

SIMON TREACY PRESIDENT, HAWAII Age 50

Background

Simon Treacy serves as President, Hawaii and joined the Company in 2018. Mr. Treacy has 20 years of global real estate experience across Asia, Europe and the US. He has lived in Australia, Singapore, Thailand, Hong Kong, Japan, and China, and spent the past four years in New York as BlackRock Real Estate's Managing Director, Global Chief Investment Officer and Head of US Equity. Prior to BlackRock, Mr. Treacy was a Founding Shareholder and Global CEO of MGPA, which was acquired by BlackRock in 2013, and had $14 billion of funds under management in Asia and Europe. Mr. Treacy is also a global governing trustee in ULI and a leader in urban planning and land use.

SARAH VASQUEZ EXECUTIVE VICE PRESIDENT, MANAGEMENT AND OPERATIONS Age 57

Background

Sarah Vasquez has served as Executive Vice President of Management and Operations, since 2013. Ms. Vasquez is responsible for the results of the operating assets within the portfolio. In addition, she works closely with all other departments, including development, in assessing operational needs for the Company. Currently she has oversight of field management, tenant coordination, operating property marketing, operations administration and finance. Since joining the Company, she has also overseen the opening of Downtown Summerlin and The Outlet Collection at Riverwalk.

Ms. Vasquez has over 25 years of work experience. Prior to joining the Company, Ms. Vasquez served in several roles with Westfield Corporation over a 15-year span with her last position as Senior Vice President, Los Angeles Management and National Operations. Additionally, she has played an active role in over 20 development projects, ranging from $50 million to $700 million. Some of these critical projects included iconic centers such as Westfield San Francisco Center, Valley Fair, Topanga and Culver during her time at Westfield Corporation. Ms. Vasquez graduated from Santa Clara University in California with a B.S. in Finance. She is an active member of the International Council of Shopping Centers and has served on the CSM Committee for four terms. She is active with the REAP program in Dallas and has served on many program committees as well as a member of PEO, a women's philanthropic organization.

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Compensation Discussion and Analysis

EXECUTIVE COMPENSATION

This Compensation Discussion and Analysis provides information on our executive compensation program and the amounts shown in the executive compensation tables that follow. In this proxy statement, the term "NEOs" means Named Executive Officers. The six executive officers listed below are our NEOs for fiscal 2018. For fiscal 2018, we have determined to include one additional NEO than is required by the SEC rules because of a sign-on equity grant made to an executive officer that would have otherwise caused Mr. Riley to no longer be listed as an NEO. While the additional disclosure regarding Mr. Riley's compensation arrangements is not required by the SEC rules, we believe this additional disclosure provides a more fulsome description of our executive compensation program, particularly since Mr. Riley is likely to be required to be listed as an NEO in the future.

Named Executive Officer	Position
David Weinreb	Chief Executive Officer ("CEO")

Grant Herlitz	President

David O'Reilly	Chief Financial Officer ("CFO")

Peter Riley	Senior Executive Vice President, Secretary and General Counsel

Paul Layne	President, Central Region

Simon Treacy	President, Hawaii

EXECUTIVE SUMMARY

Our success depends, in large part, on our ability to successfully attract, motivate and retain a qualified management team. The executive compensation program designed and implemented by the Compensation Committee is intended to attract, retain and motivate the key people necessary to enable us to maximize operational efficiency and profitability over the long term. The Compensation Committee believes that executive compensation should align the interests of our executives and other key employees with those of the Company and its stockholders. Our executive compensation program also is designed to differentiate compensation based upon individual contribution, performance and experience.

In establishing compensation, the Compensation Committee provides our NEOs with a competitive compensation package, using a holistic evaluation of each element of our NEOs' compensation together with an assessment of each NEO's ownership position in the Company (inclusive of stock, warrants to purchase stock, and equity awards). The Compensation Committee sets compensation in this manner to ensure that our compensation practices do not disadvantage the Company in attracting and retaining executives and other key employees, while also managing a competitive compensation expense structure for the Company.

Stockholders should note that, although the Compensation Committee considers the compensation paid to executives by our peer group companies in making compensation decisions, the Compensation Committee also considers the compensation that real estate private equity firms, private real estate development companies and real estate opportunity funds are paying their executives as it believes that the Company is competing more with these types of organizations for top-tier talent than it is with our peer group companies.

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COMPENSATION DISCUSSION AND ANALYSIS

Financial and Operational Highlights

The Company delivered strong results in 2018. The Company increased operating assets net operating income by 13.1% over 2017 levels to $179.3 million, increased master planned community earnings before taxes by 6.6% over 2017 levels to $203 million and contracted to sell 668 condominiums at Ward Village, representing $569 million of gross sales. The Company also completed construction on: (i) Seaport District NYC – Pier 17, which includes approximately 213,000 square feet of experiential retail, studio and creative office space; (ii) Mr. C Seaport, our joint venture project for redevelopment of the 66-room Mr. C Seaport hotel, which serves as an amenity in the Seaport District; (iii) Creekside Apartments, a 292-unit apartment complex in The Woodlands; (iv) Two Summerlin, a 144,615 square foot Class-A office building located just east of Downtown Summerlin; and (v) Aristocrat, a 12-acre build-to-suit project in Summerlin. The Company also delivered Ae`o, a 465-unit condominium tower in Ward Village.

The charts below summarize our growth in key financial metrics from fiscal 2017 to fiscal 2018:

Dollar amounts below are in thousands.

Operating Assets Net Operating Income ("Operating Assets NOI")	Master Planned Community Segment Earnings Before Taxes ("MPC EBT")
*
Annex A includes a reconciliation of non-GAAP Operating Assets NOI to Operating Assets Segment Earnings Before Taxes.

**
Annex A includes a reconciliation of non-GAAP MPC EBT to Net Income.

Financial Results Under Incentive Plans

The charts below compare fiscal 2018, 2017 and 2016 metrics that the Compensation Committee uses to determine annual incentive payouts and long-term equity incentives. Note that these financial measures differ from the comparable GAAP and Non-GAAP measures reported above and in our financial statements.

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COMPENSATION DISCUSSION AND ANALYSIS

NEO PERFORMANCE MEASURES

Dollar amounts below are in thousands.

Cumulative Contracted Condominium Sales	Operating Assets Net Operating Income*	MPC Net Operating Income**
*
Annex B includes a reconciliation of Operating Assets NOI for NEO Goals to Operating Assets NOI.

**
Annex C includes a reconciliation of MPC Net Operating Income to MPC EBT.

2018 Compensation Highlights

Our 2018 financial performance, along with the individual performance of our NEOs, served as key factors in determining compensation for 2018 and executing on other compensation practice initiatives, including as follows:

Compensation Practice	Rationale for Practice
• We granted annual long-term equity incentive awards, 50% of which are performance-based, except with respect to Mr. Weinreb who received 100% performance-based incentive awards.	• We tie a significant portion of compensation to long-term performance.

• Payouts based on interpolation between performance targets for the performance-based equity awards.

•

By using linear interpolation rather than the "step" approach for the performance targets for the performance-based equity awards, we are able to achieve finer calibration between pay and performance. Interpolation mitigates the risk that management will act improperly to either increase payout to the next higher step or avoid falling to a lower step.

• Majority of annual compensation for our NEOs is tied to incentive compensation.	• Our NEOs have a performance-based annual incentive compensation opportunity that is assessed annually to ensure alignment with our compensation objectives.

Prior to the 2018 annual meeting of stockholders, at which approximately 73.4% of the votes cast were in favor of our "say-on-pay" stockholder advisory vote in support of executive compensation, our management engaged with stockholders holding a majority of our outstanding shares to discuss our executive compensation program. We undertook this engagement to inform the Compensation Committee's discussions and better assess stockholder views on our executive compensation program. In response to stockholder input and feedback, we reassessed

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COMPENSATION DISCUSSION AND ANALYSIS

certain aspects of the compensation structure for our NEOs and its disclosure, seeking to address the following concerns expressed by our stockholders.

Stockholder Concern	How We Addressed Concern
• Annual incentive awards are largely discretionary

•

We established specific, predetermined financial goals for key components of the Company's business that substantially drive long-term performance and value creation. Annual incentive payouts in 2018 were awarded based on how well the NEOs performed against the predetermined financial goals.

• Disclosure relating to assessment of annual incentive payouts	• The Company enhanced its disclosure related to the alignment between Company performance and incentive payouts.

Proxy advisors and certain stockholders also expressed concerns regarding the specific compensation mix for the CEO and the Compensation Committee's rationale for the mix. Specifically, the concern related to the dollar value of the CEO's target annual incentive award, which is 500% of base salary, relative to the value of his annual long-term equity awards. The Compensation Committee thoughtfully designed the CEO's compensation to be competitive with the market and to recognize Mr. Weinreb's significant experience, entrepreneurial acumen and high performance, while taking into account his unique circumstances, particularly his significant personal ownership of shares and warrants (as further described under "—Compensation Philosophy and Objectives," below).

Given Mr. Weinreb's ownership of approximately $129.4 million of shares (inclusive of restricted shares subject to performance-based vesting) in the Company as of December 31, 2018, which is materially greater than the ownership by CEOs of other companies (see charts below), and his $50.0 million warrant purchase, the Compensation Committee determined that the following two compensation elements were necessary to provide balanced alignment with the Company's annual and long-term performance:

  •
  an annual incentive award sufficient to drive the achievement of key short-term financial and operational performance that compensates Mr. Weinreb for our Company's significant achievements on a "real time" basis; and

  •
  performance contingent restricted stock that only vests based on sustained share growth, which acknowledges that the growth of real estate development businesses is generally realized over the long-term.

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COMPENSATION DISCUSSION AND ANALYSIS

Compensation and Governance Best Practices

The Compensation Committee regularly reviews best practices in governance and executive compensation. The Company's current best practices and policies include the following:

What We Do
✓	Align Executive Compensation with Company Performance. We tie a majority of executive pay to fully at risk, performance-based cash awards and long-term equity awards.
✓

Apply Multi-Year Vesting to Equity Incentive Awards.

Under our long-term equity incentive program, time-based awards vest ratably over a five-year period following the date of grant and performance-based awards vest at the end of five years, subject to the satisfaction of total stockholder return thresholds.

✓

Provide Double-Trigger Severance Benefits.

In the event of a change of control, equity award vesting is provided to our NEOs only in the event of a qualifying termination following a change of control. Equity awards do not vest solely in connection with a change of control.

✓

Allow Clawbacks.

Our Board has adopted a policy regarding recovery of incentive awards for fiscal years for which financial results are later restated, which may include reimbursement of any bonuses paid and recovery of profits received during the applicable period under any equity compensation awards.

✓

Impose Stock Ownership Guidelines.

Our Compensation Committee has adopted stock ownership guidelines for our CEO, President, CFO and Senior Executive Vice President, Secretary and General Counsel, which require such executive officers to accumulate and hold a meaningful level of stock in the Company.

✓

Conduct Annual Risk Review.

Our Compensation Committee conducts an annual review of the Company's compensation programs to confirm that there are no compensation-related risks that are reasonably likely to have a material adverse effect on the Company.

✓	Retain an Independent Compensation Consultant. Our Compensation Committee retains an independent compensation consultant to advise on our executive compensation programs.
✓	Provide Limited Perquisites. We provide limited perquisites to our NEOs.
✓	Offer Broad-Based Benefits. Our NEOs are eligible for the same health and retirement benefits as other full-time employees.
✓	Use Peer Group Evaluation. We evaluate our compensation peer groups periodically to align with investor expectations and changes in the Company's business.
✓	Conduct an Annual Say-on-Pay Vote. We conduct an annual say-on-pay vote to better understand investor sentiment of our executive compensation program.

What We Don't Do
No Excise Tax Gross-Ups. We do not make tax gross-up payments to executive officers.
No Supplemental Retirement Benefits. We do not provide supplemental executive officer retirement benefits.
No Hedging or Pledging. We do not permit hedging or pledging of equity by our executive officers or directors.
No Repricing. Our equity plan prohibits repricing or the buyout of underwater stock options without stockholder approval.
No Discount Options. Our equity plan prohibits granting stock options with a grant price less than fair market value of our common stock on the date of the grant.

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COMPENSATION DISCUSSION AND ANALYSIS

Compensation Philosophy and Objectives

We Strive to Attract, Incentivize and Retain Talented Individuals.	We pay competitively.

It is imperative that we attract, incentivize and retain individuals in executive positions whose skills, business experience and acumen are critical to the current and long-term success of the Company.

We pay competitively to provide a target compensation opportunity that will attract, motivate and retain our talented core of executives who drive our success and have led to the transformation of the Company over the last several years. The compensation program is designed to give the Company a competitive advantage relative to the compensation provided by peer group companies with which we compete for qualified executive talent. The Compensation Committee also seeks to retain executives through the phases of the cycle of the real estate market by keeping compensation competitive during times of growth as well as contraction, reflecting the long-term nature of successful real estate development businesses.

While peer group companies and competitive survey data provide a beginning reference point and inform decisions on the range of compensation opportunities, it is just one of many factors the Compensation Committee considers in setting pay. For example, the Compensation Committee recognizes that real talent competitors for our NEOs include high-paying private real estate development companies, high paying private equity firms and real estate opportunity funds, in addition to our more conventional public company peers.

Also, several of our peers are REITs whose operations directly compare to our operating assets segment only and not to our master planned community segment or strategic development segment. Ultimately, the Compensation Committee retains flexibility to adjust executive compensation based on our objectives of building our Company and creating stockholder value.

Retention is a key objective of the compensation program.
Because the implementation of the Company's business strategy requires long-term commitments on the part of our NEOs, and because competition for top talent is intense in the Company's industry, retention of our talented core of executives is a key objective of the compensation program.

We Pay for Performance.	We reward attainment of established goals.
We firmly believe that pay should be tied to performance. Superior performance enhances stockholder value and is a fundamental objective of the Company's compensation program.	The compensation program is designed to reward our NEOs for attaining established goals that require the dedication of their time, effort, skills and business experience to drive the success of the Company and the maximization of stockholder value.

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COMPENSATION DISCUSSION AND ANALYSIS

Performance-based annual incentive compensation is a key component of our compensation program.
For fiscal 2018, annual performance is rewarded through annual incentive awards and is based on the Company's operational performance and financial results and the individual NEO's contribution to those results. NEO performance is judged against specific, predetermined financial goals established by the Compensation Committee in the first quarter of the performance year. The predetermined financial goals are based on the Company's annual budget for the performance year, which is approved by the Board. In addition, we consider the achievement of specfic property development objectives, relative to expectations at the start of each year.

We Align Pay to Business Objectives and Long-Term Strategy.	We grant long-term equity incentive awards under our equity incentive program.

The compensation program is designed to reward and motivate our NEOs' Company-wide performance and, as described below, individual performance in attaining business objectives and maximizing stockholder value. Compensation decisions are based on the principle that the long-term interests of our NEOs should be aligned with those of our stockholders.

W use equity incentive awards as a recruitment and retention incentive and to align the interests of our NEOs with stockholder interests. The Compensation Committee continues to grant awards under the annual long-term equity incentive program that was adopted in 2010. Performance is a key component of our long-term equity incentive program.

The Compensation Committee uses absolute cumulative total stockholder return as the sole metric for the performance-based component of the long-term equity awards because it believes that the NEOs should receive value in respect of the performance-based awards only if the Company provides our stockholders with meaningful increases in our stock price and not because the Company outperformed its peers.

NEO PERSONAL INVESTMENT IN HOWARD HUGHES

In addition to aligning the interests of our NEOs with stockholder interests through awards under our annual long-term equity incentive program, Messrs. Weinreb, Herlitz, and O'Reilly are aligned with our stockholders through their substantial personal investment in warrants to purchase shares of our common stock and/or shares of common stock as set forth in the table below.

Name	Type of Security	Acquisition Date	Number of Shares/Shares Underlying Warrants	Exercise Price	Fair Market Value at Time of Acquisition
Weinreb	Common Shares	11/9/2018	50,000	N/A	$5,469,500
	Warrants	6/16/2017	1,965,409	$124.64	$50,000,000
	Common Shares	6/3/2013	10,000	N/A	$995,364

Herlitz	Common Shares	12/17/2018	5,091	N/A	$500,394
	Warrants	10/2/2017	87,951	$117.01	$2,000,000

O'Reilly	Warrants	10/17/2016	50,125	$112.08	$1,000,000

Not only does the per share price of our common stock need to exceed the applicable exercise price of each warrant for the warrant to have value, the per share price of our common stock needs to exceed approximately $150, $140, and $132 in the case of Messrs. Weinreb's, Herlitz's, and O'Reilly's warrants, respectively, for the warrants to have enough value to recoup the applicable purchase price that each paid to obtain his warrant. Because Messrs. Weinreb's, Herlitz's, and O'Reilly's warrants are generally not exercisable until June 2022, October 2022, and April 2022, respectively, unless there is an intervening change of control or qualifying termination event prior to such date, these "break-even" prices encourage Messrs. Weinreb, Herlitz, and O'Reilly to create significant and sustainable growth in the value of the Company in excess of the incentive provided by our long-term equity incentive award program.

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COMPENSATION DISCUSSION AND ANALYSIS

Messrs. Riley and Layne also have a significant ownership stake in our common stock (through both ownership of unrestricted shares and awards of equity incentive grants), as described above under "—Security Ownership of Management and Certain Beneficial Holders." Messrs. Weinreb, Herlitz, O'Reilly and Riley are also subject to the stock ownership requirements described below under "Other Components of Compensation—Stock Ownership Guidelines" to further encourage the alignment of their interests with our stockholders.

ROLES AND RESPONSIBILITIES

Role of Compensation Committee

The Compensation Committee administers our executive compensation programs. The role of the Compensation Committee is to review and approve the compensation paid to our NEOs and certain other executive officers of the Company, and to review the compensation policies and practices for all of our employees to verify that the policies and practices do not create unreasonable risks for the Company.

In establishing compensation for NEOs, the Compensation Committee considers, among other things, recommendations by our CEO and our compensation consultant, and the compensation of similarly situated executives of peer companies. In addition, the Compensation Committee, with the assistance of management, reviews total compensation paid to certain other executive officers annually, including long-term equity awards.

In 2018, the Compensation Committee reviewed the internal evaluations of the NEOs and certain other executive officers, and market data provided by management and our compensation consultant, Meridian Compensation Partners, LLC ("Meridian"). The Compensation Committee believes that NEO compensation for 2018 reflects appropriate allocation of compensation between salary, annual incentive compensation and equity compensation.

The Compensation Committee reviews and approves corporate goals and objectives relevant to the CEO's compensation, evaluates his performance in light of those goals and objectives and determines and approves his compensation level based on this evaluation.

Role of Executive Officers

Our CEO makes compensation recommendations for the other NEOs to the Compensation Committee. Additionally, management provides financial and compensation data to the Compensation Committee for its review in setting compensation and gives guidance as to how the data impacts performance goals set by the Compensation Committee. This data includes:

  •
  our financial performance for the current year compared to the preceding year;

  •
  performance evaluations of the NEOs (other than CEO) including experience, prior performance and anticipated future performance;

  •
  industry-wide business conditions; and

  •
  total compensation provided to the NEOs in previous years.

Role of Compensation Consultant

The scope of Meridian's work includes the following items in connection with 2018 compensation:

  •
  providing the Compensation Committee with relevant market data;

  •
  updating the Compensation Committee on related trends and developments;

  •
  advising the Compensation Committee on program design; and

  •
  providing input on compensation decisions for NEOs.

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COMPENSATION DISCUSSION AND ANALYSIS

Meridian is independent and provides no services directly to the Company and no conflicts of interest exist between the Company and Meridian.

RISK ASSESSMENT

The Compensation Committee's annual review and approval of the Company's compensation strategy includes a review of compensation-related risk. In this regard, the Compensation Committee annually considers the relationship between the Company's overall compensation policies and practices for employees, including executive officers, and risk, including whether such policies and practices (a) encourage imprudent risk taking, and (b) would be reasonably likely to have a material adverse effect on the Company. Based on this review in 2018, the Compensation Committee concluded that there are no compensation-related risks that are reasonably likely to have a materially adverse effect on the Company.

MARKET REVIEW AND COMPENSATION PEER GROUP

For 2018 NEO performance, the Compensation Committee compared our executive compensation program with competitive market information regarding salary and incentive awards and programs. The purpose of this analysis is to provide a beginning reference point in evaluating the reasonableness and competitiveness of our executive compensation within the real estate development and operating industry and to ensure that our compensation program is generally comparable to companies of similar size and scope of operations.

Market pay levels are obtained from various sources, including published compensation surveys and information taken from SEC filings of 14 public companies recommended by Meridian and approved by the Compensation Committee. The Compensation Committee also considers compensation paid at private real estate and investment companies and larger real estate and hotel companies as additional context, but does not benchmark NEO compensation. The following companies comprised the peer group for purposes of reviewing and considering the 2018 compensation decisions approved for our NEOs:

Peer Group

• Beazer Homes USA, Inc.	• Kilroy Realty Corporation	• Taubman Center, Inc.

• Camden Property Trust	• Meritage Homes Corporation	• Toll Brothers, Inc.

• Duke Realty Corporation	• Mid-America Apartment Communities, Inc.	• Vail Resorts, Inc.

• Federal Realty Investment Trust	• Pebblebrook Hotel Trust	• Weingarten Realty Investors

• Forest City Realty Trust, Inc.	• Regency Centers Corporation

The following Three-Year and One-Year Performance Total Stockholder Return tables shows where we ranked among the following pure real estate development companies: Meritage Homes Corporation; Toll Brothers, Inc.; and Beazer Homes USA, Inc.

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COMPENSATION DISCUSSION AND ANALYSIS

The Compensation Committee considers the Company total stockholder return ("TSR") and TSR performance relative to other real estate development companies as relevant context in determining compensation levels for our NEOs. Our TSR performance is reflected in the value of each NEOs' long-term incentive compensation. One hundred percent of the restricted stock granted to our CEO and 50% of the restricted stock granted to the other NEOs is eligible to cliff-vest after five years only if the Company achieves specified cumulative TSR growth percentages over a five-year period. At an 11% cumulative TSR growth rate over a five-year period, only 30% of the restricted stock granted that is subject to performance-based vesting would vest. No restricted stock subject to performance-based vesting would vest if TSR growth rate is below 11% over a five-year period.

EMPLOYMENT AGREEMENTS

Each of Messrs. Weinreb, Herlitz, O'Reilly and Riley have employment agreements with the Company. These agreements provide for a minimum annual base salary, target annual incentive compensation under plans approved by the Compensation Committee, as well as severance and other benefits. The Compensation Committee approved the terms of the employment agreements based upon (a) its assessment of the terms necessary to retain highly qualified executives, and (b) arm's length negotiations with each of these executives. For a description of the

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COMPENSATION DISCUSSION AND ANALYSIS

material terms of these employment agreements, see "Executive Compensation – Employment Agreements with the NEOs."

Key Elements of Executive Compensation Program

The following table outlines certain information regarding the key elements of our executive program:

Element	Form	Objectives and Basis
Base Salary	Cash	• Attract and retain highly qualified executives to drive our success

Annual Incentive	Cash	• Drive Company and segment results

Compensation

•

Actual payout determined by the Compensation Committee based on the achievement of specific financial and operational goals and objectives established by the Compensation Committee during the first quarter of each calendar year

Long-Term Equity	Restricted Stock (time-based	• Drive Company performance

Incentive	and performance-based vesting)	• Align interests of executives with those of our stockholders

• Retain executives through long-term vesting

• Provide stockholder aligned wealth accumulation opportunities

Deferred Compensation	401(k) plan, non-qualified deferred compensation plan	• Provide tax-deferred methods for general savings and retirement

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COMPENSATION DISCUSSION AND ANALYSIS

We also provide other general benefits and limited perquisites, which are described below.

2018 ANNUAL COMPENSATION MIX

Consistent with the Compensation Committee's compensation philosophy and objectives, the following sets forth the 2018 compensation decisions that were approved for our NEOs as result of Company and individual performance achievements and the total mix of variable compensation paid or granted to NEOs as reflected in the Summary Compensation Table under the header "Executive Compensation" and elsewhere in this Proxy Statement.

	Key Responsibilities		2018 Annual Compensation Mix
David Weinreb Chief Executive Officer
Our CEO is responsible for managing our business operations and overseeing the senior members of our management team. He leads the implementation of corporate strategy and is the primary liaison between our Board and the management of our firm. He also serves as the primary public figure of the Company.

Key 2018 Performance Achievements

•

Led the Company's strong financial and operational performance, including the increases of Operating Assets NOI and MPC EBT.

•

Advanced and cultivated the Company's vision for the Seaport District, which included, the opening of 10 Corso Como and the ESPN Studio and the inaugural Summer Concert Series on Pier 17.

•

Presided over another year of strong condominium sales at Ward Village and the delivery of Ae'o.

	Compensation Decisions
	Base Salary	$1,000,000
	Annual Incentive Compensation	$5,000,000
	Long-Term Equity Incentive	$1,329,359

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COMPENSATION DISCUSSION AND ANALYSIS

	Key Responsibilities		2018 Annual Compensation Mix
Grant Herlitz President
Our President is responsible for managing our day-to-day business operations and executing on Company-wide initiatives.

Key 2018 Performance Achievements

•

Led the Company's strong financial and operational performance, including the increases of Operating Assets NOI and MPC EBT.

•

Provided leadership and strategic direction to other executives.

•

Continued to work with MPC Segment executives in managing our lot prices and cash flow.

•

Continued to lead the capital markets department in obtaining property financing across the portfolio.

	Compensation Decisions
	Base Salary	$750,000
	Annual Incentive Compensation	$2,625,000
	Long-Term Equity Incentive	$1,894,072

	Key Responsibilities		2018 Annual Compensation Mix
David O'Reilly Chief Financial Officer
Our CFO is responsible for managing the Company's overall financial position, including our cash flow and liquidity profile. He is also responsible for financial analysis and reporting, as well as our information technology function. He is our primary liaison to our investors.

Key 2018 Performance Achievements

•

Integrally involved in subjects of critical significance to the Company, including cash flow, capital liquidity and reputational matters.

•

Continued to refine our investor communication and relations strategy.

•

Closed a second, non-secured corporate credit facility with loan proceeds of up to $700 million.

•

Continued to lead the Company's ESG efforts.

	Compensation Decisions
	Base Salary	$500,000
	Annual Incentive Compensation	$900,000
	Long-Term Equity Incentive	$865,822

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COMPENSATION DISCUSSION AND ANALYSIS

	Key Responsibilities		2018 Annual Compensation Mix
Peter F. Riley Senior Executive Vice President, Secretary and General Counsel
Our Senior Executive Vice President, Secretary and General Counsel manages business and legal aspects of complex transactions, particularly in the negotiation of critical contracts. He participates in the definition and development of corporate policies, procedures and programs, and provides counsel and guidance on legal matters.

Key 2018 Performance Achievements

•

Continued to lead the Company's Legal Department in drafting, negotiating and finalizing contracts on a timely basis.

•

Continued to excel by providing the Company with sound legal advice and strategies.

•

Continued to lead the development of the new Triple A Minor League Baseball Stadium in Downtown Summerlin.

	Compensation Decisions
	Base Salary	$550,000
	Annual Incentive Compensation	$800,000
	Long-Term Equity Incentive	$577,151

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COMPENSATION DISCUSSION AND ANALYSIS

	Key Responsibilities			2018 Annual Compensation Mix*
Paul Layne President, Central Region
Our President, Central Region is primarily responsible for overseeing the Company's Texas operations, which notably includes The Woodlands, Bridgeland and The Woodlands Hills. Mr. Layne also oversees the development of the 110 North Wacker office building in Chicago, Illinois.

Key 2018 Performance Achievements

•

Continued the development of the Company's vision for The Woodlands, Bridgeland and The Woodlands Hills.

•

Led the Company's development and leasing efforts for 110 North Wacker.

•

Identified and led the acquisition of two office buildings in The Woodlands.

				Chart does not include value of the 10-year retention option because it was a one-time grant that will not occur annually.
	Compensation Decisions
		Base Salary	$500,000
		Annual Bonus	$470,000
		Long-Term Equity Incentive	$216,378
		10-year Retention Option	$4,621,000
	*	Mr. Layne does not participate in the other NEOs' annual incentive compensation program. For more information, see "2018 Annual Compensation – Annual Incentive Compensation."

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COMPENSATION DISCUSSION AND ANALYSIS

	Key Responsibilities			2018 Annual Compensation Mix*
Simon Treacy President, Hawaii
Our President, Hawaii is primarily responsible for overseeing the Company's Hawaii operations, of which Ward Village is a part.

Key 2018 Performance Achievements

•

Presided over strong sales at Ward Village.

•

Oversaw the delivery of Ae'o, a 466-unit condominium tower at Ward Village.

•

Continued the development of Ward Village, including the construction commencement of 'A'ali'i.

				Chart does not include value of the new hire option because it was a one-time grant that will not occur annually.
	Compensation Decisions
		Base Salary	$500,000
		Annual Bonus	$500,000
		New Hire Option	$4,558,500
	*	Mr. Treacy does not participate in the other NEOs' annual incentive compensation program. For more information, see "2018 Annual Compensation – Annual Incentive Compensation."

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COMPENSATION DISCUSSION AND ANALYSIS

 Fiscal Year 2018 CEO Total At-Risk Compensation Mix

CEO COMPENSATION FIXED VS AT-RISK	PEER GROUP CEO COMPENSATION FIXED VS AT-RISK

BASE SALARY

The annual base salary for each NEO is set forth in his employment agreement (with the exception of Mr. Layne, who does not have an employment agreement with us). Any increases in base salary are expected to be determined on the basis of scope of responsibilities, level of experience and sustained performance with the Company, as well as internal and market comparisons. In setting base salaries for the NEOs, the Compensation Committee seeks to provide a reasonable level of fixed compensation that is competitive with base salaries for comparable positions at similar companies. The base salaries of our NEOs as of December 31, 2017 and 2018 were as follows:

Name	Title	2017 Base Salary ($)	2018 Base Salary ($)	Base Salary Change
David Weinreb	Chief Executive Officer	1,000,000	1,000,000	No Change

Grant Herlitz	President	750,000	750,000	No Change

David O'Reilly	Chief Financial Officer	500,000	500,000	No Change

Peter F. Riley	Senior Executive Vice President, Secretary and General Counsel	550,000	550,000	No Change

Paul Layne	President, Central Region	500,000	500,000	No Change

Simon Treacy	President, Hawaii	N/A	500,000	N/A

ANNUAL INCENTIVE COMPENSATION

The Compensation Committee believes that annual incentive compensation is a key element of the total compensation for our NEOs. The Compensation Committee also believes that placing a significant portion of executive compensation at risk each year, subject to the results of established performance measures and objectives, appropriately motivates the NEOs to achieve the Company's financial and operational objectives, thereby enhancing stockholder value.

The employment agreements for our NEOs (other than Messrs. Layne and Treacy) provide that each officer is eligible to receive an annual incentive award. The amount of each annual incentive award is within a range set forth in the applicable NEO's employment agreement and is determined by the Compensation Committee based on the achievement of specific goals and objectives established by the Compensation Committee during the first quarter of each calendar year. Mr. Layne does not have an employment agreement and instead participates in the Company's

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COMPENSATION DISCUSSION AND ANALYSIS

general annual incentive plan, in which all corporate employees are eligible to participate. The annual incentive compensation opportunity for each NEO with an employment agreement as of December 31, 2018 is set forth below.

David Weinreb

  •
  At least 65% (threshold), but not more than 120% (maximum), of a target annual incentive award of $5,000,000

Grant Herlitz

  •
  At least 65% (threshold), but not more than 120% (maximum), of a target annual incentive award of $2,625,000

David O'Reilly

  •
  At least 60% (threshold), but not more than 140% (maximum), of a target annual incentive award of $900,000.

Peter F. Riley

  •
  At least 60% (threshold), but not more than 140% (maximum), of a target annual incentive award of $800,000

The annual incentive awards for the eligible NEOs are contingent upon the achievement of an objective minimum financial performance measure (the "Overall Goal") and the results of the Compensation Committee's evaluation of the achievement of other operational and real estate development objectives (as further described below). If the Company achieves the Overall Goal, then a bonus pool for the eligible NEOs is available for distribution in accordance with the threshold, target and maximum annual incentive awards set forth in their employment agreements as described above and the Compensation Committee's evaluation of Company and NEO performance as described in further detail below.

The Compensation Committee established the Overall Goal for the 2018 annual incentive compensation plan of at least $500.0 million of consolidated gross revenues. The Company's consolidated gross revenues for 2018 were approximately $1 billion, which substantially exceeded the $500.0 million Overall Goal, and a bonus pool was therefore available for distribution to the eligible NEOs. The Compensation Committee selected consolidated gross revenues as the Overall Goal because it believes that our revenues are a strong indicator of the growth and performance of the Company in this stage of its development; however, achievement of the Overall Goal is only the threshold for availability of the eligible NEOs' bonus pool. It is not the sole factor in determining NEO annual incentive payouts. If the Overall Goal is achieved, the Compensation Committee determines actual annual incentive payouts based primarily on the specific, predetermined financial and operational goals that it approves in the first quarter of each year within the framework of the eligible NEOs' employment agreements.

As the Company and its businesses have evolved, the Compensation Committee has increasingly evaluated NEO performance for purposes of annual incentive compensation payouts against specific, predetermined financial and operations goals. For fiscal 2018, annual incentive payouts were equally based on the achievement of the following objective performance goals:

  •
  cumulative contracted condominium sales;

  •
  Operating Assets NOI; and

  •
  MPC net operating income ("MPC NOI").

We chose these measures because we believe that they motivate our NEOs to drive Company growth and to execute on our business plan.

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COMPENSATION DISCUSSION AND ANALYSIS

To reflect performance above or below performance targets, the goals above have sliding scales that provide for annual incentive payouts greater than the target level if results are greater than target performance (up to a maximum payout of 120% of the target bonus for Messrs. Weinreb and Herlitz and 140% of the target bonus for Messrs. O'Reilly and Riley) or less than target bonus if results are lower than the performance target (down to a threshold of 65% of target bonus for Messrs. Weinreb and Herlitz and 60% of target bonus for Messrs. O'Reilly and Riley), below which the annual incentive payout would equal the threshold bonus amount set forth in each NEO contract.

The fiscal 2018 performance targets were designed to be challenging and were set at levels above fiscal 2017 performance targets. The Company's actual performance exceeded all of the performance targets.

The actual results for the cumulative contracted condominium sales target are as follows:

PERFORMANCE MEASURE	THRESHOLD	TARGET	MAXIMUM	ACTUAL	POTENTIAL PAYOUT
Cumulative Contracted Condominium Sales (Weinreb and Herlitz)	$1,261,975,000	$1,941,500,000	$2,329,800,000	$2,043,936,983	105%

Cumulative Contracted Condominium Sales (O'Reilly and Riley)	$1,164,900,000	$1,941,500,000	$2,718,100,000	$2,043,936,983	105%

The actual results for the Operating Assets NOI target are as follows:

PERFORMANCE MEASURE(1)	THRESHOLD	TARGET	MAXIMUM	ACTUAL	POTENTIAL PAYOUT
Operating Assets NOI (Weinreb and Herlitz)	$117,319,839	$180,492,060	$216,590,472	$181,032,432	100%

Operating Assets NOI (O'Reilly and Riley)	$108,295,236	$180,492,060	$252,688,884	$181,032,432	100%

(1)
The components of Operating Assets NOI include the following: (i) net operating income from retail operations; (ii) net operating income from office operations; (iii) net operating income from multifamily operations; (iv) net operating income from hospitality operations; and (v) net operating income from other operations. See Annex B for a reconciliation of the Operating Assets NOI for NEO Goals to Operating Assets NOI.

The actual results for the MPC NOI target are as follows:

PERFORMANCE MEASURE(2)	THRESHOLD	TARGET	MAXIMUM	ACTUAL	POTENTIAL PAYOUT
MPC NOI Goals (Weinreb and Herlitz)	$90,245,209	$138,838,783	$166,606,540	$151,040,539	109%

MPC NOI Goals (O'Reilly and Riley)	$83,303,270	$138,838,783	$194,374,296	$151,040,539	109%

(2)
For the purpose of evaluating actual performance against the MPC NOI goal, 2018 Actual MPC NOI was adjusted to reflect a $10 million commercial sale, which was budgeted to close in 2018, but instead closed in 2017 and land development costs of $12 million, which generated land sales of $6 million in 2018. The Board approved the additional $12 million in land development costs after the Compensation Committee established the MPC NOI goal, and therefore the Compensation Committee did not believe it appropriate to consider these costs in connection with the evaluation of 2018 MPC NOI performance. See Annex C for a reconciliation of MPC NOI to MPC EBT.

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COMPENSATION DISCUSSION AND ANALYSIS

After the end of fiscal 2018, the Compensation Committee determined the extent to which the performance goals were achieved. The table below shows what the fiscal 2018 payout levels would have been based on the interpolation of actual performance compared with the performance goals. The performance above target level was not significant enough to warrant payment above the target level and the Compensation Committee elected to pay annual incentives at the target level as disclosed in the "Non-Equity Incentive Compensation Plan" column of the Summary Compensation Table. Mr. Weinreb received an annual incentive payout of $5.0 million; Mr. Herlitz received an annual incentive payout of $2,625 million; Mr. O'Reilly received an annual incentive payout of $900,000; and Mr. Riley received an annual incentive payout of $800,000.

NEO	Payout on Cumulative Contracted Condominium Sales (33.33% Weighted)	Payout on Operating Assets NOI (33.33% Weighted)	Payout on MPC NOI (33.33% Weighted)	Bonus Payout % of Target	Potential Bonus Payout($)
Weinreb	105%	100%	109%	104.8%	$5,239,400

Herlitz	105%	100%	109%	104.8%	$2,750,685

O'Reilly	105%	100%	109%	104.8%	$943,092

Riley	105%	100%	109%	104.8%	$838,304

Before determining the actual bonus payouts for the NEOs other than Mr. Layne, the Compensation Committee also considered each NEO's individual performance. The Compensation Committee generally judged the individual performance of each NEO taking into consideration the performance highlights of each NEO as described in "2018 Annual Compensation Mix." In evaluating individual NEO performance, the Compensation Committee did not apply any formula or performance target.

Messrs. Layne and Treacy do not have an employment agreement with the Company and do not participate in the annual cash bonus pool as described above. Messrs. Layne and Treacy participate in the Company's general annual incentive plan in which all corporate employees are eligible. Their annual cash bonuses are based upon their performance against objective and subjective performance goals that are established by Grant Herlitz in consultation with each of Mr. Layne and Mr. Treacy. The cash bonus amount is ratified by the Compensation Committee upon recommendation from the CEO.

LONG-TERM EQUITY INCENTIVE

The 2010 Incentive Plan is designed to attract, retain and motivate officers, employees, non-management directors and consultants of the Company and its subsidiaries, as well as promote the success of the Company's business by providing participants with appropriate incentives.

The Company believes that restricted stock grants provide a long-term equity opportunity that is both competitive in the real estate industry and serves as a retention tool. In addition, 50% of the restricted stock granted to each NEO (and 100% of the restricted stock granted to the CEO) is eligible to cliff-vest after five years only upon the achievement of specified cumulative total stockholder return growth percentages over the same period. At an 11% cumulative total shareholder return growth over a five-year period, only 30% of the restricted stock granted that is subject to performance based vesting would vest. No restricted stock subject to performance-based vesting would vest if TSR growth rate is below 11% over a five-year period. The 11% minimum cumulative total stockholder return is a challenging target. The Company believes that the long-term vesting component of the restricted stock aligns management's interest with the long-term performance of the Company.

Restricted stock granted in 2018 is based on fiscal 2017 performance. Based on the actual achievement of the 2017 goals described below (which were approved by the Compensation Committee in the first quarter of 2017) and the Compensation Committee's overall evaluation of the individual 2017 performance of each eligible NEO, the Compensation Committee determined that each of Messrs. Weinreb, Herlitz, O'Reilly, and Riley should receive a long-term equity incentive in an amount equal to the target amounts set forth in their employment agreements.

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COMPENSATION DISCUSSION AND ANALYSIS

Performance Measure (2017)	Target ($)	Actual ($)	Target Exceeded
Cumulative Contract Condominium Sales	1,431,000,000	1,532,000,000	✓

MPC NOI	96,276,651	130,699,044	✓

Operating Assets NOI	147,329,257	161,519,156	✓

Mr. Layne's restricted stock grant was determined by the Compensation Committee in consultation with the CEO, based upon his performance against objective and subjective performance goals that were established by Grant Herlitz in consultation with Mr. Layne. The achievement of such goals was ratified by the Compensation Committee. Mr. Treacy did not receive a restricted stock grant because he was not employed by the Company in 2018.

The table below provides a breakdown of the restricted stock awarded to certain of our NEOs in 2018.

Name Executive Officer	Performance- Based Shares (#)	Time- Based Shares (#)	Total 2018 Shares Granted (#)
David Weinreb	24,636	N/A	24,636

Grant Herlitz	10,779	10,778	21,557

David O'Reilly	4,927	4,927	9,854

Peter Riley	3,285	3,284	6,569

Paul Layne	1,231	1,232	2,463

All awards set forth in the table above were granted pursuant to the regular annual grant program. The performance-based shares granted in 2018 are eligible to cliff-vest as shown in the table below on December 31, 2022. Vesting is based on the cumulative total stockholder return ("TSR") of the Company over a five-year term. $127.02, the volume weighted average share price of the Company for the last 30 trading days of 2017, will be used as the begining price for calculating TSR. The ending price will be the volume weighted average share price of the Company for the last 30 trading days of 2022.

A TSR target is deemed satisfied if the TSR meets or exceeds one of the corresponding thresholds below. If the TSR achieved is between two of the thresholds set forth below, the percentage of the award that vests will be interpolated between the two thresholds. Share price will be based on the daily closing price of the Company's common stock as reported in the consolidated transaction reporting system.

Total Stockholder Return	Stock Price End	Vesting %
0.00% to 10.99%	$214.03 or below	0%

11.00% to 11.99%	$214.04	30%

12.00% to 12.99%	$223.86	60%

13.00% to 13.99%	$234.03	90%

14.00% to 14.99%	$244.57	120%

15.00%	$255.49+	150%

The time-based shares granted in 2018 vest ratably over a five-year period. The first 20% tranche vested on December 31, 2018, and the remaining 20% tranches vest on December 31, 2019; December 31, 2020; December 31, 2021; and December 31, 2022 (in each case, generally subject to continued employment on the applicable vesting date).

The Compensation Committee granted our CEO restricted stock that is eligible to cliff-vest after five years only upon the achievement of a minimum cumulative total stockholder return over the same period. A TSR target is deemed satisfied if the TSR meets or exceeds one of the corresponding thresholds below. If the TSR achieved is between

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COMPENSATION DISCUSSION AND ANALYSIS

two of the thresholds set forth below, the percentage of the award that vests will be interpolated between the two thresholds. Share price will be based on the daily closing price of the Company's common stock as reported in the consolidated transaction reporting system.

Total Stockholder Return	Stock Price End	Vesting %
0.00% to 10.99%	$214.03 or below	0%

11.00% to 11.99%	$214.04	30%

12.00% to 12.99%	$223.86	60%

13.00% to 13.99%	$234.03	90%

14.00% to 14.99%	$244.57	120%

15.00% to 15.99%	$255.49	150%

16.00% to 16.99%	$266.79	160%

17.00% to 17.99%	$278.49	170%

18.00% to 18.99%	$290.60	180%

19.00% to 19.99%	$303.12	190%

20.00%+	$316.08+	200%

In February 2018, the Company also granted Mr. Layne a ten-year retention option to purchase 100,000 shares of Company common stock at an exercise price of $121.77. 50,000 options will vest and become exercisable on the fifth anniversary of the option grant date and 50,000 options will vest and become exercisable on the 10th anniversary of the option grant date (in each case, generally subject to Mr. Layne's continued employment through the applicable vesting date). The Company granted Mr. Layne the option as a retention tool following Mr. Layne's first five years of service with the Company and the vesting of his original option granted in connection with his commencement of employment with the Company in 2012.

In January 2018, the Company granted Mr. Treacy a ten-year option to purchase 100,000 shares of Company common stock at an exercise price of $127.62. 50,000 options will vest and become eligible on the fifth anniversary of the option grant date and 50,000 options will vest and become exercisable on the 10th anniversary of the option grant date (in each case, generally subject to Mr. Treacy's continued employment through the applicable vesting date). The Company granted Mr. Treacy the option as part of his on-boarding package and as an inducement to join the Company.

Long-term equity is an at-risk component of NEO compensation. One hundred percent of the annual long-term equity award granted to our CEO and 50% of the annual long-term equity award granted to our other NEOs will not vest unless the Company produces meaningful TSR for our stockholders. The charts below show the grant date value of long-term equity against the realized and realizable value such awards as of December 31, 2018 for all of our NEOs. The grant date value in the charts below is determined by multiplying the closing share price on the date of grant by the number of shares granted without discounting for any performance-based or service-based vesting conditions. We used $97.62, the closing share price of the Company's common stock as of December 31, 2018, to calculate the realized and realizable value of each NEO's long-term equity. The charts below do not include the value of the warrants held by Messrs. Weinreb, Herlitz and O'Reilly. Those warrants were underwater as of December 31, 2018. The charts below also do not include information related to Mr. Treacy. Mr. Treacy was not granted long-term equity in the form of restricted stock in 2018. The Company granted Mr. Treacy a new hire option in 2018, which was underwater as of December 31, 2018.

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COMPENSATION DISCUSSION AND ANALYSIS

REALIZED AND REALIZABLE VALUE OF EQUITY-BASED COMPENSATION

David Weinreb

Grant Herlitz

David O'Reilly

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COMPENSATION DISCUSSION AND ANALYSIS

Peter F. Riley

Paul Layne

OTHER COMPONENTS OF COMPENSATION

Deferred Compensation Plan.

The Company provides a deferred compensation plan to the NEOs and other highly-compensated employees to provide tax-deferred methods for general savings and retirement. Although the Company has the flexibility to make discretionary contributions to the deferred compensation plan, it has not made any such contributions.

Employee Benefits.

The Company provides health, life, and other insurance benefits to its NEOs on the same basis as its other full-time employees. The Company does not provide its executives and other employees with defined benefit pension benefits, supplemental retirement benefits, or post-retirement welfare benefits.

Severance Benefits.

We provide certain severance benefits to our NEOs, other than Messrs. Layne and Treacy, under their employment agreements, and for Mr. Layne under the Amended and Restated of The Howard Hughes Management Co. LLC

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COMPENSATION DISCUSSION AND ANALYSIS

Separation Benefits Plan (the "Separation Benefits Plan"). For more information, see "Employment Agreements with the NEOs."

The Compensation Committee believes that these benefits are necessary and appropriate to attract and retain qualified NEOs insofar as these benefits are generally made available by other companies. Additionally, the change in control benefits are intended to ensure that the Company's NEOs are able, as a practical matter, to evaluate any potential change in control transaction objectively and to encourage NEOs to remain employed by the Company in the event a change in control becomes a real possibility. For additional information regarding the employment agreements with the Company's NEOs, see "Executive Compensation—Employment Agreements with the NEOs" and "Potential Payments Upon Termination or Change in Control."

Perquisites and Other Personal Benefits.

The Company provides Mr. Weinreb, its CEO, with certain perquisites and other personal benefits, such as the use of the corporate aircraft. The Company owns and operates a corporate aircraft to allow employees to safely and efficiently travel for business purposes. The Company aircraft allows the CEO to be far more productive than if commercial flights were utilized, as the aircraft provides a confidential and highly productive environment in which to conduct business without the schedule constraints imposed by commercial airline service.

No Tax "Gross-Up" Payments.

The Company does not provide, and no NEO is entitled to receive, any tax "gross-up" payments in connection with compensation, severance or other benefits provided by the Company.

Executive Compensation Recoupment Policy.

The Board has adopted a policy regarding recovery of incentive awards for fiscal years for which financial results are later restated. In the event of a material restatement of the Company's financial results due to misconduct, the Compensation Committee shall review the facts and circumstances and take the actions it considers appropriate with respect to any executive officer whose fraud or willful misconduct contributed to the need for such restatement. Such actions may include, without limitation, (a) seeking reimbursement of any bonus paid to such officer exceeding the amount that, in the judgment of the Compensation Committee, would have been paid had the financial results been properly reported, and (b) seeking to recover profits received by such officer during the 12 months after the restated period under any equity compensation awards. All determinations made by the Compensation Committee with respect to this policy shall be final and binding on all interested parties.

Deductibility of Compensation.

Section 162(m) of the IRC places a limit of $1.0 million on the amount of compensation a public company may deduct for federal income tax purposes in any one year paid to certain "covered employees". For taxable years ending December 31, 2017 and earlier, "covered employees" generally referred to the company's chief executive officer and its next three most highly compensated executive officers (other than the chief financial officer). However, for taxable years after December 31, 2017, chief financial officers are included in the definition of "covered employees," and the definition additionally extends to any individual who is (or was) a covered employee for any taxable year beginning after December 31, 2016.

For taxable years prior to December 31, 2017, this limitation did not apply to compensation that was considered "qualified performance-based compensation" under the rules of Section 162(m). This exemption was repealed by recent legislation, such that compensation paid to our covered executive officers in excess of $1.0 million will not be deductible unless it qualifies for transition relief applicable to certain arrangements in place as of November 2, 2017 (the scope of which remains uncertain).

The Compensation Committee intends to review on an annual basis the potential impact of this deduction limitation on executive compensation. The deductibility of certain compensation payments depends upon the timing of an executive's vesting or exercise of previously granted awards, as well as interpretations and changes in the tax laws,

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COMPENSATION DISCUSSION AND ANALYSIS

which we will continue to monitor particularly in light of the changes to Section 162(m) of the IRC, and other factors beyond the control of the Compensation Committee. For these and other reasons, including the need to maintain flexibility in compensating executive officers in a manner designed to promote varying corporate goals, the Compensation Committee will not necessarily limit executive compensation to that which is deductible under Section 162(m) and has not adopted a policy requiring that all compensation be deductible. The Compensation Committee will also consider various alternatives to preserving the deductibility of compensation payments and benefits to the extent consistent with its other compensation objectives and otherwise reasonably practicable.

Stock Ownership Guidelines.

The Company maintains stock ownership requirements for our CEO, President, CFO and Senior Executive Vice President, Secretary and General Counsel to encourage such executives to hold a meaningful stake in the Company and thereby demonstrate the alignment of their interests with those of the stockholders. As of December 31, 2018, our NEOs that are subject to the policy have satisfied their stock ownership requirement. The requirements are expressed as a multiple of base salary as follows:

Position	Multiple of Salary
• Chief Executive Officer	• 10x

• President	• 5x

• Chief Financial Officer	• 3x

• Senior Executive Vice President, Secretary and General Counsel	• 2x

Hedging/Pledging Policy.

The Company's insider trading policy includes a prohibition on hedging or pledging our securities. Executive officers are not permitted to be a party to hedging transactions to ensure their objectives and risk remain aligned with those of our stockholders. In addition, executive officers may not pledge as collateral any securities of the Company.

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Compensation Committee Report on Executive Compensation

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

THE COMPENSATION COMMITTEE

R. Scot Sellers, Chair
William Ackman
Burton M. Tansky
Mary Ann Tighe

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Executive Compensation

The following tables, narrative and footnotes discuss the compensation of our Chief Executive Officer, Chief Financial Officer and the four other most highly compensated executive officers during 2018, who are referred to as the NEOs. The following tables and related information should be read together with the disclosure regarding the executive compensation program presented under the caption "Compensation Discussion and Analysis" above.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus(1) ($)	Stock Awards(2) ($)	Option Awards(3) ($)	Non-Equity Incentive Plan Compensation(4) ($)	All Other Compensation(5) ($)	Total ($)
David R. Weinreb	2018	1,000,000	–	1,329,359	–	5,000,000	13,750	7,343,109
Chief Executive Officer	2017	1,000,000	–	1,136,075	–	5,000,000	59,800	7,195,875
	2016	1,000,000	–	–	–	3,750,000	42,064	4,792,064

Grant Herlitz	2018	750,000	–	1,894,072		2,625,000	13,750	5,282,822
President	2017	750,000	–	6,553,688	–	2,625,000	13,500	9,942,188
	2016	750,000	–	1,579,173	–	2,400,000	13,250	4,742,423

David O'Reilly	2018	500,000	–	865,822	–	900,000	13,750	2,279,572
Chief Financial Officer	2017	500,000	–	–	–	900,000	13,500	1,413,500
	2016	96,154	100,000	–	–	–	–	196,154

Peter F. Riley	2018	550,000	–	577,151	–	800,000	13,750	1,940,901
Senior Executive Vice	2017	506,731	–	1,856,830	–	800,000	13,500	3,177,061
President, Secretary and General Counsel	2016	500,000	–	493,483	–	1,000,000	13,250	2,006,733

Paul Layne	2018	500,000	470,000	216,378	4,621,000	–	13,750	5,821,128
President, Central Region

Simon Treacy	2018	500,000	500,000	–	4,558,500	–	13,750	5,572,250
President, Hawaii

(1)
The amounts reported in the "Bonus" column for Messrs. Layne and Treacy refer to the discretionary annual bonus amounts that were awarded to Messrs. Layne and Treacy for their 2018 performance. As described above under "—Annual Incentive Compensation," Messrs. Layne and Treacy do not have employment agreements with us and do not participate in the annual bonus pool program applicable to the other NEOs. The amount reported in the column for Mr. O'Reilly in 2016 was related to a discretionary bonus paid to Mr. O'Reilly in respect of his 2016 performance. Mr. O'Reilly commenced service with us in October 2016 and so did not receive a 2016 bonus under the same program as the other named executive officers.

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EXECUTIVE COMPENSATION

(2)
The amounts reported in the "Stock Awards" column represent the aggregate grant date fair value of stock awards in the form of restricted stock (time-based vesting and performance-based vesting) granted in the years shown, computed in accordance with Financial Accounting Standards Board Accounting Standards Codification 718, Compensation—Stock Compensation ("ASC Topic 718"). The amounts include annual long-term equity incentive awards. Pursuant to SEC rules, the amounts shown in this column exclude the impact of estimated forfeitures related to service-based vesting conditions. With respect to the performance-based restricted stock awards, the grant date fair value reflects the most probable outcome of the performance conditions as of the grant date, which, for the 2018 performance-based award granted to the NEOs was 44.3% of the target number of shares granted. If the maximum level of performance of 200% of target number of shares granted in the case of Mr. Weinreb and 150% of target number of shares granted in the case of the other NEOs was achieved with respect to the performance-based restricted stock granted in 2018 to Messrs. Weinreb, Herlitz, O'Reilly, Riley and Layne, the grant date values would be, respectively, $5,999,851, $1,968,838, $899,941, $600,022 and $225,031. With respect to the performance-based restricted stock granted in 2017 and 2016, if the maximum level of performance was achieved, the grant date value of the awards would be as follows: for Mr. Weinreb $5,961,436 in 2017; for Mr. Herlitz $1,799,978 in 2017 and $1,200,033 in 2016; and for Mr. Reilly $750,064 in 2017 and $375,074 in 2016. See Note 11 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2018 for further information regarding equity awards under our 2010 Incentive Plan, including the assumptions made in determining these values. Additional information on all outstanding stock awards is reflected in the 2018 Outstanding Equity Awards at Fiscal Year-End table beginning on page 83.

(3)
The amount reported in the "Option Awards" column represents the grant date fair value of stock options awards granted to Messrs. Layne and Treacy in 2018, calculated in accordance with ASC Topic 718. Pursuant to SEC rules, the amount shown in this column excludes the impact of estimated forfeitures related to service-based vesting conditions. See Note 11 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2018 for information regarding the assumptions made in determining this value. The stock option awards granted to Messrs. Layne and Treacy are subject to time-based vesting, with 50,000 options becoming exercisable on the fifth anniversary of the date of grant and 50,000 options becoming exercisable on the tenth anniversary of the date of grant.

(4)
The amounts reported in the "Non-Equity Incentive Plan Compensation" column reflect the amounts paid to certain of the NEOs under our annual incentive compensation plan for performance in the listed fiscal year. For additional information on annual incentive compensation, see "Compensation Discussion and Analysis—Annual Incentive Compensation."

(5)
The amounts reported in the "All Other Compensation" column reflect, for each NEO, the amounts contributed by the Company to the Company's 401(k) plan. No personal use of the corporate aircraft is reported because Mr. Weinreb reimbursed the Company for all incremental costs.

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EXECUTIVE COMPENSATION

2018 GRANTS OF PLAN-BASED AWARDS

The following table provides information regarding the plan-based awards granted to the NEOs in 2018.

			Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(2)			Estimated Future Payouts Under Equity Incentive Plan Awards(3)			All Other Stock

Name	Type of Award(1)	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	Awards: Number of Shares of Stock or Units (#)(4) (Time- based)	All Other Option Awards: Number of Securities Underlying Options(5)	Exercise or Base of Option Awards	Grant Date Fair Value of Stock Awards and Option Awards ($)(6)
David Weinreb
	AICA	—	3,250,000	5,000,000	6,000,000	—	—	—	—	—	—	—

	PBRS	02/16/2018	—	—	—	7,391	24,636	49,272	—	—	—	1,329,359

Grant Herlitz
	AICA	—	1,706,250	2,625,000	3,150,000	—	—	—	—	—	—	—

	PBRS	02/16/2018	—	—	—	3,232	10,779	16,169	—	—	—	581,635

	TBRS	02/16/2018	—	—	—	—	—	—	10,778	—	—	1,312,437

David O'Reilly
	AICA	—	540,000	900,000	1,260,000	—	—	—	—			—

	PBRS	02/16/2018	—	—	—	1,478	4,927	7,391		—	—	265,861

	TBRS	02/16/2018	—	—	—	—	—	—	4,927	—	—	599,961

Peter F. Riley
	AICA	—	480,000	800,000	1,120,000	—	—	—	—	—	—	—

	PBRS	02/16/2018	—	—	—	986	3,285	4,928	—	—	—	177,259

	TBRS	02/16/2018	—	—	—	—	—	—	3,284	—	—	399,893

Paul Layne(7)
	PBRS	02/16/2018	—	—	—	370	1,232	1,848	—	—	—	66,479

	TBRS	02/16/2018	—	—	—	—	—	—	1,231	—	—	149,899

	OPT	02/16/2018	—	—	—	—	—	—	—	100,000	121.77	4,621,000

Simon Treacy(7)
	OPT	01/08/18							—	100,000	127.62	4,558,500

(1)
Type of Award:

AICA	Annual Incentive Compensation Award
PBRS	Performance-Based Restricted Stock
TBRS	Time-Based Restricted Stock
OPT	Option
(2)
These columns represent the annual incentive compensation awards that could have been earned based on performance for the 2018 fiscal year. The amounts shown reflect the awards that were possible at the threshold, target and maximum levels of performance. If the Company achieves the Overall Goal, then a bonus pool for the eligible NEOs is available for distribution in accordance with the threshold, target and maximum annual incentive awards set forth in their employment agreements. The annual incentive award amounts actually paid to each NEO are reported in the "Non-Equity Incentive Plan Compensation" column of the Summary Compensation Table. For more information regarding the annual incentive compensation program, see "Compensation Discussion and Analysis—Annual Incentive Compensation."

(3)
The awards represent the performance-based restricted stock granted in 2018 and vest based on the Company's achievement of specified TSR levels over a five-year period. The vesting schedule for each award has a specified threshold performance level such that performance below threshold results in no shares vesting. If at least the threshold performance goal is attained, the number of shares that will vest range from 30% to 150% (or 200% in the case of Mr. Weinreb) of the target number of shares granted. For additional information regarding the vesting of the performance-based restricted stock, see "Compensation Discussion and Analysis—Long-Term Equity Incentive."

(4)
The awards represent the time-based restricted stock granted in 2018.

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EXECUTIVE COMPENSATION

(5)
Represents stock options subject to time-based vesting. The terms of this grant are described above under "Compensation Discussion and Analysis—Long-Term Equity Incentive."

(6)
Represents the grant date fair value determined pursuant to ASC Topic 718, based on the closing price per share of our common stock on the NYSE on the grant date for time-based restricted stock. With respect to performance-based restricted stock, the amounts reflect the value of the probable payout percentage for the awards calculated by multiplying the per share value of the award ($121.77) by the number of shares corresponding to the most probable outcome of the performance conditions as of the grant date, which, for the 2018 performance-based award granted to the NEOs was at 44.3% of the target level. The per share value is based on the closing price per share of our common stock on the NYSE on the grant date for performance-based restricted stock. The aggregate grant date fair value of all stock awards granted in 2018 are reported in the "Stock Awards" column of the Summary Compensation Table.

(7)
Messrs. Layne and Simon do not participate in the NEOs' annual incentive compensation program. For more information, see "Compensation Discussion and Analysis—Annual Incentive Compensation."

EMPLOYMENT AGREEMENTS WITH THE NEOS

David Weinreb

On August 29, 2017, the Company entered into a new employment agreement with Mr. Weinreb to continue to serve in his current role as the Company's Chief Executive Officer. Mr. Weinreb's employment agreement has an initial term of ten years, expiring on August 29, 2027, subject to earlier termination events described below. Upon the expiration of the initial term of ten years, his employment agreement will automatically renew for additional one-year periods, unless either party provides the other party with at least 60 days' prior written notice that it does not wish to automatically renew the term.

Under his employment agreement, Mr. Weinreb is entitled to an annual base salary of $1,000,000 and, subject to achievement of certain performance goals that will be established annually by the Compensation Committee, eligible to earn an annual cash bonus that ranges from 65% to 120% of a target amount of $5,000,000.

Mr. Weinreb is also eligible to receive an annual equity award, which will be awarded each year by the Compensation Committee based upon its evaluation of performance measures and objectives established by the Compensation Committee from time to time following good faith consultation with Mr. Weinreb. The annual equity award will be a long-term equity or equity-based incentive award with an aggregate grant value (based on the achievement of the applicable performance metrics that cause the award to vest at the level of 100%) on the date of grant equal to $3,000,000, with the number of shares of the Company's common stock subject to such annual equity award determined by dividing the aggregate grant value by the closing price per share of the common stock on the date of grant. All annual equity awards granted to Mr. Weinreb will provide for performance-based vesting and a maximum vesting of 200% (assuming the grant is made based on the achievement of the applicable performance metrics at the 100% level), and will be subject to the terms and conditions of the Incentive Plan and the applicable award agreement.

SEVERANCE AND CHANGE IN CONTROL BENEFITS

Termination Without Cause or for Good Reason

Pursuant to the employment agreement, in the event that Mr. Weinreb terminates his employment for "good reason" or is terminated by the Company without "cause" (other than due to non-renewal, death or disability), the Company will pay and provide Mr. Weinreb, in addition to his previously accrued benefits and compensation, the following:

  (1)
  a prorated portion of the target annual cash bonus, subject to the achievement of the applicable minimum performance goals and based upon the number of days elapsed during the applicable calendar year in which he was employed;

  (2)
  an amount equal to the sum of Mr. Weinreb's annual base salary and target annual cash bonus; and

  (3)
  all outstanding equity awards that are subject to forfeiture on the termination date will remain outstanding and continue to vest based on the achievement of the performance metrics.

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EXECUTIVE COMPENSATION

Non-Renewal of Employment Agreement

Pursuant to the employment agreement, in the event that Mr. Weinreb's employment terminates due to the Company's non-renewal of his employment agreement after the expiration of the initial ten-year term or any subsequent one-year renewal period, the Company will pay and provide Mr. Weinreb, in addition to his previously accrued benefits and compensation, the following:

  (1)
  a prorated portion of the target annual cash bonus, subject to the achievement of the applicable minimum performance goals and based upon the number of days elapsed during the applicable calendar year in which he was employed; and

  (2)
  all outstanding equity awards that are subject to forfeiture on the termination date will remain outstanding and continue to vest based on the achievement of the performance metrics.

Death or Disability

Pursuant to the employment agreement, in the event that Mr. Weinreb's employment terminates by reason of his death or as a result of disability, the Company will pay and provide Mr. Weinreb (or his estate), in addition to his previously accrued benefits and compensation, the following:

  (1)
  a prorated portion of the target annual cash bonus, based upon the number of days elapsed in the calendar year that Mr. Weinreb was employed; and

  (2)
  all outstanding equity awards that are subject to forfeiture on the termination date will remain outstanding and continue to vest based on the achievement of the performance metrics.

Change in Control Termination

Pursuant to the employment agreement, in the event that Mr. Weinreb terminates his employment for "good reason" or is terminated by the Company without "cause," in either case, in connection with, or within 12 months following, a change in control, the Company will pay and provide Mr. Weinreb, in addition to his previously accrued benefits and compensation, the following:

  (1)
  a prorated portion of the target annual cash bonus based upon the number of days elapsed during the applicable calendar year in which he was employed;

  (2)
  an amount equal to the sum of Mr. Weinreb's annual base salary and the target annual cash bonus; and

  (3)
  all outstanding equity awards that are subject to forfeiture on the termination date will fully and immediately vest, with any awards that vest based on the achievement of performance metrics vesting at the greater of (a) 100% of the number of shares of common stock granted pursuant to each such award and (b) the performance level achieved as of the termination date.

Receipt of the severance payments and benefits set forth above is contingent upon Mr. Weinreb executing and not revoking a release of claims in favor of the Company.

Under the employment agreement, Mr. Weinreb is also subject to certain restrictive covenants regarding confidentiality, non-disparagement, non-solicitation and non-competition. The non-solicitation and non-competition covenants apply during the term of Mr. Weinreb's employment and for the 12-month period following his termination for any reason.

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EXECUTIVE COMPENSATION

FUTURE WARRANT

Under Mr. Weinreb's employment agreement, the Company agreed to include a proposal in its 2022 proxy materials (and use commercially reasonable efforts to obtain stockholder approval of such proposal) for Mr. Weinreb to purchase a fair market value warrant from the Company exercisable for a number of shares of common stock as Mr. Weinreb may determine in his discretion up to an amount not to exceed 2,500,000 shares of common stock (such amount as may be adjusted for stock dividends, stock splits, reverse stock splits and other similar transactions) (the "Future Weinreb Warrant"). The Future Weinreb Warrant will have substantially similar terms, and be subject to the same conditions, as the Warrant Grant Agreement previously entered into by Mr. Weinreb and the Company on June 16, 2017 (the "June 2017 Warrant"). If stockholder approval is obtained at the 2022 annual meeting, Mr. Weinreb will have the right, but not the obligation to, purchase the Future Weinreb Warrant.

JUNE 2017 WARRANT

Under the terms of the June 2017 Warrant, Mr. Weinreb has the right to acquire 1,965,409 shares of common stock upon exercise of the warrant, including any additional shares of common stock issuable as a result of the anti-dilution provisions of the warrant. The June 2017 Warrant was granted to Mr. Weinreb in exchange for a fair market value purchase price of $50.0 million. The purchase price of the June 2017 Warrant and the number of shares issuable upon exercise was determined by the board of directors based upon the advice of Houlihan Lokey, an independent third party valuation adviser, and the June 2017 Warrant grant was approved by stockholders at the Company's annual meeting on May 18, 2017. The exercise price of the June 2017 Warrant is $124.64, which was the closing trading price of the Company's common stock on the NYSE on June 15, 2017.

The June 2017 Warrant was fully vested on the date of the grant and will become exercisable on June 15, 2022, except in the event of a "change in control," termination of the executive without "cause," or the separation of the executive from the Company for "good reason," and such right to exercise the June 2017 Warrant will expire on June 15, 2023. Immediately prior to the effective date of a "change in control" or upon termination of his employment by the Company without "cause" or for "good reason," the June 2017 Warrant will be immediately exercisable and transferable. In the event of a "change in control," Mr. Weinreb will select whether to exercise the June 2017 Warrant or whether it will be assumed by the successor entity.

Grant Herlitz

On October 2, 2017, the Company entered into a new employment agreement with Mr. Herlitz to continue to serve in his current role as the Company's President. Mr. Herlitz's employment agreement has an initial term of ten years, expiring on October 2, 2027, subject to earlier termination events described below. Upon the expiration of the initial term of ten years, the employment agreement will automatically renew for additional one-year periods, unless either party provides the other party with at least 60 days' prior written notice that it does not wish to automatically renew the term.

Under his employment agreement, Mr. Herlitz is entitled to an annual base salary of $750,000 and, subject to achievement of certain performance goals that will be established annually by the Compensation Committee, eligible to earn an annual cash bonus that ranges from 65% to 120% of a target amount of $2,625,000.

Mr. Herlitz is also eligible to receive an annual equity award, which will be awarded each year by the Compensation Committee based upon its evaluation of performance measures and objectives established by the Compensation Committee from time to time. This annual award will be a long-term equity or equity-based incentive award with an aggregate grant value (with respect to the portion of the award that is based on the achievement of the applicable performance metrics that cause the award to vest at the level of 100%) on the date of grant equal to $2,625,000, with the number of shares of common stock subject to such award determined by dividing the aggregate grant value by the closing price per share of common stock or as otherwise provided for in the Incentive Plan on the date of grant. Fifty percent of each annual award granted to Mr. Herlitz will provide for pro rata time vesting over five years ("Time Vesting Equity Awards") and the other 50% of such award will provide for performance-based vesting

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EXECUTIVE COMPENSATION

("Performance Vesting Equity Awards"), in each case subject to the terms and conditions of the Incentive Plan (or a successor plan) and the applicable award agreement.

INITIAL EQUITY AWARD

In connection with entering into the employment agreement, on October 2, 2017, the Company granted to Mr. Herlitz an initial one-time equity award of 42,764 shares of restricted stock (the "Initial Equity Award"). The Initial Equity Award provides for 50% of the restricted stock to fully vest on the fifth anniversary of the grant date of such award, and the remaining 50% will fully vest on the tenth anniversary of such grant date, in each case, subject to Mr. Herlitz continuing to be an employee of the Company through each vesting date and subject to the terms of the employment agreement and the applicable restricted stock award agreement.

SEVERANCE AND CHANGE IN CONTROL BENEFITS

Termination Without Cause or for Good Reason

Pursuant to the employment agreement, in the event that Mr. Herlitz terminates his employment for "good reason" or is terminated by the Company without "cause," the Company will pay and provide Mr. Herlitz, in addition to his previously accrued benefits and compensation, the following:

  (1)
  a prorated portion of the target annual cash bonus, subject to the achievement of the applicable minimum performance goals and based upon the number of days elapsed during the applicable calendar year in which he was employed;

  (2)
  an amount equal to two times (2x) the sum of Mr. Herlitz's annual base salary and target annual cash bonus;

  (3)
  (a) if the termination date is prior to the fifth anniversary of the grant date of the Initial Equity Award, 50% of the common stock subject to the Initial Equity Award will fully vest or (b) if the termination date is on or after the fifth anniversary of the grant date of the Initial Equity award, 100% of the common stock subject to the Initial Equity Award will fully vest; and

  (4)
  all outstanding and unvested Time Vesting Equity Awards, if any, will fully vest and all outstanding Performance Vesting Equity Awards will remain outstanding and continue to vest based on the achievement of the performance metrics.

Non-Renewal of Employment Agreement

Pursuant to the employment agreement, in the event that Mr. Herlitz's employment terminates due to the Company's non-renewal of his employment agreement after the expiration of the initial ten-year term or any subsequent one-year renewal period, the Company will pay and provide Mr. Herlitz, in addition to his previously accrued benefits and compensation, the following:

  (1)
  a prorated portion of the target annual cash bonus, subject to the achievement of the applicable minimum performance goals and based upon the number of days elapsed during the applicable calendar year in which he was employed;

  (2)
  to the extent not fully vested as of the termination date, the Initial Equity Award will fully and immediately vest; and

  (3)
  all outstanding and unvested Time Vesting Equity Awards, if any, will fully vest and all outstanding Performance Vesting Equity Awards will remain outstanding and continue to vest based on the achievement of the performance metrics.

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EXECUTIVE COMPENSATION

Death or Disability

Pursuant to the employment agreement, in the event that Mr. Herlitz's employment terminates by reason of his death or as a result of disability, the Company will pay and provide Mr. Herlitz (or his estate), in addition to his previously accrued benefits and compensation, the following:

  (1)
  a prorated portion of the target annual cash bonus, based upon the number of days elapsed in the calendar year that Mr. Herlitz was employed;

  (2)
  a prorated portion of the Initial Equity Award that is subject to forfeiture on the termination date will vest based on the number of full years that have elapsed since the beginning of the vesting period through the termination date divided by ten (without taking into account any shares of restricted stock issued in connection with the Initial Equity Award that may have vested on the fifth anniversary of the grant date); and

  (3)
  all outstanding Performance Vesting Equity Awards will remain outstanding and continue to vest based on the achievement of the performance metrics.

Change in Control Termination

Pursuant to the employment agreement, in the event that Mr. Herlitz terminates his employment for "good reason" or is terminated by the Company without "cause," in either case, in connection with, or within 12 months following, a change in control, the Company will pay and provide Mr. Herlitz, in addition to his previously accrued benefits and compensation, the following:

  (1)
  a prorated portion of the target annual cash bonus, based upon the number of days elapsed during the applicable calendar year in which he was employed;

  (2)
  an amount equal to two times (2x) the sum of Mr. Herlitz's annual base salary and the target annual cash bonus;

  (3)
  to the extent not fully vested as of the termination date, the Initial Equity Award will fully and immediately vest; and

  (4)
  all outstanding and unvested Time Vesting Equity Awards, if any, will fully and immediately vest and all outstanding Performance Vesting Equity Awards will vest at the greater of (a) 100% of the number of shares of common stock granted pursuant to each such award and (b) the performance level achieved as of the termination date.

Receipt of the severance payments and benefits set forth above is contingent upon Mr. Herlitz executing and not revoking a release of claims in favor of the Company.

Under the employment agreement, Mr. Herlitz is also subject to certain restrictive covenants regarding confidentiality, non-disparagement, non-solicitation and non-competition. The non-solicitation and non-competition covenants apply during the term of Mr. Herlitz's employment and for the 12-month period following his termination for any reason.

FUTURE WARRANT

Under Mr. Herlitz's employment agreement, the Company agreed to include a proposal in its 2022 proxy materials (and use commercially reasonable efforts to obtain stockholder approval of such proposal) for Mr. Herlitz to purchase a fair market value warrant exercisable for a number of shares of common stock as Mr. Herlitz may determine in his discretion up to an amount not to exceed 250,000 shares of common stock (such amount as may be adjusted for stock dividends, stock splits, reverse stock splits and other similar transactions) (the "Future Herlitz Warrant"). The Future Herlitz Warrant will have substantially similar terms, and be subject to the same conditions, as the Warrant Grant Agreement previously entered into by Mr. Herlitz and the Company on October 4, 2017 (the "October 2017

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Warrant"). If stockholder approval is obtained at the 2022 annual meeting, Mr. Herlitz will have the right, but not the obligation to, purchase the Future Herlitz Warrant.

OCTOBER 2017 WARRANT

Under the terms of the October 2017 Warrant, Mr. Herlitz has the right to acquire 87,951 shares of common stock upon exercise of the warrant, including any additional shares of common stock issuable as a result of the anti-dilution provisions of the warrant. The October 2017 Warrant was granted to Mr. Herlitz in exchange for a fair market value purchase price of $2.0 million. The purchase price of the October 2017 Warrant and the number of shares issuable upon exercise was determined by the board of directors based upon the advice of Houlihan Lokey, an independent third party valuation adviser, and the October 2017 Warrant grant was approved by stockholders at the Company's annual meeting on May 18, 2017. The exercise price of the October 2017 Warrant is $117.01, which was the closing trading price of the Company's common stock on the NYSE on October 3, 2017.

The October 2017 Warrant was fully vested on the date of grant and will become exercisable on October 3, 2022, except in the event of a "change in control," termination of the executive without "cause," or the separation of the executive from the Company for "good reason," and such right to exercise the October 2017 Warrant will expire on October 3, 2023. Immediately prior to the effective date of a "change in control" or upon the date of a termination of employment by the Company without "cause" or for "good reason," the October 2017 Warrant will be immediately exercisable and transferable. In the event of a "change in control," Mr. Herlitz will select whether to exercise the October 2017 Warrant or whether it will be assumed by the successor entity.

David O'Reilly

On February 21, 2018, the Company entered into an amended and restated employment agreement (the "Amended Employment Agreement"). The Company and Mr. O'Reilly entered into the Amended Employment Agreement to effect certain amendments to his previous employment agreement, which was executed on October 17, 2016. Mr. O'Reilly's Amended Employment Agreement expires on December 31, 2022, unless earlier terminated. Under the Amended Employment Agreement, Mr. O'Reilly is entitled to an annual base salary of $500,000 and, subject to the achievement of certain performance goals that will be established annually by the Compensation Committee, eligible to earn an annual cash bonus that ranges from 60% to 140% of the target amount of $900,000.

Under the Amended Employment Agreement, Mr. O'Reilly is eligible to receive an annual equity award, which will be awarded each year by the Compensation Committee based upon its evaluation of performance measures and objectives established by the Compensation Committee from time to time. The annual equity award will be a long-term equity or equity-based incentive award with an aggregate grant value (with respect to the portion of the annual equity award that is subject to performance metrics, based on the achievement of the applicable performance metrics that cause the award to vest at the level of 100%) on the date of grant equal to $1,200,000, with the number of shares of common stock subject to such annual equity award determined by dividing the aggregate grant value by the closing price per share of the Company's common stock or as otherwise provided for in the Incentive Plan on the date of grant. Fifty percent of the annual equity award provides for pro rata time vesting over five years and the other 50% of such award will provide for performance-based vesting, and in each case will be subject to the terms and conditions of the Incentive Plan and the applicable award agreement.

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EXECUTIVE COMPENSATION

SEVERANCE AND CHANGE IN CONTROL BENEFITS

Pursuant to the Amended Employment Agreement, in the event that Mr. O'Reilly terminates his employment for "good reason" or is terminated by the Company without "cause," in either case, within four months prior and in connection with, or within 12 months following, a change in control, the Company will pay and provide Mr. O'Reilly, in addition to his previously accrued benefits and compensation, the following:

  (1)
  a lump sum cash amount equal to the sum of (A) 200% of the annual base salary plus (B) $1,000,000; and

  (2)
  outstanding compensatory awards, if any, that are subject to forfeiture will vest and become non-forfeitable.

Under the Amended Employment Agreement, Mr. O'Reilly is also subject to certain restrictive covenants regarding confidentiality, non-disparagement, non-solicitation and non-competition. The non-solicitation and non-competition covenants apply during the term of Mr. O'Reilly's employment and for the 24-month and 12-month period, respectively, following his termination for any reason.

WARRANT AGREEMENT

In connection with entering into his employment agreement, the Company entered into a warrant purchase agreement with Mr. O'Reilly pursuant to which Mr. O'Reilly purchased for $1.0 million the right to acquire 50,125 shares of Company common stock at an exercise price of $112.08 per share. The warrant was fully vested at the time of purchase and becomes exercisable on April 6, 2022, unless earlier in the event of a "change in control," termination of Mr. O'Reilly's employment with the Company without "cause," or the separation of Mr. O'Reilly from the Company for "good reason." The warrant will expire on October 2, 2022. The Company will have the right to repurchase all or a portion of the shares issuable upon exercise of the warrant if Mr. O'Reilly's employment with the Company is terminated for any reason prior to October 2, 2022. The warrant is subject to anti-dilution adjustments in connection with stock splits, tender offers and certain other events.

Peter F. Riley

On November 6, 2017, the Company entered into a new employment agreement with Mr. Riley to continue to serve in his current role as the Company's Senior Executive Vice President, Secretary and General Counsel. Mr. Riley's employment agreement has an initial term of five years, expiring on November 6, 2022, subject to earlier termination events described below. Upon the expiration of the initial term of five years, the employment agreement will automatically renew for additional one-year periods, unless either party provides the other party with at least 60 days' prior written notice that it does not wish to automatically renew the term.

Under the employment agreement, Mr. Riley is entitled to an annual base salary of $550,000 and, subject to achievement of certain performance goals that will be established annually by the Compensation Committee, eligible to earn an annual cash bonus that ranges from 60% to 140% of a target amount of $800,000.

Mr. Riley is also eligible to receive an annual equity award, which will be awarded each year by the Compensation Committee based upon its evaluation of performance measures and objectives established by the Compensation Committee from time to time. The annual equity award will be a long-term equity or equity-based incentive award with an aggregate grant value (with respect to the portion of the annual equity award that is subject to performance metrics, based on the achievement of the applicable performance metrics that cause the award to vest at the level of 100%) on the date of grant equal to $800,000, with the number of shares of common stock subject to such annual equity award determined by dividing the aggregate grant value by the closing price per share of the Company's common stock or as otherwise provided for in the Incentive Plan on the date of grant. Fifty percent of the annual equity award provides for pro rata time vesting over five years ("Time Vesting LTIP Awards") and the other 50% of such award will provide for performance-based vesting ("Performance Vesting LTIP Awards"), and in each case will be subject to the terms and conditions of the Incentive Plan and the applicable award agreement.

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EXECUTIVE COMPENSATION

INITIAL EQUITY AWARD

In connection with entering into the employment agreement, on November 8, 2017, the Company granted to Mr. Riley an initial one-time restricted share award of 10,000 shares of common stock (the "Initial LTIP Award"). The Initial LTIP Award provides for 100% vesting on the fifth anniversary of the grant date of such award, subject to Mr. Riley continuing to be an employee of the Company through the vesting date and subject to the terms of Mr. Riley's employment agreement. The Initial LTIP Award is also subject to the terms and conditions of the Incentive Plan and the applicable restricted stock award agreement.

SEVERANCE AND CHANGE IN CONTROL BENEFITS

Termination Without Cause or for Good Reason

Pursuant to the employment agreement, in the event that Mr. Riley terminates his employment for "good reason" or is terminated by the Company without "cause," the Company will pay and provide Mr. Riley, in addition to his previously accrued benefits and compensation, the following:

  (1)
  a prorated portion of the target annual cash bonus, subject to the achievement of the applicable minimum performance goals and based upon the number of days elapsed during the applicable calendar year in which he was employed;

  (2)
  an amount equal to one times (1x) the sum of Mr. Riley's annual base salary and target annual cash bonus;

  (3)
  (a) if the termination date is prior to the third anniversary of the grant date of the Initial LTIP Award, 60% of the common stock subject to the Initial LTIP Award will fully vest or (b) if the termination date is on or after the third anniversary of the grant date of the Initial LTIP Award, 100% of the common stock subject to the Initial LTIP Award will fully vest; and

  (4)
  all outstanding and unvested Time Vesting LTIP Awards, if any, will fully vest and all outstanding Performance Vesting LTIP Awards will remain outstanding and continue to vest based on the achievement of the performance metrics.

Non-Renewal of Employment Agreement

Pursuant to the employment agreement, in the event that Mr. Riley's employment terminates due to the Company's non-renewal of his employment agreement after the expiration of the initial five year term or any subsequent one-year renewal period, the Company will pay and provide Mr. Riley, in addition to his previously accrued benefits and compensation, the following:

  (1)
  a prorated portion of the target annual cash bonus, subject to the achievement of the applicable minimum performance goals and based upon the number of days elapsed during the applicable calendar year in which he was employed;

  (2)
  to the extent not fully vested as of the termination date, the Initial LTIP Award will fully and immediately vest; and

  (3)
  all outstanding and unvested Time Vesting LTIP Awards, if any, will fully vest and all outstanding Performance Vesting LTIP Awards will remain outstanding and continue to vest based on the achievement of the performance metrics.

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EXECUTIVE COMPENSATION

Death or Disability

Pursuant to the employment agreement, in the event that Mr. Riley's employment terminates by reason of his death or as a result of disability, the Company will pay and provide Mr. Riley (or his estate), in addition to his previously accrued benefits and compensation, the following:

  (1)
  a prorated portion of the target annual cash bonus, based upon the number of days elapsed in the calendar year that Mr. Riley was employed;

  (2)
  a prorated portion of the Initial LTIP Award that is subject to forfeiture on the termination date will vest based on the number of full years that have elapsed since the beginning of the vesting period through the termination date divided by five; and

  (3)
  all outstanding Performance Vesting LTIP Awards will remain outstanding and continue to vest based on the achievement of the performance metrics.

Change in Control Termination

Pursuant to the employment agreement, in the event that Mr. Riley terminates his employment for "good reason" or is terminated by the Company without "cause," in either case, in connection with, or within 12 months following, a change in control, the Company will pay and provide Mr. Riley, in addition to his previously accrued benefits and compensation, the following:

  (1)
  a prorated portion of the target annual cash bonus, based upon the number of days elapsed during the applicable calendar year in which he was employed;

  (2)
  an amount equal to two times (2x) the sum of Mr. Riley's annual base salary and the target annual cash bonus;

  (3)
  to the extent not fully vested as of the termination date, the Initial LTIP Award will fully and immediately vest; and

  (4)
  all outstanding and unvested Time Vesting LTIP Awards, if any, will fully and immediately vest and all outstanding Performance Vesting LTIP Awards will vest at the greater of (a) 100% of the number of shares of common stock granted pursuant to each such award and (b) the performance level achieved as of the termination date.

Receipt of the severance payments and benefits set forth above is contingent upon Mr. Riley executing and not revoking a release of claims in favor of the Company.

Under the employment agreement, Mr. Riley is also subject to certain restrictive covenants regarding confidentiality, non-disparagement, non-solicitation and non-competition. The non-solicitation and non-competition covenants apply during the term of Mr. Riley's employment and for the 12-month period following his termination for any reason.

Paul Layne

On March 1, 2018, the Company entered into an offer letter for Mr. Layne's continued employment with the Company. Mr. Layne's title changed to President, Central Region. Mr. Layne is employed on an at-will basis. Under the offer letter, Mr. Layne is entitled to an annual base salary of $500,000 and an annual discretionary bonus at a target of 90% of his base salary, which is to be determined by the Company based on Mr. Layne's performance.

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EXECUTIVE COMPENSATION

SEVERANCE BENEFITS

Mr. Layne is a participant under the Separation Benefits Plan. In connection with an involuntary termination by the Company, subject to the execution and non-revocation of a release of claims in favor of the Company, Mr. Layne is entitled to a lump sum payment equal to 12 weeks of continued base salary payments plus an additional four weeks of continued base salary payments for each year of employment with the Company. The maximum severance payment under this plan was $346,000 in 2018. The Separation Benefits Plan also provides that if any of the payments or benefits provided or to be provided by the Company to Mr. Layne, pursuant to the Separation Benefits Plan or otherwise, would be subject to the excise tax imposed under Section 4999 of the IRC, the separation benefit will be reduced to the minimum extent necessary to ensure that no portion of the separation benefit is subject to the excise tax.

Simon Treacy

On December 1, 2017, the Company entered into an offer letter for Mr. Treacy's employment with the Company. Mr. Treacy commenced his employment with the Company on January 8, 2018. Mr. Treacy is employed on an at-will basis. Under the offer letter, Mr. Treacy is entitled to an annual base salary of $500,000 and an annual discretionary bonus at a target of 100% of his base salary, which is to be determined by the Company based on Mr. Treacy's performance.

SEVERANCE BENEFITS

Mr. Treacy is a participant under the Separation Benefits Plan. In connection with an involuntary termination by the Company, subject to the execution and non-revocation of a release of claims in favor of the Company, Mr. Treacy is entitled to a lump sum payment equal to 12 weeks of continued base salary payments plus an additional four weeks of continued base salary payments for each year of employment with the Company. The maximum severance payment under this plan was $346,000 in 2018. The Separation Benefits Plan also provides that if any of the payments or benefits provided or to be provided by the Company to Mr. Treacy, pursuant to the Separation Benefits Plan or otherwise, would be subject to the excise tax imposed under Section 4999 of the IRC, the separation benefit will be reduced to the minimum extent necessary to ensure that no portion of the separation benefit is subject to the excise tax.

Employment Agreements – Definitions

The following defined terms generally apply to the employment agreements of the NEOs and the warrant grant agreements for Messrs. Weinreb, Herlitz, O'Reilly and Riley.

  ■
  "Cause" generally means, as determined in good faith by the board of directors, and where the NEO and the NEO's counsel had an opportunity (on at least 15 days prior notice) to be heard before the board of directors, the NEO's: (i) conviction, plea of guilty or no contest to any felony; (ii) gross negligence or willful misconduct in the performance of his duties; (iii) drug addiction or habitual intoxication; (iv) commission of fraud, embezzlement, misappropriation of funds, breach of fiduciary duty, material violation of law, or a material act of dishonesty against the Company, in each case that the board of directors determines was willful; (v) material and continued breach of the employment agreement, after notice for substantial performance is delivered by the Company in writing that identifies in reasonable detail the manner in which the Company believes the NEO is in breach of this employment agreement; (vi) willful material breach of Company policy or code of conduct; or (vii) willful and continued failure to substantially perform the NEO's duties under the employment agreement (other than such failure resulting from the NEO's incapacity due to physical or mental illness), in each case, subject to certain cure periods by the NEO.

  ■
  "Change in Control" generally means the occurrence of any of the following events: (i) the date that any one person, or more than one person acting as a group (in the case of the warrants, excluding Pershing Square Management, L.P. and its affiliates), acquires ownership of stock in the Company that, together with stock held by such person or group, constitutes more than 50% of the total fair market value or total voting

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EXECUTIVE COMPENSATION

    power of the stock of the Company, subject to certain exceptions; (ii) the date that either (A) any one person, or more than one person acting as a group (in the case of the warrants, excluding Pershing Square Management, L.P. and its affiliates), acquires ownership of stock of the Company possessing 35% or more of the total voting power of the stock of the Company, subject to certain exceptions,or (B) a majority of the Board is replaced in a 12-month period (which is not endorsed by a majority of the Board); (iii) the occurrence of any of the transactions contemplated by (i) or (ii) above in which the common stock of the Company ceases to be publicly traded on a national securities exchange; or (iv) the date that any one person, or more than one person acting as a group (in the case of the warrants, excluding Pershing Square Management, L.P. and its affiliates), acquires assets of the Company that have a total gross fair market value equal to or more than 60% of the total gross fair market value of all the assets of the Company immediately prior to such acquisition or acquisitions.

  ■
  "Good Reason" generally means the occurrence of any of the following events without the NEO's written consent: (i) a material diminution in the NEO's base compensation; (ii) a material diminution in the NEO's authority, duties or responsibilities or change in the NEO's reporting relationship; (iii) any other action or inaction that constitutes a material breach by the Company of the employment agreement (including, in the case of Messrs. Weinreb and Herlitz, the Company's failure to obtain stockholder approval of the future warrants or the Company's refusal to enter into the future warrants); or (iv) for Messrs. Weinreb, Herlitz and Riley, any requirement that the NEO relocate more than 50 miles from Dallas, Texas; provided that, in each case, the NEO must provide a notice of termination to the Company within 60 days of the initial occurrence of the event constituting Good Reason, and the Company shall have the opportunity to cure such event within 30 days of receiving such notice.

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EXECUTIVE COMPENSATION

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table provides information on the outstanding equity awards held by the NEOs at December 31, 2018.

	Option Awards				Stock Awards

Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested(1) (#)	Market Value of Shares or Units of Stock That Have Not Vested* ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(2) (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested* ($)
David R. Weinreb
02/16/2018	—	—	—	—	—	—	7,391	721,490
08/29/2017	—	—	—	—	—	—	7,721	753,724

Grant Herlitz
02/16/2018	—	—	—	—	8,623(3)	841,797	—	—

02/16/2018	—	—	—	—	—	—	3,234	315,674

10/02/2017	—	—	—	—	42,764(4)	4,174,622	—	—

02/23/2017	—	—	—	—	6,177(5)	602,999	—	—

02/23/2017	—	—	—	—	—	—	3,089	301,548

02/25/2016	—	—	—	—	13,040(6)	1,272,965	—	—

02/25/2016	—	—	—	—	—	—	3,260	318,241

02/26/2015	—	—	—	—	10,121(6)	988,012	—	—

02/26/2015	—	—	—	—	—	—	2,530	246,979

David O'Reilly
02/16/2018	—	—	—	—	3,942(3)	384,779	—	—

02/16/2018	—	—	—	—	—	—	1,478	144,292

Peter F. Riley
02/16/2018	—	—	—	—	2,627(3)	256,467	—	—

02/16/2018	—	—	—	—	—	—	986	96,205

11/08/2017	—	—	—	—	10,000(7)	976,200	—	—

02/23/2017	—	—	—	—	2,573(5)	251,176	—	—

02/23/2017	—	—	—	—	—	—	1,287	125,673

02/25/2016	—	—	—	—	4,075(6)	397,802	—	—

02/25/2016	—	—	—	—	—	—	1,019	99,450

02/26/2015	—	—	—	—	3,373(6)	329,272	—	—

02/26/2015	—	—	—	—	—	—	843	82,294

Paul Layne
02/16/2018	—	—	—	—	985(3)	96,156	—	—

02/16/2018	—	—	—	—	—	—	370	36,080

02/16/2018	—	100,000(8)	121.77	02/16/2028	—	—	—	—

02/23/2017	—	—	—	—	772(5)	75,324	—	—

02/23/2017	—	—	—	—	—	—	386	37,691

02/25/2016	—	—	—	—	1,086(6)	106,015	—	—

02/25/2016	—	—	—	—	—	—	272	26,528

02/25/2015	—	—	—	—	669(6)	65,308	—	—

02/25/2015	—	—	—	—	—	—	167	16,327

Simon Treacy
01/08/2018	—	100,000(9)	127.62	01/08/2018	—	—	—	—

*
Pursuant to SEC rules, market value in these columns was determined by multiplying the number of shares of stock by $97.62, the closing price of our common stock on December 31, 2018, the last trading day of the year.

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EXECUTIVE COMPENSATION

(1)
This column reflects outstanding grants of restricted stock (time-based vesting).

(2)
This column reflects the total amount of restricted stock (performance-based vesting) that vest depending upon the attainment of specified levels of TSR. The amount and value of restricted stock (performance-based vesting) reported are based on achieving the threshold performance level. See Footnote 3 of the 2018 Grants of Plan-Based Awards table for additional information regarding the vesting of performance-based restricted stock.

(3)
These shares of restricted stock vest in five equal installments with 20% vesting on each of December 31, 2018, December 31, 2019, December 31, 2020, December 31, 2021 and December 31, 2022.

(4)
These shares of restricted stock vest in two equal installments with 50% vesting on each of October 2, 2022 and October 2, 2027.

(5)
The shares of restricted stock subject to this grant vest in five equal installments. Twenty percent vested on each of December 31, 2017 and December 31, 2018, and 20% will vest on each of December 31, 2019, December 31, 2020 and December 31, 2021.

(6)
The shares of restricted stock granted on February 25, 2016 and February 26, 2015 vest 100% on December 31, 2020 and December 31, 2019, respectively.

(7)
These shares of restricted stock vest 100% on November 8, 2022.

(8)
Mr. Layne was granted an option to purchase 100,000 shares of common stock on February 16, 2018. Fifty percent will vest and become exercisable on February 16, 2023 and the remaining 50% will vest and become exercisable on February 16, 2028. Upon death or disability, the options will immediately vest and become exercisable.

(9)
Mr. Treacy was granted an option to purchase 100,000 shares of common stock on January 8, 2018. Fifty percent will vest and become exercisable on January 8, 2023 and the remaining 50% will vest and become exercisable on January 8, 2028. Upon death or disability, the options will immediately vest and become exercisable.

2018 OPTION EXERCISES AND STOCK VESTED

The following table sets forth information regarding options exercised and stock awards vested during fiscal year 2018 with respect to our NEOs.

	Option Awards		Stock Awards

Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
David R. Weinreb	—	—	—	—

Grant Herlitz	—	—	13,055	1,274,429(1)

David O'Reilly	—	—	985	96,156(2)

Peter F. Riley	—	—	3,060	298,717(3)

Paul Layne	—	—	1,437	140,280(4)

Paul Layne	4,928	344,418	—	—

Paul Layne	4,893	343,440	—	—

(1)
Represents the total vested amount and value of restricted shares. The Company withheld 5,135 shares to cover Mr. Herlitz' tax liability from the vesting.

(2)
Represents the total vested amount and value of restricted shares. The Company withheld 242 shares to cover Mr. O'Reilly's tax liability from the vesting.

(3)
Represents the total vested amount and value of restricted shares. The Company withheld 742 shares to cover Mr. Riley's tax liability from the vesting.

(4)
Represents the total vested amount and value of restricted shares. The Company withheld 563 shares to cover Mr. Layne's tax liability from the vesting.

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EXECUTIVE COMPENSATION

NONQUALIFIED DEFERRED COMPENSATION

The following table sets forth information regarding the earnings credited to the accounts of the NEOs under nonqualified deferred compensation plans and plan balances as of December 31, 2018. The nonqualified deferred compensation plan was established in 2015. Although the Company has the flexibility to make discretionary contributions to the nonqualified deferred compensation plan, it has not made any such contributions. Each participant's deferral account in the plan is credited or debited for gains and losses associated with his or her account's notional (not actual) investment in investment options selected by the participant from a menu established from time to time by the Board (or a committee thereof). Participants are not provided with above-market or preferential earnings on their deferral accounts, and are only entitled to receive distributions of their account balances in accordance with their deferral elections in effect from time to time and the terms of the plan.

Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)(1)
David R. Weinreb	—	—	—	—	—

Grant Herlitz	262,500	—	(58,039)	—	778,437

David O'Reilly	—	—		—	—

Peter F. Riley	120,000	—	(38,570)	—	402,438

Paul Layne	—	—	—	—	—

Simon Treacy	—	—	—	—	—

(1)
For Messrs. Herlitz and Riley, $742,500 and $382,500, respectively, of the amounts reported in this column have previously been reported in the Summary Compensation Table.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

The following table reflects the estimated compensation and other benefits payable to each NEO upon termination of employment, including in connection with a "change in control" of the Company. The amounts shown in the table assume that the triggering event was effective as of December 31, 2018 and that the price of our common stock on which certain of the calculations are based was the closing price of $97.62 per share on December 31, 2018. These amounts are estimates of the incremental amounts and benefits that would be payable to each NEO upon each triggering event. The actual amounts to be paid out can only be determined at the time of the triggering event, if any. The table does not include amounts that would be payable to Messrs. Weinreb, Herlitz, O'Reilly and Riley under each of their employment agreements in the event of termination due to the Company's non-renewal of such

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EXECUTIVE COMPENSATION

employment agreements after the expiration of the initial term because none of the employment agreements had expired as of December 31, 2018. For additional information, see "Employment Agreements with the NEOs."

Name and Benefit	Termination Without Cause or for Good Reason ($)	Death or Disability ($)	Termination Without Cause or for Good Reason in connection with Change in Control(6) ($)
David Weinreb

Cash Severance	11,000,000(1)	5,000,000	11,000,000

Equity Awards(2)	4,917,510(3)	4,917,510(3)	4,917,510(4)

Total estimated value	15,917,510	9,917,510	15,917,510

Grant Herlitz

Cash Severance	9,375,000(1)	2,625,000	9,375,000

Equity Awards(2)	10,111,187(3)	8,441,299(3)	12,198,498(4)

Total estimated value	19,486,187	11,066,299	21,573,498

David O'Reilly

Cash Severance	900,000(1)	—	2,900,000

Equity Awards(2)	—	865,694	865,694(4)

Total estimated value	900,000	865,694	3,765,694

Peter Riley

Cash Severance	2,150,000(1)	800,000	3,500,000

Equity Awards(2)	3,287,061(3)	2,896,581(3)	3,677,541(4)

Total estimated value	5,437,061	3,696,581	7,177,541

Paul Layne

Cash Severance(5)	346,000	—	346,000

Equity Awards(2)	65,308	417,228	65,308

Total estimated value	411,308	417,228	411,308

Simon Treacy

Cash Severance(5)	115,384	—	115,384

Equity Awards	—		—

Total estimated value	115,384		115,384

(1)
Amount includes annual target bonus for 2018, assuming the Overall Goal for 2018 has been achieved.

(2)
Amounts shown represent the intrinsic value of unvested stock options and restricted stock awards (time-based vesting and performance-based vesting) whose vesting would be accelerated or continued due to the termination event. Intrinsic value is based upon the price of our common stock (minus the exercise price in the case of stock options). In the case of performance-based restricted stock awards, the amounts shown assume achievement at the target (or 100%) performance level.

(3)
For Messrs. Weinreb, Herlitz and Riley, includes amounts that would be realized from the continued vesting of performance-based restricted stock awards. In the event of a termination without "cause" or for "good reason" or termination due to death or disability, each of their employment agreements provides for a waiver of the service vesting condition and the continued vesting of all outstanding performance-based awards, with the number of shares that vest determined at the end of the performance period, based on actual performance results. The value shown reflects the target number (or 100%) of shares granted for awards that have not completed their performance period. For additional information on the unvested restricted stock held by each NEO, please refer to the Outstanding Equity Awards at Fiscal Year End table above.

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EXECUTIVE COMPENSATION

(4)
For Messrs. Weinreb, Herlitz and Riley, each of their employment agreements provides that in the event of a termination without "cause" or for "good reason" in connection with a "change in control," all outstanding performance-based restricted stock awards will vest at the greater of 100% of the number of shares granted and the performance level achieved as of the termination date. The amounts shown for Messrs. Weinreb, Herlitz and Riley include 100% of the number of shares granted with respect to outstanding performance-based restricted stock, assuming that target performance is achieved for each grant. For Mr. O'Reilly, his employment agreement provides that in the event of termination without "cause" or for "good reason," in either case, within four months prior and in connection with, or within 12 months following a "change in control," all outstanding equity awards that are subject to forfeiture will vest and become non-forfeitable.

(5)
For Messrs. Layne and Treacy, the amounts in this row represent cash severance payable in connection with an involuntary termination by the Company pursuant to the Separation Benefits Plan.

(6)
For Messrs. Weinreb, Herlitz, O'Reilly and Riley, each of their employment agreements provides that if the NEO becomes entitled to receive or if he receives any payments and benefits that would become subject to the excise tax under Section 4999 of the IRC, the payments and benefits will be reduced such that the excise tax does not apply, unless he would be better off on an after-tax basis receiving all of the payments and benefits. For Messrs. Layne and Treacy, the Separation Benefits Plan provides that if any of the payments or benefits provided or to be provided by the Company to Mr. Layne, pursuant to the Separation Benefits Plan or otherwise, would be subject to the excise tax imposed under Section 4999 of the IRC, the separation benefit will be reduced to the minimum extent necessary to ensure that no portion of the separation benefit is subject to the excise tax. The figures in the table above disregard the potential impact of any potential reductions in connection with these provisions.

PAY RATIO DISCLOSURE

We determined that the 2018 annual total compensation of the median of all our employees who were employed as of December 31, 2018, other than our CEO, David R. Weinreb, was $48,876; Mr. Weinreb's 2018 annual total compensation was $7,343,109; and the ratio of these amounts was 1:150.

To identify the median compensated employee, we used Box 5, W2 data for all individuals employed as of December 31, 2018, annualizing this data for those employees who joined the company in 2018.

This pay ratio is a reasonable estimate calculated in a manner consistent with SEC rules based on our payroll and employment records and the methodology described above. The SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee's annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices. As such, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

Proxy Statement for the 2019 Annual Meeting of Stockholders   /  87

Equity Compensation Plan Information

As of December 31, 2018, the Incentive Plan was the only compensation plan under which securities of the Company were authorized for issuance. The following table provides information as of December 31, 2018 regarding the Company's existing plan.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (#)	Weighted average exercise price of outstanding options, warrants and rights ($)	Number of securities remaining available for future issuance under equity compensation plans (#)
Equity compensation plans approved by security holders(1)	1,224,542	105.06	2,199,894
Equity compensation plans not approved by security holders	—	—	—

Total	1,224,542	105.06	2,199,894

(1)
Reflects stock option and restricted stock grants under the Incentive Plan. This table does not include the warrants held by Messrs. Weinreb, Herlitz, and O'Reilly.

88  \  The Howard Hughes Corporation - investor.howardhughes.com

Stockholder Proposals for 2020 Annual Meeting of Stockholders

In order to be included in the Company's proxy materials for the 2020 annual meeting of stockholders, a stockholder proposal must be received in writing by the Company at The Howard Hughes Corporation, One Galleria Tower, 13355 Noel Road, 22nd Floor, Dallas, Texas 75240, Attention: Corporate Secretary, by December 6, 2019, and otherwise comply with all requirements of the SEC for stockholder proposals.

If you do not wish to submit a proposal for inclusion in next year's proxy materials, but instead wish to present it directly at the 2020 annual meeting of stockholders, you must give timely written notice of the proposal to the Company's Corporate Secretary. To be timely, the notice (including a notice recommending a director candidate) must be delivered to the above address no earlier than 120 days (January 17, 2020) nor later than 90 days prior (February 16, 2020) to the first anniversary date of the preceding year's annual meeting. The notice must describe the stockholder proposal in reasonable detail and provide certain other information required by the Company's by-laws. A copy of the Company's by-laws is available upon request from the Company's Corporate Secretary.

Other Matters

This Proxy Statement is being furnished in connection with the solicitation of proxies by the Company. All the expenses involved in soliciting proxies for the Annual Meeting will be paid by the Company. We may reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for expenses reasonably incurred by them in sending proxy materials to beneficial owners of our common stock. The solicitation of proxies will be conducted primarily by mail, but may include telephone, email, or oral communications by directors, officers, or regular employees of the Company, acting without special compensation.

The Board is not aware of any other business that may be brought before the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is intended that the enclosed proxy will be voted in accordance with the judgment of the persons voting the proxy.

By Order of the Board of Directors,

Peter F. Riley
Senior Executive Vice President, Secretary
and General Counsel

Dallas, Texas

April 4, 2019

Proxy Statement for the 2019 Annual Meeting of Stockholders   /  89

ANNEX A
RECONCILIATION OF MPC EBT TO NET INCOME AND OPERATING ASSETS NOI TO EBT

	Year Ended December 31,
Reconciliation of EBT to Net Income (In thousands)	2018	2017
MPC EBT	$202,955	$190,351
Operating Assets segment EBT	(12,351)	(23,713)
Strategic Developments segment EBT	91,786	186,517
Corporate and other items:
General and administrative	(104,625)	(89,882)
Corporate interest expense, net	(47,677)	(48,700)
Loss on redemption of senior notes due 2021	-	(46,410)
Warrant liability loss	-	(43,443)
(Gain) on acquisition of joint venture partner's interest	-	23,332
Loss (gain) on disposal of operating assets	(4)	3,868
Corporate other expense, net	(866)	(45)
Corporate gains on sales of properties	-	125
Equity in earnings in Real Estate and Other Affiliates	17	(453)
Corporate depreciation and amortization	(9,438)	(8,298)
Demolition Costs	(17,329)	(1,923)
Development related marketing costs	(29,250)	(20,504)

Total Corporate and other items	(209,172)	(232,333)

Income before taxes	73,218	120,822
(Provision) benefit for income taxes	(15,492)	45,801

Net income	$57,726	$166,623

	Year Ended December 31,
Reconciliation of Operating Assets NOI to Operating Assets Segment EBT (In thousands)	2018	2017
Retail	$61,994	$55,095
Office	67,571	61,194
Multi-family	16,721	12,320
Hospitality	25,266	19,745
Other assets	323	2,324

Operating Assets NOI excluding properties sold or in redevelopment and the Seaport District	171,875	150,678
Company's Share NOI - Equity Investees	3,948	4,401
Distributions from Summerlin Hospital Investment	3,435	3,383

Total NOI excluding the Seaport District	$179,258	$158,462

Seaport District NOI	(5,985)	(1,452)
NOI from redevelopments and disposed assets	(524)	690
Company's Share NOI - Equity Investees	(3,948)	(4,401)
Distributions from Summerlin Hospital Investment	(3,435)	(3,383)
Straight-line rent amortization	12,756	7,999
Depreciation and amortization	(113,576)	(122,421)
Write-off of lease intangibles and other	130	(575)
Other (expense) income, net	(7,005)	(315)
Equity in earnings (loss) from Real Estate Affiliates	1,529	3,267
Interest expense (income), net	(71,551)	(61,584)

Operating Assets Segment EBT	$(12,351)	$(23,713)

ANNEX B
RECONCILIATION OF OPERATING ASSETS NOI FOR NEO GOALS
TO OPERATING ASSETS NOI

	Actual

($ in thousands)	2016	2017	2018
NEO Goals - Operating NOI	$145,478	$161,519	$181,032

Adjustments to NOI as Presented in 10-K:
Add: Properties in Development(1)
Seaport District NYC - Historic Area / Uplands	-	(1,452)	(6,664)
110 North Wacker	-	723	(513)
Lakefront North	-	-	(993)
Three Hughes Landing	-	(623)	1,804
Two Merriweather	-	(141)	(889)
Two Summerlin	-	-	(120)
Columbia Office Properties	-	(312)	-

Remove: Our Share of JV / Equity Method NOI(2)
Sarofim Equity Investment	(887)	(365)	(355)
The Metropolitan Downtown Columbia	(2,069)	(2,929)	(2,750)
m.flats / TEN.M	-	-	(747)
Distributions from Summerlin Hospital Investment	(2,616)	(3,383)	(3,435)
Constellation	-	(943)	-
Golf Courses at Summerlin	(3,382)	-	-
Las Vegas Aviators	34	(148)	-
HHC 33 Peck Slip Member	-	1	172

Add: Internal Management Fees / Eliminations(3)
Internal Management Fees / Eliminations	(3,994)	(2,032)	(1,177)

10-K - Operating NOI	$132,563	$149,916	$165,366

Adjustments to NOI as Presented in 2018 Earnings Release:
Add: Properties in Development / Dispositions / Joint Ventures
110 North Wacker	n.a.	-	513
Cottonwood Square	n.a.	(750)	11
Park West	n.a.	60	-
Summerlin Hospital	n.a.	3,383	3,435
Company's Share NOI - Equity Investees	n.a.	4,401	3,948

Earnings Release - Operating NOI		$157,010	$173,273

Notes

(1)
This categorization represents assets that were previously operating and were taken out of service for redevelopment and projects currently in the lease-up stage as of December 31, 2018. We believe the achieved NOI does not represent the future performance of these assets and as a result, these assets are excluded from our NEO goals.

(2)
Our share of joint venture and equity method investment NOI is included in our NEO Goals. For purposes of reconciling to NOI as presented in our 10-K filings, our share of NOI is eliminated in this section.

(3)
Internal Management Fees are excluded from NOI presented in our 10-K filings. These costs are however included in our NEO Goal NOI.

ANNEX C
RECONCILIATION OF MPC NOI TO MPC EBT

	Actual
	2016	2017	2018
MPC Net Operating Income(1)	$115,997	$130,699	$151,041

Revenue Adjustments
Kaiser Land Sale (Budgeted in '17)	-	-	(10,000)
Net Revenue from Unbudgeted Land Dev	-	-	(6,000)
Deferred Revenue	33,376	26,785	7,602
SID Bond Assumptions	7,662	13,898	10,931
Ground Rent	5,221	5,241	5,788
Other	(23,784)	(14,593)	(11,545)

Total Revenue Adjustments	22,475	31,330	(3,224)

Expense Adjustments
Legal Fees, net	-	3,173	(1,081)
Ground Rent	(5,221)	(5,241)	(5,788)
Capitalized Costs, net(2)	11,255	12,365	12,846
Other, net(3)	1,649	238	411

Total Expense Adjustments	7,683	10,535	6,389

Remove:
Land Development	64,776	91,698	110,003
JV Equity in Earnings	43,501	23,234	36,284
Interest Income / (Expense)	21,085	24,292	26,919

	129,363	139,225	173,207
Add:
Cost of Sales	(95,727)	(121,116)	(124,214)
Depreciation & Amortization	(311)	(323)	(243)

	(96,037)	(121,439)	(124,457)

MPC EBT	$179,481	$190,351	$202,955

Notes

(1)
For the purpose of evaluating actual performance against this goal, 2018 MPC NOI includes a $10 million commercial sale, which was budgeted to occur in 2018, but instead occurred in 2017. In addition, 2018 MPC NOI includes land development costs of $12 million, which generated land sales of $6 million. The Board approved the additional $12 million in land development costs after the Compensation Committee established the MPC NOI goal.

(2)
Primarily consists of overhead and taxes, which are not capitalized on internal reporting.

(3)
Primarily consists of building rent.

ABOUT US

The Howard Hughes Corporation owns, manages and develops commercial, residential and mixed-use real estate throughout the country. Our company is comprised of master planned communities, operating properties, development opportunities and other unique assets spanning 14 states from New York to Hawaii.

OUR VISION

To be among the leading American brands of the 21st century.

OUR MISSION

To be the preeminent developer and operator of master planned communities and mixed-use properties. We crate timeless places and extraordinary experiences that inspire people while driving sustainable, long-term growth and value for our shareholders.

Howard Hughes.

www.howardhughes.com

VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. THE HOWARD HUGHES CORPORATION 13355 NOEL ROAD, 22nd Floor DALLAS, TX 75240 ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. The Board of Directors recommends you vote FOR the following: 1. Election of Directors Nominees William Ackman For 0 0 0 0 0 0 0 0 0 Against 0 0 0 0 0 0 0 0 0 Abstain 0 0 0 0 0 0 0 0 0 1A The Board of Directors recommends you vote FOR proposals 2 and 3. For 0 0 Against 0 0 Abstain 0 0 1B Adam Flatto 2. Advisory vote to approve named executive officer compensation. The ratification of the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2019. 1C Jeffrey Furber 3. 1D Beth Kaplan 1E Allen Model NOTE: Such other business as may properly come before the meeting or any adjournment thereof. 1F R. Scot Sellers 1G Steven Shepsman 1H Mary Ann Tighe 1I David R. Weinreb Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date 0000414711_1 R1.0.1.18

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Proxy Statement and Annual Report are available at www.proxyvote.com THE HOWARD HUGHES CORPORATION Annual Meeting of Stockholders May 16, 2019 9:00 A.M. This proxy is solicited by the Board of Directors The stockholder(s) hereby appoint(s) Grant D. Herlitz and Peter F. Riley, or any of them, as proxies, each with the power to appoint his or her substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of THE HOWARD HUGHES CORPORATION that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholder(s) to be held at 9:00 a.m., local time, on Thursday, May 16, 2019, at Pier 17 Green Room, Pier 17, 89 South Street, 3rd Floor, New York, New York 10038 and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. This proxy authorizes Grant D. Herlitz and Peter F. Riley to vote at their discretion on any other matter that may properly come before the meeting or any adjournment or postponement of the meeting. Continued and to be signed on reverse side 0000414711_2 R1.0.1.18